Filed Pursuant to Rule 424(b)(3)

File Number 333-172865

Prospectus Supplement No. 6

(To prospectus dated June 10, 2011)

Augme Technologies, Inc.

3,462,215 Shares of Common Stock

$0.0001 par value

This Prospectus Supplement No. 6 supplements and amends the prospectus dated June 10, 2011 (the “Final Prospectus”).  This Prospectus Supplement No. 6 should be read in conjunction with the Final Prospectus and may not be utilized without the Final Prospectus.

Attached hereto is a Current Report on Form 8-K which Augme Technologies, Inc. filed with the Securities and Exchange Commission on August 31, 2011.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE FINAL PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 6 is August 31, 2011.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2011

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

43 West 24th Street, 11th Floor

New York, NY 10010

(Address of Principal Executive Offices)

855-423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement

On August 25, 2011, Augme Technologies, Inc. (“Augme”) and Hipcricket, Inc. (“Hipcricket”) entered into an Amended and Restated Asset Purchase Agreement (the “Amended Agreement”), which amends and restates in its entirety the Asset Purchase Agreement, dated as of August 3, 2011, between Augme and Hipcricket (the “Original Agreement”).  The Original Agreement was described under Item 1.01 of Augme’s Current Report on Form 8-K filed with the Commission on August 4, 2011 (the “Original Report”).  Pursuant to the Amended Agreement, (i) the cash portion of the purchase price has been decreased from $4,000,000 to $3,000,000 and Augme has issued an unsecured promissory note in the principal amount of $1,000,000 to Hipcricket as described under Item 2.03 of this Current Report, and (ii) the $2,000,000 Tax Liability Coverage Amount (as defined in the Amended Agreement) payable by Augme to option holders of Hipcricket may be paid, in Augme’s sole discretion, in either shares of Augme common stock or cash when such tax liability becomes due.

The foregoing description is qualified in its entirety by reference to the Amended Agreement, which is attached as an exhibit to this Current Report.

Item 2.01                                             Completion of Acquisition or Disposition of Assets

On August 25, 2011 (the “Closing Date”), Augme completed its acquisition of substantially all of the assets of Hipcricket pursuant to the Amended Agreement.  The acquired assets consist of substantially all of the assets that are related to, used in connection with, or that form a part of Hipcricket’s business, including, without limitation, accounts receivable, trademarks, domain names, associated goodwill and customer contracts.  The adjusted purchase price for the assets was $42,500,000, of which $3,000,000 was paid in cash, $1,000,000 was paid by issuance of the Note to Hipcricket described under Item 2.03 of this Current Report, and $40,100,757 was paid by the issuance of 11,457,359 restricted shares of common stock of Augme (the “Shares”).  9,165,887 of the Shares will be distributed to the stockholders of Hipcricket, 1,145,736 of the Shares will be reserved for the Indemnification Escrow (as more fully described in the Original Report) and 1,145,736 of the Shares will be reserved for the Clawback Escrow (as more fully described in the Original Report).  Pursuant to the Amended Agreement, Augme also assumed $413,352.24 in accounts payable of Hipcricket.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2011, pursuant to the Amended Agreement, Augme issued an unsecured promissory note to Hipcricket in the principal amount of $1,000,000, due and payable upon the earlier of December 30, 2011 and within five business days following the consummation by Augme of an equity or equity-linked financing with gross proceeds to Augme of at least $7,000,000 (the “Note”).  The Note bears simple interest at the rate of 3% per year and may be prepaid at any time without penalty.  The Note is subject to acceleration upon events of default including failure to pay principal and interest when due and certain bankruptcy, receivership or liquidation events.

The forgoing summary of the Note is qualified in its entirety by reference to the Note, which is attached as an exhibit to this Current Report.

Item 3.02                                             Unregistered Sales of Equity Securities

In conjunction with the acquisition of assets pursuant to the Amended Agreement, Augme relied on Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act, for the offering of the Shares inasmuch as the Hipcricket stockholders consist of non-U.S. persons and fewer than 35 non-accredited U.S. persons (as the term “U.S. person” is defined in Rule 902 of Regulation S). Augme provided to the Hipcricket stockholders the information required by Rule 502 of Regulation D and Augme did not engage in any general advertisement or general solicitation in connection with the offering of the Shares.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective upon the Closing Date, Augme’s board of directors appointed Hipcricket’s founder and Chief Executive Officer, Ivan Braiker, age 60, as Augme’s President and a director, and appointed Eric Harber, age 45, Hipcricket’s President and Chief Operating Officer, as Augme’s Chief Operating Officer.  Jim G. Crawford resigned as a director on the Closing Date.  In conjunction with the appointment of Mr. Harber as Chief Operating Officer, Mr. Phillip Rapp, formerly Augme’s Chief Operating Officer, was named Executive Vice-President of Strategic Planning.  The appointments of Mr. Braiker and Mr. Harber were a condition to closing under the Amended Agreement.  There is no family relationship between Mr. Braiker and Mr. Harber and any of the officers or directors of Augme.

Ivan Braiker has over 30 years of executive management experience in broadcasting and media.  Earlier in his career, he earned Billboard Magazine’s Trendsetter of the Year award.  He is the co-founder and Chief Executive Officer of Hipcricket, a position he has held since August 2004.  Previously, from 2002 to 2003 he held the position of President of Streamline Publishing and was co-founder and President of New Northwest Broadcasters from 1998 through 2002.

Eric Harber joined Hipcricket as President and Chief Operating Officer in July 2007.  Previously, he was Vice President of Business Development and Marketing for Amdocs Limited, a publicly held company, from April 2006 to July 2007.  Mr. Harber was Vice President of Corporate and Business Development for Qpass from March 2004 to April 2006 and played a key role in that company’s $275 million acquisition by Amdocs Limited.  During the years 1990 to 2006, Mr. Harber held roles in private and public companies including Accenture and Nortel Networks, both publicly held companies.  Mr. Harber earned a B.S. degree in Engineering from Stanford University as well as an MBA from Duke University, where he was a Fuqua Scholar.

On the Closing Date, Augme and Mr. Braiker executed an employment agreement (the “Braiker Employment Agreement”) pursuant to which Mr. Braiker will be employed by Augme as its President for an initial term of three years.  Thereafter, Augme may elect to extend employment to Mr. Braiker for one or more additional twelve-month periods.  During the first-year of the term Mr. Braiker will receive a base salary of $270,000 per annum, increasing by 10% in each of the second and third years of the term.  If the Braiker Employment Agreement is renewed for a subsequent term or terms, the base salary will be increased (a) by a minimum of 10% over the base salary in effect on the renewal date or (b) as Augme’s board of directors shall determine if in excess of the minimum increase.  In addition to the base salary, Mr. Braiker will be eligible for an annual performance bonus, consistent with the annual performance bonus afforded to other senior management employees, to be payable upon achievement of performance goals and objectives to be mutually agreed upon by Mr. Braiker and the board of directors in advance of the relevant performance period.  Mr. Braiker may receive other adjustments in compensation or a bonus, as determined in the sole discretion of the board of directors.

Upon execution of the Braiker Employment Agreement, Mr. Braiker received an option grant which gives him the right to purchase 235,000 shares of Augme’s common stock at an exercise price of $3.04 per share (which is the closing price of the common stock on August 24, 2011, the date the board of directors of Augme approved the option grant to Mr. Braiker).  The option has a five year term.  The right to purchase 47,000 shares of common stock vested upon execution of the Braiker Employment Agreement and the right to purchase the remaining 188,000 shares of common stock vests in equal monthly increments over a 36 month period.  The right to purchase unvested shares of common stock will vest in the event of a Control Change, as defined in the Braiker Employment Agreement.  Furthermore, in the event that Augme receives cash proceeds exceeding $10 million (but less than $25 million) relating to a litigation settlement, licensing fee arrangement or sale of intellectual property, the right to purchase 50% of the unvested shares of common stock will vest and in the event that Augme receives cash proceeds exceeding $25 million relating to a litigation settlement, licensing fee arrangement or sale of intellectual property, the right to purchase 100% of the unvested shares of common stock will vest.

The Braiker Employment Agreement also includes provisions governing the termination of Mr. Braiker’s employment.  If Mr. Braiker’s employment is terminated for Just Cause (as defined in the Braiker Employment Agreement), Augme will be required to pay to Mr. Braiker only that portion of his base salary, accrued but unused vacation pay, and to the extent required under the terms of any benefit plan or the Braiker Employment Agreement, the vested portion of any benefit under such plan, all as earned through the date of termination.  If Augme terminates Mr. Braiker’s employment without Just Cause, Augme will continue to pay to Mr. Braiker his then-current base salary, in accordance with customary payroll practices, plus accrued but unpaid vacation time, accrued but unpaid benefits and reimbursement of all unpaid business expenses (the “Continued Benefits”) for a period of the greater of (a) 6 months; or (b) the remainder of the employment term (the “Continuation Period”).  Mr. Braiker will be entitled to continued participation in all medical and disability plans as if his employment had not terminated until the expiration of the Continuation Period.  Mr. Braiker will also be entitled to exercise any unvested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination.  If Mr. Braiker terminates his employment for Good Reason (as defined in the Braiker Employment Agreement) Augme will continue to pay to him the Continued Benefits for the Continuation Period.  Mr. Braiker will also be entitled to continued participation in all medical and disability plans, to the extent such plans are provided by Augme, at the same benefit level at which he was participating on the date of termination until the expiration of the Continuation Period.  Mr. Braiker will also be entitled to exercise any unvested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of the Braiker Employment Agreement.

On the Closing Date, Augme and Mr. Harber executed an employment agreement (the “Harber Employment Agreement”) pursuant to which Mr. Harber will be employed by Augme as its Chief Operating Officer for an initial term of three years.  The Harber Employment Agreement is substantially the same as the Braiker Employment Agreement, with the exception of the following:  (i) Mr. Harber’s annual salary is $245,000, to be increased by 10% in each of the second and third years of the term; and (ii) Mr. Harber will receive stock options to purchase 222,500 shares of Augme common stock at an exercise price of $3.04 per share, with 44,500 option shares vesting upon execution of the Harber Employment Agreement, and the balance vesting in equal monthly increments over a 36 month period.

The foregoing summaries of the Braiker Employment Agreement and the Harber Employment Agreement are qualified in their entirety by reference to the Braiker Employment Agreement and the Harber Employment Agreement, which are attached as exhibits to this Current Report.

As a stockholder of Hipcricket, Mr. Braiker will receive 557,214 Shares as a result of the completion of the acquisition of Hipcricket’s assets and, assuming full release of the Shares from the Indemnification Escrow and the Clawback Escrow, he will receive an additional 135,822 Shares.  Mr. Harber will receive 292,310 Shares and, assuming full release of the Shares from the Indemnification Escrow and the Clawback Escrow, he will receive an additional 71,251 Shares.  Aside from that transaction and their employment compensation, neither Mr. Braiker nor Mr. Harber has a direct or indirect material interest in any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000.

Item 8.01	Other Events

On August 30, 2011, Augme issued a press release announcing the closing of the transactions contemplated by the Amended Agreement.  A copy of the press release is attached as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

(a)

Financial Statements of Business Acquired

Financial statements of Hipcricket, Inc. for the six months ended June 30, 2011 and 2010

(unaudited) and for the years ended December 31, 2010 and 2009 (audited)

(b)

Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of Augme Technologies, Inc. as of February 28, 2011

Unaudited Pro Forma Condensed Combined Statement of Operations of Augme Technologies, Inc. for the year ended February 28, 2011

Unaudited Pro Forma Condensed Combined Balance Sheet of Augme Technologies, Inc. as of May 31, 2011

Unaudited Pro Forma Condensed Combined Statement of Operations of Augme Technologies, Inc. for the three months ended May 31, 2011

Notes to Pro Forma Condensed Combined Financial Statements of Augme Technologies, Inc.

10.1

Amended and Restated Asset Purchase Agreement, dated as of August 25, 2011, between Augme Technologies, Inc. and Hipcricket, Inc.  The exhibits and schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the registrant undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Commission.

10.2	Employment Agreement dated August 25, 2011 between Augme Technologies, Inc. and Ivan Braiker

10.3	Employment Agreement dated August 25, 2011 between Augme Technologies, Inc. and Eric Harber

10.4	Promissory Note, dated August 25, 2011, issued to Hipcricket, Inc.

23.1	Consent of Moss Adams LLP

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: August 31, 2011	By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

Exhibit (a)

HIPCRICKET, INC.

Condensed Financial Statements (Unaudited)

June 30, 2011 and 2010

HIPCRICKET, INC.

CONDENSED BALANCE SHEETS

JUNE 30, 2011 AND 2010 (Unaudited)

ASSETS

	June 30, 2011	June 30, 2010
CURRENT ASSETS
Cash and cash equivalents	$424,948	$1,173,218
Accounts receivable, net of allowance of $79,135
and $11,371 respectively	2,111,299	829,163
Prepaid expenses and other current assets	163,874	240,836
Deferred costs	168,137	99,197
Total current assets	2,868,258	2,342,414

PROPERTY AND EQUIPMENT, net	53,245	129,821

OTHER ASSETS	80,000	80,000

	$3,001,503	$2,552,235

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$716,943	$293,964
Accrued benefits	1,032,944	271,909
Accrued liabilities	231,613	160,203
Current portion of capital leases	-	5,115
Deferred revenues	812,313	163,422
Convertible notes payable and accrued interest	1,599,767	505,068
Total current liabilities	4,393,580	1,399,681

LONG-TERM LIABILITIES
Other long-term liabilities	57,000	145,615

COMMITMENTS AND CONTINGENCIES (NOTE 3)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock - par value $0.01 per share; 43,000,000
shares authorized; 29,570,273 and 28,734,107 shares
issued and outstanding, respectively	295,704	287,342
Additional paid in capital	30,605,337	29,234,514
Accumulated deficit	(32,350,118)	(28,514,917)
Total stockholders’ equity (deficit)	(1,449,077)	1,006,939

	$3,001,503	$2,552,235

2

HIPCRICKET, INC.

CONDENSED STATEMENTS OF OPERATIONS

THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010

REVENUES	$2,788,819	$1,572,640	$4,941,373	$3,106,698

DIRECT COST OF REVENUES	850,574	514,644	1,557,413	1,092,069

GROSS PROFIT	1,938,245	1,057,996	3,383,960	2,014,629

OPERATING EXPENSES
Research and development	563,971	368,511	1,095,085	810,103
Sales and marketing	1,086,427	915,369	2,067,057	1,827,952
General and administrative	909,686	1,013,461	1,809,181	2,057,631
Depreciation	17,005	26,089	34,555	54,239
Total operating expenses	2,577,089	2,323,430	5,005,878	4,749,925

Loss from operations	(638,844)	(1,265,434)	(1,621,918)	(2,735,296)

OTHER INCOME (EXPENSE)
Interest expense	(51,534)	(5,292)	(106,004)	(6,205)
Interest income and other	1,459	(535)	10,968	(75)
Warrant fair value adjustment	-	(30,000)	-	(30,000)
Total other income (expense)	(50,075)	(35,827)	(95,036)	(36,280)

NET LOSS	$(688,919)	$(1,301,261)	$(1,716,954)	$(2,771,576)

3

HIPCRICKET, INC.

CONDENSED STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

	Six Month Period Ended
	June 30, 2011	June 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,716,954)	$(2,771,576)
Adjustments to reconcile net loss to net cash used
in operating activities
Depreciation	34,555	54,239
Stock based compensation	388,497	427,183
Amortization of debt discount	20,424
Change in fair value of warrant liability	-	30,000
Loss on disposal of assets	8,055	10,540
Accrued interest on convertible notes payable	84,630	5,068
Changes in assets and liabilities
Accounts receivable	(729,130)	(27,913)
Prepaid expenses and other current assets	(81,058)	(44,636)
Other assets	-	2,119
Accounts payable	340,378	47,485
Accrued liabilities	254,018	39,617
Deferred revenues	716,613	98,478
Other long-term liabilities	(18,750)	(18,275)
	(698,722)	(2,147,671)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,199)	(2,390)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	250,000	500,000
Payments on capital lease obligations	(8,224)	(15,915)
Proceeds from exercises of common stock	25	-
	241,801	484,085

NET DECREASE IN CASH AND CASH EQUIVALENTS	(462,120)	(1,665,976)

CASH AND CASH EQUIVALENTS, beginning of period	887,068	2,839,194

CASH AND CASH EQUIVALENTS, end of period	$424,948	$1,173,218

SUPPLEMENTAL INFORMATION
Conversion of notes payable and accrued interest (see Note 2)	$550,000	$-

4

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Description of Business - Hipcricket, Inc. (“Hipcricket” or “the Company”), a Delaware corporation, is a mobile marketing Company that creates measurable, real-time, one-to-one relationships between advertisers and their consumers and prospects using text messages, multimedia messages, mobile web sites, mobile applications, mobile coupons, quick response codes and a mobile advertising network. The Company markets its services primarily through a direct sales force as well as through other service providers.

The mobile marketing system operates in part using short codes for each unique customer or program. Hipcricket obtains short codes through third parties, which are normally readily available; however, a change in the availability of short codes, an increase in the cost of obtaining short codes, or regulatory change may have an adverse impact on the Company’s business or operating results.

Hipcricket was founded in July 2004 as Hipcricket LLC, a Connecticut limited liability company headquartered in Essex, Connecticut. In July 2005, Hipcricket LLC merged into Hipcricket, Inc. The financial statements include the operations of Hipcricket LLC prior to the merger in 2005. The Company is headquartered in Kirkland, Washington. Hipcricket was previously registered on the London Stock Exchange’s AIM market and in June 2009 the Company’s shareholders approved a resolution and cancelled its listing on the AIM market. This transaction had no effect on the Company’s financial statements.

In August 2011, Augme Technologies, Inc. (“Augme”) and Hipcricket entered into an Amended and Restated Asset Purchase Agreement (the “Amended Agreement”) whereby Augme will acquire all of the assets but none of the liabilities of Hipcricket. The Amended Agreement amends the Asset Purchase Agreement, dated August 3, 2011.  Under the Amended Agreement the purchase price is $42,500,000 subject to positive adjustment equal to the amount by which Hipcricket’s accounts receivable exceed certain specified liabilities to be assumed by Augme plus an earn-out component valued at $27,500.000.  The Amended Agreement decreased the cash portion of the purchase price from $4,000,000 to $3,000,000 and Augme has issued an unsecured promissory note in the principal amount of $1,000,000 to Hipcricket.

Basis of Presentation - The accompanying condensed financial statements are unaudited; however, they include all adjustments, consisting only of normal recurring adjustments that, in the opinion of management, are necessary to fairly present the financial information set forth therein. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company’s annual financial statements for the year ended December 31, 2010.

5

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Liquidity and Certain Significant Risks and Uncertainties - The Company continues to be subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key individuals, successful development and marketing of its products and services, competition from substitute products and services and larger companies which have greater financial resources, technical management, marketing resources, and the ability to secure adequate financing to support future growth. If the asset purchase agreement with Augme is not approved by shareholders or does not close as expected; the Company will need to find additional equity or debt financing to execute its business plans and there can be no assurance that such funding will be available on reasonable terms, if at all.

The financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of the Company’s assets and the discharging of liabilities in the normal course of business for the foreseeable future. The Company’s ability to continue as a going concern is dependent on the Company’s ability to successfully close the pending transaction with Augme Technologies, Inc., which if it is not successful will need to raise additional capital to adequately sustain the operations of the business and maintain its obligations as well as potentially reduce operating expenses and investments in the product and market development. The financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

Concentrations – During the three months ended June 30, 2011 one customer made up approximately 21% of the Company’s revenues, and that same customer made up 17% of the Company’s total revenues for the six months ended June 30, 2011.  No customer made up more than 10% of the Company’s revenues during the three and six months ended June 30, 2010.

Revenue Recognition - The Company generates revenue from implementing customers on the Hipcricket system and providing monthly support and service to those customers. The Company’s revenue transactions include sales of mobile marketing services primarily to broadcasters and brand companies. The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee is fixed or determinable, and collectability is probable.

The Company recognizes revenue in accordance with U.S. GAAP which states that a software element is only present in a hosting arrangement if the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software. The Company’s hosting arrangements do not provide the customer the contractual right to take possession of the software during the hosting period; accordingly, the hosting arrangements are considered service contracts. Revenue from hosting arrangements is recognized ratably over the life of the contracts. Implementation services provided to customers on hosting arrangements and initial setup fees are deferred and amortized ratably over the life of the contracts when all other revenue recognition criteria are met.

6

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 1 - Description of Operations and Summary of Significant Accounting Policies (continued)

The Company’s arrangements may involve multiple elements including consulting, implementation, training, and maintenance. Hipcricket recognizes revenue for arrangements with multiple elements in accordance with ASC 605-25, Multiple Element Arrangements. Consulting services and training revenues are accounted for separately from other elements when these services have value to the customer on a standalone basis and there is objective and reliable evidence of fair value of each deliverable. When accounted for separately, revenues are recognized as the services are rendered. The majority of consulting service contracts are on a fixed fee basis. Training revenues are recognized after the services are performed. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative fair values, as determined by the price of the undelivered items when sold separately.

Note 2 - Notes Payable

The Company has notes payable due to third parties at June 30, 2011, as follows:

Convertible Note Payable to a related party, due in one balloon payment in July 2011, including interest, which accrues at a rate of 10% per annum.	$750,000

Convertible Note Payable to third party, due in one balloon payment in December 2011, including interest, which accrues at a rate of 10% per annum.	500,000

Convertible Note Payable to third party, due in one balloon payment in May 2012, including interest, which accrues at a rate of 10% per annum.	250,000

Convertible notes payable principal balance	1,500,000

Accrued interest	99,767

$1,599,767

During 2010 the Company entered into three separate convertible promissory notes with an aggregate value of $1,750,000, and an additional convertible promissory note in May 2011 amounting to $250,000.

The notes call for interest to accrue at a rate of 10% with balloon payments due between May 2011 and May 2012. The notes give the holders the option to convert the entire principal amount and any accrued interest into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $3,000,000. The notes further state that if a next equity round does not occur prior to the maturity date of the note, then the holder has the option to convert the entire principal amount and any accrued interest such that for each $1.00 so converted, the holder shall receive one share of the Company’s common stock and a warrant to purchase one additional share of common stock with an exercise price of $0.01 per share for an exercise period of seven years.

7

HIPCRICKET, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2011 AND 2010 (Unaudited)

Note 2 - Notes Payable (continued)

During May 2011 $500,000 of outstanding principal plus $50,000 of accrued interest was converted in to 550,000 shares of common stock.  In addition, upon conversion the holder received a warrant to purchase 550,000 shares of additional common stock for $0.01 per share. Subsequent to June 30, 2011, the conversion $825,000 of principal and accrued interest was converted into 825,000 shares of common stock and warrants to purchase an additional 825,000 shares of common stock.

In connection with the convertible promissory notes issued in fiscal year 2010, the Company issued warrants for the purchase of common stock to third parties. The warrants provide the holders the right to purchase 1,875,000 shares of common stock at a price of $0.04 per share for an exercise period of seven years. The Company calculated the fair value of the warrants issued to be $20,424 using the Black-Scholes option pricing model which was recorded as a credit to additional paid in capital.

Note 3 - Commitments and Contingencies

Contingencies - In the normal course of business, legal claims and other contingent matters may arise.

In December 2008, the Company received a letter from TeleCommunication Systems, Inc (“TCS”) alleging patent infringement related to wireless messaging. The Company understands that TCS sent out similar letters to dozens of companies in wireless related businesses, including some customers of the Company who have requested that the Company indemnify them from any such claims. The Company has done so on a limited basis. The letter requests substantial licensing fees. The Company has not offered to pay anything to TCS and TCS has not taken any legal action against the Company. If TCS does initiate action, the Company intends to vigorously defend this matter based on the facts currently known to it. Due to the inherent uncertainties related to this matter, the Company cannot make any assurances regarding the outcome. No liability has been recorded at December 31, 2010 or 2009.

Between June 2010 and March 2011, four Hipcricket clients received infringement notices from Helferich Patent Licensing, LLC (“HPL”) involving multiple patents. These clients have in turn sought indemnity from Hipcricket against HPL’s claims.HPL has asserted similar infringement claims against multiple companies, and filed suit on these claims against the New York Times in case number 1:10-cv-04387 in the Federal District Court in the Northern District of Illinois. The New York Times sought ex parte re-examination of the patents, which is under way. Due to the re-examination, the Court stayed the lawsuit.

Hipcricket and its clients are awaiting the outcome of the re-examination and the lawsuit. However, all four clients have acknowledged to Hipcricket that Hipcricket’s work with the clients only represents a portion of the alleged infringing activities by the clients. In addition, in response to inquiry from Hipcricket’s counsel, Helferich’s counsel stated in an August 31, 2010 e-mail “To our understanding (based on the facts set forth in HPL’s referenced letters), HPL has not and does not assert that Hipcricket infringes any of HPL’s patents.” However, the Company cannot provide any assurances regarding the outcome of the matter.

8

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

Hipcricket, Inc.

We have audited the accompanying balance sheets of Hipcricket, Inc. (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hipcricket, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Note 1, the Company has signed an asset purchase agreement with Augme Technologies, Inc.

Seattle, Washington

August 5, 2011

1

HIPCRICKET, INC.

BALANCE SHEETS

DECEMBER 31, 2010 AND 2009

ASSETS

	2010	2009
CURRENT ASSETS
Cash and cash equivalents	$887,068	$2,839,194
Accounts receivable, net of allowance of $60,655 and $18,245, respectively	1,382,169	801,250
Prepaid expenses and other current assets	234,659	255,715
Deferred costs	16,294	39,682
Total current assets	2,520,190	3,935,841

PROPERTY AND EQUIPMENT, net	90,658	192,209

OTHER ASSETS	80,000	82,119

	$2,690,848	$4,210,169

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$376,565	$246,480
Accrued benefits	712,538	200,180
Accrued liabilities	298,001	192,315
Current portion of capital leases	5,315	9,777
Deferred revenues	95,700	64,944
Convertible notes payable and accrued interest	1,794,713	-
Total current liabilities	3,282,832	713,696

LONG-TERM LIABILITIES
Capital leases, net of current portion	2,909	16,870
Other long-term liabilities	75,750	158,273
Total long-term liabilities	78,659	175,143

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock - par value $0.01 per share; 43,000,000 shares authorized; 29,017,773 and 28,734,107 shares issued and outstanding, respectively	290,179	287,342
Additional paid in capital	29,672,340	28,777,331
Accumulated deficit	(30,633,162)	(25,743,343)
Total stockholders’ equity (deficit)	(670,643)	3,321,330

	$2,690,848	$4,210,169

See accompanying notes.	2

HIPCRICKET, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

REVENUES	$6,958,353	$5,416,997

DIRECT COST OF REVENUES	2,438,844	2,894,622

GROSS PROFIT	4,519,509	2,522,375

OPERATING EXPENSES
Research and development	1,831,543	1,254,182
Sales and marketing	3,387,093	3,820,437
General and administrative	4,024,451	4,081,008
Depreciation	99,684	104,941
Total operating expenses	9,342,771	9,260,568

Loss from operations	(4,823,262)	(6,738,193)

OTHER INCOME (EXPENSE)
Interest expense	(66,646)	(2,798)
Interest income and other, net	89	360
Total other income (expense)	(66,557)	(2,438)

NET LOSS	$(4,889,819)	$(6,740,631)

See accompanying notes.	3

HIPCRICKET, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2010 AND 2009

					Total
			Additional		Stockholders’
	Common Stock		Paid In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, December 31, 2008	28,734,107	$ 287,342	$ 27,754,836	$ (19,002,712)	$ 9,039,466

Stock based compensation	-	-	1,022,495	-	1,022,495

Net loss	-	-	-	(6,740,631)	(6,740,631)

BALANCE, December 31, 2009	28,734,107	287,342	28,777,331	(25,743,343)	3,321,330

Exercise of stock options and common stock issuance	283,666	2,837	8,510	-	11,347

Issuance of common stock warrants	-	-	20,424	-	20,424

Stock based compensation	-	-	866,075	-	866,075

Net loss	-	-	-	(4,889,819)	(4,889,819)

BALANCE, December 31, 2010	29,017,773	$ 290,179	$ 29,672,340	$ (30,633,162)	$ (670,643)

See accompanying notes.	4

HIPCRICKET, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,889,819)	$(6,740,631)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	99,684	104,941
Stock based compensation	866,075	1,022,495
Loss on disposal of assets	1,908	6,115
Accrued interest on convertible notes payable	65,137	-
Changes in assets and liabilities
Accounts receivable	(580,919)	(96,565)
Prepaid expenses and other current assets	44,444	289,719
Other assets	2,119	-
Accounts payable	130,085	(75,902)
Accrued liabilities	618,044	(47,206)
Deferred revenues	30,756	(84,091)
Other long-term liabilities	(82,523)	158,273
	(3,695,009)	(5,462,852)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	11,210	1,250
Purchases of property and equipment	(11,251)	(10,081)
	(41)	(8,831)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	1,750,000	-
Payments on capital lease obligations	(18,423)	(8,952)
Proceeds from exercises of stock options	11,347	-
	1,742,924	(8,952)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,952,126)	(5,480,635)

CASH AND CASH EQUIVALENTS, beginning of year	2,839,194	8,319,829

CASH AND CASH EQUIVALENTS, end of year	$887,068	$2,839,194

SUPPLEMENTAL INFORMATION
Cash paid for interest	$1,657	$2,862
Warrants issued in connection with notes payable	$20,424	$-

See accompanying notes.	5

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies

Description of Business - Hipcricket, Inc. (“Hipcricket” or “the Company”), a Delaware corporation, is a mobile marketing Company that creates measurable, real-time, one-to-one relationships between advertisers and their consumers and prospects using text messages, multimedia messages, mobile web sites, mobile applications, mobile coupons, quick response codes and a mobile advertising network. The Company markets its services primarily through a direct sales force as well as through other service providers.

The mobile marketing system operates in part using short codes for each unique customer or program. Hipcricket obtains short codes through third parties, which are normally readily available; however, a change in the availability of short codes, an increase in the cost of obtaining short codes, or regulatory change may have an adverse impact on the Company’s business or operating results.

Hipcricket was founded in July 2004 as Hipcricket LLC, a Connecticut limited liability company headquartered in Essex, Connecticut. In July 2005, Hipcricket LLC merged into Hipcricket, Inc. The financial statements include the operations of Hipcricket LLC prior to the merger in 2005. The Company is headquartered in Kirkland, Washington. Hipcricket was previously registered on the London Stock Exchange’s AIM market and in June 2009 the Company’s shareholders approved a resolution and cancelled its listing on the AIM market. This transaction had no effect on the Company’s financial statements.

On August 3, 2011, the Company signed an asset purchase agreement with Augme Technologies Inc. (“Augme”) whereby Augme will acquire all of the assets but none of the liabilities of Hipcricket for a purchase price valued at $42.5 million plus an earn-out component valued at $27.5 million. The consideration will be made up of $6.0 million of cash and the remainder consisting of Augme common stock. The asset purchase agreement is subject to approval by the shareholders of Hipcricket.

Liquidity and Certain Significant Risks and Uncertainties - The Company continues to be subject to the risks and challenges associated with other companies at a similar stage of development, including dependence on key individuals, successful development and marketing of its products and services, competition from substitute products and services and larger companies which have greater financial recourses, technical management, marketing recourses, and the ability to secure adequate financing to support future growth. If the asset purchase agreement with Augme is not approved by shareholders or does not close as expected; the Company will need to find additional equity or debt financing to execute its business plans and there can be no assurance that such funding will be available on reasonable terms, if at all.

The financial statements of the Company have been prepared on a going concern basis, which contemplates the realization of the Company’s assets and the discharging of liabilities in the normal course of business for the foreseeable future. The Company’s ability to continue as a going concern is dependent on the Company’s ability to successfully close the pending transaction with Augme Technologies, Inc., which if it is not successful will need to raise additional capital to adequately sustain the operations of the business and maintain its obligations as well as potentially reduce operating expenses and investments in the product and market development. The financial statements do not give effect to any adjustments, which would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and discharge its liabilities in other than the normal course of business and at amounts different from those reflected in the accompanying financial statements.

6

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

Accounting Principles - The financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses during the reporting periods. Estimates are used for revenue recognition, customer life cycles, loss contingencies, reserves for doubtful accounts, and valuation allowance on deferred tax assets. Actual results and outcomes may differ from management’s estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits.

Concentration of Credit Risk - The Company extends credit to customers and therefore is subject to credit risk. The Company performs ongoing evaluations of its significant customers’ financial position, and generally extends credit on account, without collateral. Two significant customers represented 25% of accounts receivable at December 31, 2010.

Accounts Receivable - The Company reports accounts receivable at net realizable value. The Company’s terms of sale provide the basis for when accounts become delinquent or past due. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company determines the estimate based on historical collection experience and a review of the current status of the receivables. During the years ended December 31, 2010 and 2009, $52,878 and $120,105, respectively, were written off as uncollectible.

Fair Value Measurements - At December 31, 2010 and 2009, the Company had the following financial instruments: cash equivalents, accounts receivable, prepaid expenses, other assets, accounts payable, and accrued liabilities. The carrying value of these instruments approximates their estimated fair values due to their short-term nature.

Property and Equipment - Property and equipment is stated at cost and depreciated using the straight-line method over the estimated life of the assets, ranging from one to seven years. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life of the improvements. The cost of normal maintenance and repairs is charged to expense as incurred and expenditures for major improvements are capitalized at cost. Gains or losses on the disposition of assets are reflected in earnings at the time of disposal.

Internally Developed Software - The Company follows the guidance set forth in Accounting Standards Codification (“ASC”) 350-40, Internal-Use Software, in accounting for the development of its software application service. Additionally, the Company follows the guidance in ASC 350-40 for costs incurred for software developed for internal use which requires companies to capitalize qualifying development costs incurred during the application development stage. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. The Company amortizes these capitalized development costs on a straight line basis over the estimated useful life of the software. No costs were capitalized during the years ended December 31, 2010 or 2009.

7

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

Research and Development - Research and development expenses include payroll, employee benefits, and other headcount-related costs associated with product development. The Company has determined that technological feasibility for its software product is reached shortly before the product is released to customers. Costs incurred after technological feasibility is established are minimal and are included within the statement of operations as research and development costs when incurred.

Deferred Implementation Costs - The Company capitalizes the cost of implementation services provided to customers for its hosting arrangements. Implementation costs are amortized ratably over the life of the customer’s contract, which is typically one year and are recorded within direct cost of revenue within the statement of operations.

Other Assets - Other assets consist of a long-term lease deposit on the headquarters in Kirkland, Washington.

Revenue Recognition - The Company generates revenue from implementing customers on the Hipcricket system and providing monthly support and service to those customers. The Company’s revenue transactions include sales of mobile marketing services primarily to broadcasters and brand companies. The Company recognizes revenue when persuasive evidence of an arrangement exists, performance has occurred, the fee is fixed or determinable, and collectability is probable.

The Company recognizes revenue in accordance with U.S. GAAP which states that a software element is only present in a hosting arrangement if the customer has the contractual right to take possession of the software at any time during the hosting period without significant penalty and it is feasible for the customer to either run the software on its own hardware or contract with another party unrelated to the vendor to host the software. The Company’s hosting arrangements do not provide the customer the contractual right to take possession of the software during the hosting period; accordingly, the hosting arrangements are considered service contracts. Revenue from hosting arrangements is recognized ratably over the life of the contracts. Implementation services provided to customers on hosting arrangements and initial setup fees are deferred and amortized ratably over the life of the contracts when all other revenue recognition criteria are met.

The Company’s arrangements may involve multiple elements including consulting, implementation, training, and maintenance. Hipcricket recognizes revenue for arrangements with multiple elements in accordance with ASC 605-25, Multiple Element Arrangements. Consulting services and training revenues are accounted for separately from other elements when these services have value to the customer on a standalone basis and there is objective and reliable evidence of fair value of each deliverable. When accounted for separately, revenues are recognized as the services are rendered. The majority of consulting service contracts are on a fixed fee basis. Training revenues are recognized after the services are performed. For revenue arrangements with multiple deliverables, the Company allocates the total customer arrangement to the separate units of accounting based on their relative fair values, as determined by the price of the undelivered items when sold separately.

8

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

Sales and Marketing - Sales and marketing expenses include payroll, employee benefits, and other headcount-related costs associated with sales and marketing personnel, and advertising, promotions, tradeshows, seminars, and other marketing-related programs. Advertising costs are expensed as incurred. Advertising expense was $17,430 and $16,245 for the years ended December 31, 2010 and 2009, respectively.

Income Taxes - Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities at the applicable enacted tax rates. The Company will establish a valuation allowance for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit, or that future deductibility is uncertain.

The Company adheres to the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Income Taxes, related to accounting for uncertain tax positions. The Company recognizes the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense if incurred. See Note 6 for additional details.

The Company is required to estimate its potential tax obligations and claims in each of the jurisdictions in which it operates as part of the process of preparing its financial statements. Significant judgment is required in evaluating its tax positions and in determining its provision for income taxes and accruals for income and other tax exposures such as sales taxes. The Company has established a valuation allowance to reduce deferred tax assets as the Company believes it is more likely than not that it will generate sufficient taxable income to allow for the realization of its deferred net tax assets in the foreseeable future.

Stock-Based Compensation - Stock-based compensation expense related to stock options granted is based on the estimated fair value of the stock option on the date of grant and then recognized on a straight-line basis over the vesting period.

New Accounting Standards - In September 2009, the Financial Accounting Standards Board (“FASB”) amended the ASC as summarized in Accounting Standards Update (ASU) 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements. As summarized in ASU 2009-14, ASC 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product’s essential functionality. The accounting changes summarized in ASU 2009-14 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application. The Company has elected not to early adopt. This new guidance is not expected to be material to the Company’s financial position or results from operations.

9

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 1 - Description of Operations and Summary of Significant Accounting Policies  (Continued)

In September 2009 the FASB amended ASC Topic 605. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to provide updated guidance on whether multiple deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evidence (VSOE) or third-party evidence of selling price, and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-13 are effective for fiscal years beginning on or after June 15, 2010, with early adoption permitted. Adoption may either be on a prospective basis or by retrospective application. The Company has not early adopted this new guidance. This new guidance is not expected to be material to the Company’s financial position or results from operations.

Subsequent Events - Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company’s financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are issued. The Company has evaluated subsequent events through August 5, 2011, which is the date the financial statements were made available for issuance.

Note 2 - Property and Equipment

A summary of property and equipment is as follows at December 31:

	2010	2009

Computer and office equipment	$261,603	$294,485
Leasehold improvements	114,393	113,283
Property and equipment	375,996	407,768
Less: Accumulated depreciation	(285,338)	(215,559)

Property and equipment, net	$90,658	$192,209

Depreciation expense was $99,684 and $104,941 for the years ended December 31, 2010 and 2009, respectively.

10

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 3 - Convertible Notes Payable

The Company has convertible notes payable at December 31, 2010, as follows:

Convertible note payable to a third party, due in one balloon payment in May 2011, including interest, which accrues at a rate of 10% per annum.	$500,000

Convertible note payable to a third party, due in one balloon payment in July 2011, including interest, which accrues at a rate of 10% per annum.	750,000

Convertible note payable to third party, due in one balloon payment in December 2011, including interest, which accrues at a rate of 10% per annum.	500,000

Convertible notes payable principal balance	1,750,000

Less unamortized discount	(20,424)

Accrued interest	65,137

$1,794,713

During 2010 the Company entered into three separate convertible promissory notes with an aggregate value of $1,750,000,. The notes call for interest to accrue at a rate of 10% with balloon payments due between May and December 2011. The notes give the holders the option to convert the entire principal amount and any accrued interest into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $3,000,000. The notes further state that if a next equity round does not occur prior to the maturity date of the note, then the holder has the option to convert the entire principal amount and any accrued interest such that for each $1.00 so converted, the holder shall receive one share of the Company’s common stock and a warrant to purchase one additional share of common stock with an exercise price of $0.01 per share for an exercise period of seven years.

Subsequent to year end, all outstanding principal and accrued interest under the first two notes were converted into 1,375,000 shares of common stock and warrants to purchase 1,375,000 shares of common stock as set forth above.

In connection with the convertible promissory notes, the Company issued warrants for the purchase of common stock. The warrants provide the holders the right to purchase 1,875,000 shares of common stock at a price of $0.04 per share for an exercise period of seven years. The Company calculated the fair value of the warrants issued to be $20,424 using the Black-Scholes option pricing model which was recorded as a credit to additional paid in capital.

11

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 4 - Stockholders’ Equity

Common Stock - At December 31, 2010 and 2009, 29,017,773 and 28,734,107 shares of common stock were issued and outstanding, respectively. At December 31, 2010 and 2009, the Company is authorized to issue 43,000,000 shares of common stock with a par value of $0.01.

In connection with the convertible promissory notes, the Company issued warrant agreements for the purchase of common stock.  See Note 3.

Note 5 - Stock Options

In March 2007, the stockholders adopted and approved the 2007 Equity Incentive Plan (the “Plan”), which provides for the issuance of nonqualified and incentive stock options to acquire shares of common stock to employees, non-employees and consultants. This plan was amended in November 2007 and 4,900,000 shares of common stock are reserved to be issued under the Plan. Options granted under the Plan are exercisable at such times and under such conditions as determined by the Board of Directors, but the term of the options and the right of exercise may not exceed ten years from the date of grant. The stock options typically vest 25% after the first year and ratably over the following 36 months.

The following table summarizes stock option activity for the years ended December 31, 2010 and 2009:

		Weighted
		Average	Options
	Options	Exercise	Available
	Outstanding	Price	for Grant

Outstanding at December 31, 2008	3,011,606	$3.21	1,888,394
Options granted	-		-
Options forfeited or cancelled	(374,940)	$3.02	374,940
Options exercised	-		-

Outstanding at December 31, 2009	2,636,666	$3.18	2,263,334
Options granted	2,417,500	$0.06	(2,417,500)
Options forfeited or cancelled	(410,500)	$4.06	410,500
Options exercised	(286,166)	$0.04	286,166

Outstanding at December 31, 2010	4,357,500	$0.06	542,500

12

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 5 - Stock Options  (Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2010:

		Weighted
		Average		Weighted
		Remaining		Average
	Number	Contractual	Number	Exercise
Exercise Price	Outstanding	Life (Years)	Exercisable	Price

$0.04	2,145,000	1.8	1,179,750	$0.04
$0.075	2,212,500	3.0	-	$0.08

	4,357,500	2.4	1,179,750	$0.06

Vested and expected to vest	3,921,750

The weighted-average grant-date fair value of options granted during the year ended December 31, 2010 was $0.06 per share. Total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan was approximately $839,000 at December 31, 2010 and $963,000 at December 31, 2009. Those costs are expected to be recognized over periods of three and four years, respectively. Option expense for the years ended December 31, 2010 and 2009, was $866,075 and $1,022,495, respectively.

Share-based compensation expense recognized in the Company’s statement of operations is as follows:

	2010	2009

Research and development	$81,457	$107,506
Sales and marketing	115,152	226,850
General and administrative	669,466	688,139

	$866,075	$1,022,495

The Company estimates the value of its stock options using the calculated value on the grant date, based on the Black-Scholes option pricing model. The estimated fair value of stock options granted during 2010 was determined using the following assumptions; there were no options granted during 2009:

Dividend yield	0%
Risk-free interest rate	1.65%
Volatility	65%
Expected life	4 years

13

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 5 - Stock Options  (Continued)

The Company has not declared any dividends and does not expect to do so in the near future. The risk-free interest rate used in the Black-Scholes valuation method is based on the implied yield currently available in U.S. Treasury securities for maturities with an approximately equivalent term. The expected volatility for options issued subsequent to January 1, 2006 was based on the annualized historical volatility for comparable companies within the Company’s industry. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding.

As required under ASC 718, stock-based compensation expense is recognized over the service period, net of estimated forfeitures. Forfeiture estimates are based on historical data and estimates of future forfeitures. To the extent actual results or revised estimates differ from the estimates used; such amounts will be recorded as a cumulative adjustment in the period that the estimates are revised.

Note 6 - Income Taxes

As of December 31, 2010 and 2009, the Company had federal net operating loss carryforwards of $25,666,797 and $21,661,465, respectively, which may be subject to IRS Section 382 limitations. The Company has not conducted a study to measure the potential limitations of the Company’s net operating loss carryforwards. The Company’s net operating losses begin to expire in 2025. The Company has research credit carryforwards for federal tax purposes of approximately $239,304 and $160,217 at December 31, 2010 and 2009, respectively, which begin to expire in 2026.

A valuation allowance in the full amount of the net deferred tax asset balance has been established as there is sufficient uncertainty regarding the ability to realize the full amount of the deferred tax asset in the future. The net increase in the valuation allowance during the years ended December 31, 2010 and 2009 was $1,521,695 and $2,208,586, respectively. As a result of this full valuation allowance, deferred tax expense was zero for the years ended December 31, 2010 and 2009. The Company’s effective income tax rates for the periods presented differ from the statutory rate of 34% due primarily to the change in the deferred tax asset valuation allowance.

Note 7 - Commitments and Contingencies

Lease Commitments - At December 31, 2010, the Company has a noncancelable operating lease for corporate facilities in Kirkland, Washington. The lease expires in December 2011. The Company also has a sales office in New York, New York and the lease for the office expired in February 2011.

Rent expense under the noncancelable operating leases totaled $433,266 and $414,478 for the years ended December 31, 2010 and 2009, respectively. Future minimum rental payments required under the noncancelable operating leases amount to $282,142 in 2011.

Contingencies - In the normal course of business, legal claims and other contingent matters may arise.

14

HIPCRICKET, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010 AND 2009

Note 7 - Commitments and Contingencies  (Continued)

In December 2008, the Company received a letter from TeleCommunication Systems, Inc (“TCS”) alleging patent infringement related to wireless messaging. The Company understands that TCS sent out similar letters to dozens of companies in wireless related businesses, including some customers of the Company who have requested that the Company indemnify them from any such claims. The Company has done so on a limited basis. The letter requests substantial licensing fees. The Company has not offered to pay anything to TCS and TCS has not taken any legal action against the Company. If TCS does initiate action, the Company intends to vigorously defend this matter based on the facts currently known to it. Due to the inherent uncertainties related to this matter, the Company cannot make any assurances regarding the outcome. No liability has been recorded at December 31, 2010 or 2009.

Between June 2010 and March 2011, four Hipcricket clients received infringement notices from Helferich Patent Licensing, LLC (“HPL”) involving multiple patents. These clients have in turn sought indemnity from Hipcricket against HPL’s claims.

HPL has asserted similar infringement claims against multiple companies, and filed suit on these claims against the New York Times in case number 1:10-cv-04387 in the Federal District Court in the Northern District of Illinois. The New York Times sought ex parte re-examination of the patents, which is under way. Due to the re-examination, the Court stayed the lawsuit.

Hipcricket and its clients are awaiting the outcome of the re-examination and the lawsuit. However, all four clients have acknowledged to Hipcricket that Hipcricket’s work with the clients only represents a portion of the alleged infringing activities by the clients. In addition, in response to inquiry from Hipcricket’s counsel, Helferich’s counsel stated in an August 31, 2010 e-mail “To our understanding (based on the facts set forth in HPL’s referenced letters), HPL has not and does not assert that Hipcricket infringes any of HPL’s patents.” However, the Company cannot provide any assurances regarding the outcome of the matter.

15

Exhibit (b)

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisition by Augme Technologies, Inc.  (“Augme” or the “Company”) of all of the assets of Hipcricket, Inc.,(“Hipcricket”) as if the acquisition had occurred on fiscal year end February 28, 2011 for presentation of the balance sheet data and the statement of operations data.  Since Hipcricket’s calendar year is within 90 days of Augme’s fiscal year end, the pro forma combined financial statements will contain the Hipcricket balance sheet and statements of operations for the year ending December 31, 2010.

The unaudited pro forma condensed combined balance sheets and statements of operations as of December 31, 2010 and for the year then ended are based on the historical financial statements of Augme and Hipcricket, after giving effect to the asset purchase agreement executed August 3, 2011 between the Company and Hipcricket. The asset purchase agreement is subject to approval by the shareholders of Hipcricket.

The first quarter unaudited pro forma condensed combined financial statements have been prepared to give pro forma effect to the acquisition by Augme of all of the assets of Hipcricket, as if the acquisition had occurred on fiscal quarter end May 31, 2011 for presentation of the balance sheet data and statement of operations data.  Since Hipcricket’s first quarter is within 90 days of Augme’s fiscal quarter end, the pro forma combined financial statements will contain the Hipcricket balance sheet and statements of operations for the quarter ending March 31, 2011.

The unaudited pro forma condensed combined balance sheets and statements of operations as of May 31, 2011 and for the quarter then ended are based on the historical financial statements of Augme and Hipcricket, after giving effect to the Company’s acquisition of Hipcricket on August 25, 2011.

The pro forma adjustments are based upon currently available information and certain assumptions that we believe are reasonable under the circumstances. The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as the Company finalizes the purchase price assessment and the valuation of the intangible assets acquired.  These changes could result in material variances between future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items. The acquisition of Hipcricket has been accounted for using the acquisition method of accounting for a business combination in which all transaction costs are expensed as incurred and the total purchase price, consisting of the fair value of consideration transferred is allocated to the assets acquired based upon estimated fair values.  The excess of such consideration transferred over the net identifiable assets is considered as goodwill.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Hipcricket and the historical financial statements and accompanying notes of Augme, included in our annual report in Form 10-K and quarterly report 10-Q for the year ended February 28, 2011 and May 31, 2011.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our results of operations or financial position that would have been reported had the Hipcricket and D Mobile acquisitions been completed as of the dates presented, and should not be taken as a representation of our future results of operations or financial position.

AUGME TECHNOLOGIES INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

	Augme Feb. 28, 2011	Hipcricket Dec. 31, 2011	Pro Forma Adjustment	Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash equivalents	$11,182,356	$887,068	$(3,000,000)	$9,069,424
Accounts receivable, net	2,025,294	1,382,169		3,407,463
Prepayments	132,197	234,659		366,856
Other receivables		16,294		16,294
Total current assets	13,339,847	2,520,190	(3,000,000)	12,860,037

Property and equipment, net	570,964	90,658		661,622
Goodwill & Other Intangible Assets	13,106,969		70,337,573	83,444,542
Intangible assets,net	4,945,545			4,945,545
Long term assets	67,551			67,551
Deposits Paid		80,000		80,000
Total assets	$32,030,876	$2,690,848	$67,337,573	$102,059,297

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	708,824	376,565	(376,565)	708,824
Accrued expenses	31,305	1,010,539	(1,010,539)	31,305
Notes Payable	-	1,794,713	(1,794,713)	-
Lease obligation		5,315	(5,315)	-
Deferred Revenue	1,190,151	95,700		1,285,851
Total Current Liabilities	1,930,280	3,282,832	(3,187,132)	2,025,980
Non-current Liabilities				-
Closing, Tax & Earn-Out Payable			30,500,000	30,500,000
Other		78,659	(78,659)	-
Total liabilities	1,930,280	3,361,491	27,234,209	32,525,980

Stockholders’ equity
Common stock	6,882	290,179	(289,079)	7,982
Additional paid in capital	70,046,761	29,672,340	8,826,560	108,545,661
Accumulated Deficit	(39,953,047)	(30,633,162)	31,565,883	(39,020,326)
Total Equity	30,100,596	(670,643)	40,103,364	69,533,317
Total liabilities and equity	$32,030,876	$2,690,848	$67,337,573	$102,059,297

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AUGME TECHNOLOGIES INC.

UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT of OPERATIONS

		Year Ended

	Augme Feb. 28, 2011	Hipcricket Dec. 31, 2010	Pro Forma Adjustment	Pro Forma Combined

Net Revenue	$ 2,812,213	$ 6,958,353	$ (2,500)	$ 9,768,066
Cost of revenue	1,251,318	2,438,844	(2,500)	3,687,662

Gross profit	1,560,895	4,519,509	-	6,080,404

Operating expenses:
Selling, general and Administrative	6,166,025	8,377,012		14,543,037
Depreciation & Amortization	1,019,600	99,684		1,119,284
Stock option & warrant expense	6,862,472	866,075	(866,075)	6,862,472

Total operating expenses	14,048,097	9,342,771	(866,075)	22,524,793

Loss from operations	(12,487,202)	(4,823,262)	866,075	(16,444,389)

Other income (expenses):				-
Interest Income	276	89		365
Interest expense	-	(66,646)	96,646	30,000
Total other income (expenses)	276	(66,557)	96,646	30,365

Net loss	$ (12,487,478)	$ (4,889,819)	$ 962,721	$ (16,474,754)

Earnings per share

Weighted average shares -basic & diluted	60,264,895	-	-	60,264,895
Basic & diluted net loss per share	$ (0.21)			$ (0.27)

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AUGME TECHNOLOGIES INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED BALANCE SHEET

ASSETS	Augme May 31, 2011	Hipcricket March 31, 2011	Pro Forma Adjustment	Pro Forma Combined
Current Assets:
Cash and Cash equivalents	$9,902,802	$816,847	$(3,000,000)	$7,719,649
Accounts receivable, net	2,142,231	1,515,574		3,657,805
Prepayments	100,434	288,453		388,887
Other receivables	625,731	37,569		663,300
Total current assets	12,771,197	2,658,443	(3,000,000)	12,429,640

Property and equipment, net	487,248	77,148		564,396
Goodwill & Other Intangible Assets	13,106,969	-	70,054,037	83,161,006
Intangible assets,net	5,414,718	-		5,414,718
Other Assets		80,000		80,000
Deposits Paid	140,297	-		140,297
Total assets	$31,920,429	$2,815,591	$67,054,037	$101,790,057

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	905,986	553,498	(553,498)	905,986
Accrued expenses	356,319	1,223,272	(1,223,272)	356,319
Notes Payable		1,849,035	(1,849,035)	-
Deferred Revenue	1,993,967	612,399	-	2,606,366
Other Liabilities		5,415	(5,415)	-
Total Current Liabilities	3,256,272	4,243,619	(3,631,220)	3,868,671
Non-current Liabilities
Other		67,891	(67,891)	-
Closing, Tax & Earn-Out Payable			30,500,000	30,500,000
Total liabilities	3,256,272	4,311,510	26,800,889	34,368,671

Stockholders’ equity
Common stock	6,984	290,179	(289,079)	8,084
Additional paid in capital	72,626,807	29,875,099	8,623,801	111,125,707
Accumulated Deficit	(43,969,633)	(31,661,197)	31,918,426	(43,712,404)
Total Equity	28,664,157	(1,495,919)	40,253,148	67,421,386
Total liabilites and stockholders’ equity	$31,920,429	$2,815,591	$67,054,037	$101,790,057

See Accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

AUGME TECHNOLOGIES INC.
UNAUDITED PRO-FORMA CONDENSED COMBINED STATEMENT of OPERATIONS

	Three Months Ended

	Augme May 31, 2011	Hipcricket March 31, 2011	Pro Forma Adjustment	Pro Forma Combined
Net Revenue	$1,205,786	$2,152,554	$(7,500)	$3,350,840
Cost of revenue	362,932	706,839	(7,500)	1,062,271
Gross profit	842,854	1,445,715	-	2,288,569

Operating expenses:
Selling, general and Administrative	1,333,466	2,208,480		3,541,946
Depreciation & Amortization	252,532	17,550		270,082
Stock option & warrant expense	1,642,232	202,759	$(202,759)	1,642,232
Sales and Marketing	784,053			784,053
Other Operating	861,530	-		861,530

Total operating expenses	4,873,814	2,428,789	(202,759)	7,099,844

Loss from operations	(4,030,960)	(983,074)	(202,759)	(4,811,275)

Other income (expenses):				-
Interest Income	14,375	9,509		23,884
Interest expense		(54,470)	61,970	7,500

Total other income (expenses)	14,375	(44,961)	61,970	31,384

Net loss from continuing operations	$(4,016,585)	$(1,028,035)	$(264,729)	$(4,779,891)

Earnings per share

Weighted average shares -basic & diluted	60,264,895			60,264,895
Basic & diluted net loss per share	$(0.07)			$(0.08)

AUGME TECHNOLOGIES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Financial Statements

Note 1 Background Information

In August 25, 2011, Augme Technologies Inc. (“ AUGME “ or the “ Company “) entered into and closed an Agreement and Asset Purchase Agreement (the “Hipcricket Purchase Agreement”) with Hipcricket, Inc., a Delaware Corporation (“Hipcricket”).  The asset purchase agreement is subject to approval by the shareholders of Hipcricket.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Hipcricket after giving effect to the purchase price—consisting of the issuance of approximately 11,500,000 shares of common with an average value of $38,500,000, cash to be paid in 2011 in the amount of up to $6,000,000, plus an earn-out component with a maximum value of $27.5 million payable in cash or common stock at the option of Augme.

Note 2 Accounting Treatment of the Transaction

The transaction will be accounted for as a purchase transaction for accounting and financial reporting purposes, in accordance with U.S. generally accepted accounting principles. Augme will be treated as the acquiring corporation. After the transaction, the results of operations of Hipcricket will be included in the consolidated financial statements of Augme. The purchase price will be allocated based on the fair values of the assets acquired and the liabilities assumed. Pursuant to Accounting Standards Codifications No. 805, "Business Combinations" and No. 350, "Goodwill and Other Intangible Assets," goodwill is not amortized. Rather, goodwill will be subject to at least annual assessment for impairment based on a fair value test. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Augme will determine the fair value of assets and liabilities and will make appropriate business combination accounting adjustments.

Note 3 Basis of Pro Forma Presentation

Goodwill-

In determining the valuation of goodwill, the Company is applying ASC 805, “Business Combinations” (“ASC 805”). The acquisition method of accounting is used for all business combinations where the acquiror is identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 requires an entity:

•                 to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.

•                 to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

•                 to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.

•                 to recognize contingent consideration at the date of acquisition, based on the fair value at that date.

Note 4 Acquisition of Hipcricket and Allocation of Purchase Price

HIPCRICKET-

Hipcricket was founded in July 2004, and currently provides mobile applications for advertising and sending SMS texts.

Upon closing, the Company will acquire Hipcricket with the issuance of approximately 11,500,000 shares of common with an average value of $38,500,000, cash to be paid in 2011 in the amount of up to $6,000,000, plus an earn-out component with a maximum value of $27.5 million payable in cash or common stock at the option of Augme.

The estimated purchase price for Hipcricket, as presented below on February 28, 2011, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate).

Consideration transferred at fair value:
Cash to be transferred in 2011	$6,000,000
Earn-out Component Maximum Value	27,500,000
Common Shares & Additional Paid in Capital	38,500,000
Total consideration	$72,000,000

Fair Value of Net assets acquired:
Cash and cash equivalents	$887,068
Net Accounts Receivable	1,382,169
Other Assets	330,953
Fixed Assets	90,658
Goodwill & Other Intangible Assets	70,337,573
Liabilities in Excess of Assets	(1,028,421)
Total net assets acquired	$72,000,000

The estimated purchase price for Hipcricket, as presented below on May 31, 2011, represents preliminary fair value estimates at the date of acquisition (all amounts are approximate).

Consideration transferred at fair value:
Cash to be transferred in 2011	$6,000,000
Earn-out Component Maximum Value	27,500,000
Common Shares & Additional Paid in Capital	38,500,000
Total consideration	$72,000,000

Fair Value of Net assets acquired:
Cash and cash equivalents	$816,847
Net Accounts Receivable	1,515,574
Other Assets	406,022
Fixed Assets	77,148
Goodwill & Other Intangible Assets	70,054,037
Liabilities in Excess of Assets	(869,628)
Total net assets acquired	$72,000,000

Pro Forma Financial Statement Adjustments

The Hipcricket pro forma adjustments for year end represent the elimination of the Common Stock and Additional Paid in Capital in the amounts of  $290,179 and $29,672,340, respectively, stock and option expense of $866,075 and the Accumulated Deficit of $30,633,162 as part of the acquisition. Additionally, we eliminated accounts payable, accrued expenses, notes payable, lease obligations, other liabilities, interest expense removed related to notes payable and added at a rate of 3% on the note of $1 million in the amounts of $376,656, $1,010,539, $1,794,713, $5,315, $78,659, $66,646 and $30,000, respectively. Intercompany income and cost of $2,500 paid by Augme to Hipcricket for mobile services was also eliminated. The final portion was booking Hipcricket goodwill, as stated above in connection with the fair value of assets acquired and the original cash investment and common shares issued in connection with the acquisition.

The Hipcricket pro forma adjustments for first quarter represent the elimination of the Common Stock and Additional Paid in Capital in the amounts of  $290,179 and $29,875,099, respectively, stock and option expense of $202,758 and the Accumulated Deficit of $31,661,197 as part of the acquisition. Additionally, we eliminated accounts payable, accrued expenses, notes payable, other liabilities, interest expense removed related to notes payable and added at a rate of 3% on the note of $1 million in the amounts of $553,498, $1,223,272, $1,849,035, $73,306, $54,470 and $7,500, respectively. Intercompany income and cost of $2,500 paid by Augme to Hipcricket for mobile services was also eliminated. The final portion was recording Hipcricket goodwill, as stated above in connection with the fair value of assets acquired and the original cash investment and common shares issued in connection with the acquisition.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted average number of our common shares outstanding.  The issuance of these shares is considered outstanding as of year end and the first quarter.  Diluted earnings per share will not be presented since the Company has a net loss, and the effect of the Company’s common stock equivalents would be anti-dilutive.

Exhibit 10.1

AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

This Amended and Restated Asset Purchase Agreement (this “Agreement”) is dated as of August 25, 2011 by and between Augme Technologies, Inc., a Delaware corporation with a principal address of 43 West 24th Street, Suite 11B, New York, NY 10010 (“Buyer”), and Hipcricket, Inc., a Delaware corporation with a principal address of 11241 Slater Avenue NE, Suite 201, Kirkland, Washington 98033 (“Seller”).

RECITALS

WHEREAS, this Agreement amends and restates in its entirety that certain Asset Purchase Agreement, dated as of August 3, 2011, between Buyer and Seller.

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Assets of the Business (as each such term is hereinafter defined) of Seller for the consideration and on the terms set forth in this Agreement.

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(C) of the Code (as hereinafter defined) and the regulations corresponding thereto, so that the transactions contemplated hereby shall qualify as a tax free reorganization under the Code;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND USAGE

     Section 1.1. Definitions. Capitalized terms not defined in this Section 1.1 shall have the meanings ascribed to them elsewhere in this Agreement. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 1.1:

     “Accounts Payable” — all trade accounts payable and accruals (other than Tax accruals) of Seller to Persons arising in the Ordinary Course of Business.

     “Accounts Receivable” — all notes and accounts receivable of Seller and all other evidences of indebtedness of any Person held by Seller, including all trade accounts receivable and other accounts and moneys receivable of Seller.

“Accounts Receivable Positive Adjustment” — the amount by which Accounts Receivable exceed the Specified Assumed Liabilities, all as reflected on the Closing Statement.

“Acquisition Proposal” — shall have the meaning ascribed to it in Section 5.14(c).

“Aggregate Share Consideration” — shall have the meaning ascribed to it in Section 2.3(a).

“Assets” — shall have the meaning ascribed to it in Section 2.1.

“Assumed Liabilities” — shall have the meaning ascribed to it in Section 2.4.

     “Augme Average Price” — as of any date is the volume weighted average price of Buyer’s common stock as reported by Bloomberg LP for the twenty (20) trading days immediately prior to such date, provided that if the Augme Average Price is $3.50 or more, then the Augme Average Price shall be $3.50, and if the Augme Average Price is $2.00 or less, then the Augme Average Price shall be $2.00 per share.

“Augme Closing Shares” — shall have the meaning ascribed to it in Section 2.3(a).

“Best Efforts” — the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible.

     “Breach” — any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

     “Business” — the business of providing mobile market and mobile advertising products, services and solutions.

     “Business Day” — shall have the meaning ascribed thereto in Rule 14d-1(g)(3) under the Exchange Act.

“Claw Back Escrow” — ten percent (10%) of the Aggregate Share Consideration.

     “Closing” — the time on the Closing Date when all of the obligations and conditions set forth in Section 2.6 are satisfied.

“Closing Statement” — the statement of Accounts Receivable and Specified Assumed Liabilities mutually agreed upon by Buyer and Seller prior to the Closing which shall set forth the Accounts Receivable Positive Adjustment.

     “Closing Date”— the date on which the Closing occurs.

     “Code” — the Internal Revenue Code of 1986, as amended.

     “Consent” — any approval, consent, ratification, waiver or other authorization.

“Contemplated Transactions” — all of the transactions contemplated by this Agreement.

     “Contract” — any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Deferred Consent” — an agreement to assign or transfer any Contract, Consent or Governmental Authorization, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Body, as the case may be, would constitute a breach thereof.

“Deferred Item” — the Contract, Consent or Governmental Authorization to which Deferred Consent relates.

     “Disclosure Letter” — the letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement containing disclosures that constitute exceptions to the representations and warranties of Seller contained in Article III of this Agreement.

     “Effective Time” — the date and time when the Contemplated Transactions become effective.

     “Employee Plans” — all “employee benefit plans” as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding.

     “Encumbrance” — any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

     “Environmental, Health and Safety Liabilities” — any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law.

     “Environmental Law” — any Legal Requirement that requires or relates to preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment.

     “ERISA” — the Employee Retirement Income Security Act of 1974.

                  “Exchange Act” — the Securities Exchange Act of 1934, as amended.

     “GAAP” — generally accepted accounting principles in the United States of America.

     “Governing Documents” — with respect to any corporation, (a) its certificate of incorporation and its bylaws; (b) all equityholders’ agreements, voting agreements, voting trust agreements, or other agreements or documents relating to the organization, management or operation of the corporation or relating to the rights, duties and obligations of the equity holders of the corporation; and (c) any amendment or supplement to any of the foregoing.

     “Governmental Authorization” — any Consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     “Governmental Body” — any federal, state, local, municipal, foreign or other government, including any governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers), any multinational organization or body, any body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, or any official of any of the foregoing.

“Indemnification Escrow” — ten percent (10%) of the Aggregate Share Consideration.

      “Investor Representation Statement” — shall have the meaning ascribed to it in Section 2.9.

     “IRS” — the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     “Knowledge” — a Person will be deemed to have Knowledge of a particular fact or other matter if that Person is actually aware of that fact or matter or if a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

     “Lease” — any real property lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

     “Legal Requirement” — any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty.

     “Liability” — with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

     “Material Adverse Effect” — any event, change or effect which has a material adverse effect on (i) the Business, the Assets, or the Liabilities, results of operations or financial condition of Seller, (ii) a material adverse effect on the ability of Seller to consummate the Contemplated Transactions, or (iii) Buyer’s ability to operate the Business immediately after Closing in the manner operated by Seller before Closing; provided, however, that a Material Adverse Effect with respect to Seller shall not include (i) changes in the United States or world financial markets or general business or economic conditions, (ii) developments, trends or conditions related to the industries in which Seller operates as of the date hereof except where the same has had or would reasonably be expected to have a disproportionate effect on Seller as compared to other Persons operating in such industries, (iii) effects arising from changes in United States or world political or social conditions, including war or terrorism, (iv) changes in GAAP or interpretations thereof, (v) changes in any Legal Requirement or the proposal or enactment of any new Legal Requirement except where such change or proposal has had or would reasonably be expected to have a disproportionate effect on Seller  as compared to other Persons operating in the same industries as the Purchaser as of the date hereof, (vi) the execution or announcement of, or the taking of any actions with respect to, this Agreement or any of the Contemplated Transactions, or (vii) any condition that is substantially cured before the earlier of the Closing Date or the date on which this Agreement is terminated pursuant to Article VIII.

     “Occupational Safety and Health Law” — any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     “Option Redemption Agreements” —the agreements entered into between Seller and certain of the holders of stock options of Seller pursuant to which Seller shall redeem the outstanding option agreements effective immediately upon Closing.

     “Order” — any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

     “Ordinary Course of Business” — an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action:

          (a) is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person;

          (b) does not require authorization by the board of directors or stockholders of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

(c) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

     “Part” — a part or section of the Disclosure Letter.

     “Person” — an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

     “Proceeding” — any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     “Record” — information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

“Regulation D” — Regulation D promulgated under the Securities Act.

“Regulation S” — Regulation S promulgated under the Securities Act.

     “Related Person” — With respect to a particular individual:

          (a) each other member of such individual’s Family;

          (b) any Person that is directly or indirectly controlled by any one or more members of such individual’s Family;

          (c) any Person in which members of such individual’s Family hold (individually or in the aggregate) a Material Interest; and

          (d) any Person with respect to which one or more members of such individual’s Family serves as a director, officer, partner, executor or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

          (a) any Person that directly or indirectly controls, is directly or indirectly controlled by or is directly or indirectly under common control with such specified Person;

          (b) any Person that holds a Material Interest in such specified Person;

          (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity);

          (d) any Person in which such specified Person holds a Material Interest; and

          (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity).

For purposes of this definition, (a) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act; (b) the “Family” of an individual includes (i) the individual, (ii) the individual’s spouse, (iii) any other natural person who is related to the individual or the individual’s spouse within the second degree and (iv) any other natural person who resides with such individual; and (c) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

     “Representative” — with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

     “Requisite Seller Stockholders” — the Seller Stockholders representing a majority of the outstanding voting power of Seller entitled to vote on a sale of all the assets of Seller.

     “SEC” — the U.S. Securities and Exchange Commission.

“Securities Act” — the Securities Act of 1933, as amended.

     “Seller Contract” — any Contract relating to the Business (a) under which Seller has or may acquire any rights or benefits; (b) under which Seller has or may become subject to any obligation or liability; or (c) by which Seller or any of the assets owned or used by Seller in connection with the Business is or may become bound.

     “Seller Noteholders” — the holders of convertible promissory notes in the aggregate principal amount of $750,000 issued by Seller on or about December 2010 and March 2011.

     “Seller Services” —those products, services or solutions of the specific type offered by Seller immediately prior to the Closing Date.

     “Seller Stockholders” — the holders of capital stock of Seller.

     “Seller Stockholder Approval” —the affirmative vote or written consent of the Requisite Seller Stockholders for the adoption and approval of this Agreement and the Contemplated Transactions.

     “Software” — all computer software and subsequent versions thereof, including source code, object, executable or binary code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons and all files, data, materials, manuals, design notes and other items and documentation related thereto or associated therewith.

“Specified Assumed Liabilities” — shall have the meaning ascribed to it in Section 2.4(a)(iii).

     “Stockholder Representative” — shall have the meaning ascribed to it in Section 10.1.

     “Tangible Personal Property” — all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property, including any inventories, of every kind owned or leased by Seller (wherever located and whether or not carried on Seller’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

     “Tax” — any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other Contract.

“Tax Liability Coverage Amount” — shall have the meaning ascribed to it in Section 5.1(c)(iii).

     “Tax Return” — any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     “Third Party” — a Person that is not a party to this Agreement.

     “Third-Party Claim” — any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

     Section 1.2. Usage; Interpretation. In this Agreement, unless a clear contrary intention appears (i) the singular number includes the plural number and vice versa; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) reference to any gender includes each other gender; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” “herewith” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof; (vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (viii) use of the word “or” is used in the inclusive sense of “and/or”; (ix) with respect to the determination of any period of time, use of the word “from” means “from and including” and “to” means “to but excluding”; and (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto.

     Section 1.3 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE II

SALE AND TRANSFER OF ASSETS; CLOSING

     Section 2.1. Assets to be Sold. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of any Encumbrances other than Permitted Encumbrances, as defined in Section 3.8, all of Seller’s right, title and interest in and to all of Seller’s property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including Accounts Receivable, provided the same are directly related to, used in connection with, or are or will form a part of the Business but excluding the Excluded Assets, as defined in Section 2.2.  All the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the “Assets.” Included with the Assets shall be all Seller Contracts approved by Buyer, a proposed list of which Seller shall deliver to Buyer prior to the Closing Date and which list shall be subject to Buyer’s approval in its sole discretion and upon such approval shall be attached hereto as Exhibit 2.1, and all data and Records related to the Business, including client and customer lists and Records, referral sources, research and development reports and Records, production reports and Records, service and warranty Records, equipment logs, operating guides and manuals, financial and accounting Records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and Records, each as relate to the Business.

     Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets or any other Liability of Seller, unless Buyer expressly assumes that Liability pursuant to Section 2.4(a).

     Section 2.2. Excluded Assets. Notwithstanding anything to the contrary contained in Section 2.1 or elsewhere in this Agreement, the following assets of Seller (collectively, the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder, are excluded from the Assets and shall remain the property of Seller after the Closing:

(a) all company minute books, equity transfer books, company seals and other documents relating to the organization, maintenance and existence of Seller as a corporation;

         (b) all Tax Returns filed by Seller and associated Tax Records, all personnel Records, and all other Records that Seller is required by law to retain in its possession, provided that copies of all such items shall be provided to Buyer prior to the Closing;

          (c) all claims for refund of Taxes and other governmental charges of whatever nature relating to Seller or the Assets arising on or prior to the Closing;

          (d) all rights of Seller under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement and any Contract between or among Seller and the Seller Stockholders;

          (e) all taxpayer and other identification numbers;

          (f) all proceeds of insurance policies and rights thereunder relating to Excluded Assets, as well as all director and officer insurance policies; and

          (g) Seller’s cash, cash equivalents and short term investments set forth on the Closing Statement.

     Section 2.3. Consideration.

(a)  Closing Consideration.  The consideration for the Assets (the “Purchase Price”) will be Forty-two and One-half Million Dollars ($42,500,000), plus any Accounts Receivable Positive Adjustment, plus any unused Tax Liability Coverage Amount, payable as follows:  (i) Three Million Dollars ($3,000,000) plus such portion of the Accounts Receivable Positive Adjustment to be agreed upon by Buyer and Seller, in cash delivered to Seller, (ii) an unsecured promissory note in the principal amount of One Million Dollars ($1,000,000) made by Buyer in favor of Seller, in the form of Exhibit 2.3(a) hereto; and (iii) $38,500,000 plus (x) any Accounts Receivable Positive Adjustment not paid in cash as set forth in (i) above and (y) any unused Tax Liability Coverage Amount (to be used as set forth in Section 5.1(c)(iii)), in unregistered shares of Buyer’s common stock valued at the Augme Average Price as of August 3, 2011 (the Purchase Price divided by such Augme Average Price, the “Aggregate Share Consideration”), issued directly to the Seller Stockholders at the Closing (or directly to Seller if required under Section 368(a)(1)(C) of the Code), net of the Indemnification Escrow and the Claw Back Escrow, allocated among the Seller Stockholders as provided in Schedule 2.3(a) (subject to amendment prior to Closing) (the Aggregate Share Consideration less the Indemnification Escrow and the Claw Back Escrow, the “Augme Closing Shares”).

(b)  Post-Closing Adjustment.

(i) Adjustment Amount.  If any of the Accounts Receivable reflected on the Closing Statement are not collected within one hundred and twenty (120) days following the Closing Date (the “AR Collection Deadline”), then, at Buyer’s election in its sole discretion, the amount of such uncollected Accounts Receivable shall be treated as a post-Closing negative adjustment to the Purchase Price on a dollar for dollar basis (the “Adjustment Amount”), in which event all uncollected Accounts Receivable included within the Adjustment Amount (as finally determined in accordance herewith) shall be assigned to Seller for collection in Seller’s discretion.  Buyer may notify in writing Seller or the Stockholder Representative of such election at any time from the AR Collection Deadline through the two hundred and fortieth (240th) day following the AR Collection Deadline (such notice date being the “Election Date”).

(ii)  Adjustment Amount Calculation.  As soon as practicable after the Election Date, but not later than thirty (30) days after the Election Date, the Buyer shall deliver to Seller (such date of delivery, the “Delivery Date”) its good faith determination of the Adjustment Amount (the “Adjustment Amount Calculation”), if any.  During the period from the Closing Date until the Delivery Date, Seller shall give Buyer and its agents such access to the books and records of Seller as Buyer and its agents shall reasonably request during normal business hours in order to enable them to calculate the Adjustment Amount Calculation.  During the period between the Delivery Date and the Objection Deadline (as defined below), Seller and its accountants shall be given reasonable access to the books and records of Buyer upon reasonable notice to verify the Adjustment Amount Calculation.

(iii)  Resolution of Protest.  Within thirty (30) days after the Delivery Date (the “Objection Deadline”), Seller may deliver to Buyer a notice of objection (an “Objection Notice”) with respect to the Adjustment Amount Calculation.  If no Objection Notice regarding the Adjustment Amount Calculation is delivered by Seller to Buyer by the Objection Deadline, the Adjustment Amount Calculation shall be final and binding on the parties hereto as the Adjustment Amount.  Any Objection Notice regarding the Adjustment Amount Calculation shall specify the items in the Adjustment Amount Calculation disputed by Seller and shall describe the basis for the objection, as well as the amount in dispute.  Any other items not so disputed by Seller shall be deemed “agreed upon”.  If an Objection Notice is delivered in accordance with this Section 2.3(b), Buyer and Seller shall consult with each other with respect to the objection set forth therein.  If Buyer and Seller are unable to reach agreement within fifteen (15) days after an Objection Notice has been given, all unresolved disputed items shall be promptly referred to an independent auditor which (i) has never provided services to either Buyer or Seller and (ii) is mutually acceptable to Buyer and Seller (the “Independent Accounting Firm”).  The Independent Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Adjustment Amount Calculation as promptly as practicable, but in no event more than thirty (30) days after such submission to the Independent Accounting Firm, and to resolve only those issues of dispute set forth in the Objection Notice.  If unresolved disputed issues are submitted to the Independent Accounting Firm, Buyer and Seller will each furnish to the Independent Accounting Firm such bank statements and other documents and information relating to the unresolved disputed issues as the Independent Accounting Firm may reasonably request.  The Independent Accounting Firm shall establish the procedures it shall follow (including procedures with regard to the presentation of evidence) giving due regard to the mutual intention of Seller and Buyer to resolve the disputed items and amounts as quickly, efficiently and inexpensively as possible.  The resolution of the dispute and the calculation of the Adjustment Amount by the Independent Accounting Firm shall be final and binding on the parties hereto.  The fees and expenses of the Independent Accounting Firm shall be allocated between Buyer and Seller in the proportion that the amounts determined by the Independent Accounting Firm against each party bears to the total amount in dispute (determined with respect to dollar amount).

(iv)  Payment of Adjustment Amount.  If there is an Adjustment Amount, Buyer’s sole available methods for recouping the Adjustment Amount shall be (i) first to reduce the Tax Liability Coverage Amount by the Adjustment Amount, and (ii) second to reclaim shares out of the Indemnification Escrow, valued for this purpose at the Augme Average Price as of the date of final determination of the Adjustment Amount (including final resolution of any dispute raised by Seller in an Objection Notice), by delivering a notice to the Escrow Agent instructing the Escrow Agent to cancel the appropriate number of shares out of the Indemnification Escrow.

(c)  Earnout Payments.  An earn-out of up to an additional Twenty-Seven and One-half Million Dollars ($27,500,000) payable in cash, or, at Buyer’s sole discretion, in shares of Buyer’s common stock calculated by dividing the amount earned by the Augme Average Price as of the first anniversary of the Closing Date, contingent upon meeting certain performance requirements with respect to the operation of the Assets and the Business, as more specifically set forth in subparagraphs (i) and (ii) below (the “Earnout”); provided that under no circumstances shall the form of payment of any Earnout include an amount of cash that would cause the Contemplated Transactions to fail to qualify as a tax free reorganization under Section 368(a)(1)(C) of the Code and the regulations related thereto.

(i)                                    Fifteen Million Dollars ($15,000,000) of the Earnout shall be paid if the Earnout Base Revenues equals or exceed Ten Million Dollars ($10,000,000) for the 12 month period following the Closing Date (the “Earnout Period”).

(ii)                                 If the Earnout Base Revenues exceed Ten Million Dollars ($10,000,000) for the Earnout Period, additional Earnout shall be paid in an amount equal to that portion of the Earnout Base Revenues during such period that exceed Ten Million Dollars ($10,000,000), up to Twenty Million Dollars ($20,000,000) in additional Earnout Base Revenues, multiplied by 1.25.

The term “Earnout Base Revenues” means the gross revenue, determined in accordance with GAAP, earned by Buyer from the Closing Date Customers and the Post-Closing Customers, plus Fifty Percent (50%) of the gross revenue, determined in accordance with GAAP, received by Buyer from the Joint Customers, provided that in each case gross revenue shall include only revenue derived from sales transactions that each have at least a forty percent (40%) gross profit margin, unless such profit margin requirement is waived by Buyer in its sole discretion.

The term “Closing Date Customers” means the customers and prospective customers of Seller set forth in Schedule 2.3(c) (subject to amendment prior to Closing).

The term “Post-Closing Customers” means customers of Buyer after the Closing, other than Closing Date Customers, that purchase only Seller Services from Buyer.

The term “Joint Customers” means customers of Buyer after the Closing, other than Closing Date Customers, that purchase both Seller Services and non-Seller Services from Buyer.

(d)  Earnout Calculation; Interpretation. Within 45 days following the last day of the Earnout Period, Buyer shall prepare and deliver to Seller a report (the “Earnout Report”) setting forth its determination of (i) whether the relevant milestones in Sections 2.3(c)(i) and (ii) above have been achieved and stating the amount of Earnout Base Revenues earned and (ii) the resulting earn-out payment due. In the event that Seller has any dispute with the Earnout Report, Seller shall notify Buyer in writing within thirty (30) days following receipt of the Earnout Report. If Seller disputes the Earnout Report within such thirty (30) day period, Buyer and Seller shall negotiate in good faith for a period of up to thirty (30) days in an effort to mutually agree upon the amount of the relevant Earnout payment. If the dispute is not resolved within such thirty (30) day negotiation period, then Buyer and Seller Representative shall engage the Independent Accountant to render a determination of the earn-out payment due (including any determination of Earnout Base Revenues) based on Buyer’s Records as they relate to the Business, and delivery of Seller Services and non-Seller Services. The costs for the Independent Accountant shall initially be split evenly between Buyer and Seller, with the prevailing party to be reimbursed by the non-prevailing party following the Independent Accountant’s decision. The amount of any earn-out payment shall be deemed to be finally determined upon the earliest of (i) Seller’s written acceptance of the Earnout Report; (ii) Seller’s failure to dispute the Earnout Report within the 30 day period set forth above; (iii) the mutual agreement of Buyer and Seller; or (iv) the Independent Accountant’s determination.

(e) Earnout Representative.

(i)  Appointment; Administration.  Following the Closing, Seller’s rights hereunder with respect to the Earnout shall be exercised and administered on Seller’s behalf by Daren Nitz (the “Earnout Representative”).  Buyer shall not take any action in the course of operating the Business and delivering the Seller Services not otherwise justified for good faith business reasons which has the intended effect of reducing the earning or payment of the maximum Earnout payment.

(ii) Earnout Representative Expenses.  In the event that the Earnout Representative determines to hire or retain any attorneys, accountants or other subject matter experts or to incur any third party costs or expenses in connection with any dispute resolution process on Seller’s behalf, all such fees, costs and expenses shall be the sole responsibility of Seller.  Further, all fees, costs, expenses or other liabilities payable by Seller or the Earnout Representative to the Escrow Agent in accordance with the Escrow Agreement (including, without limitation, pursuant to any indemnity for the benefit of the Escrow Agent thereunder) shall be the sole responsibility of Seller.  In the event that any travel by the Earnout Representative or his agents is reasonably required in connection with the performance of his obligations under this Agreement or the Earnout Representative directly pays any costs or expenses for which he is entitled to reimbursement, the Earnout Representative shall be reimbursed by Seller for all such reasonable expenses in the same manner as if such expenses were third party expenses under the terms set forth herein.  On the Release Date, or such later date when all indemnification claims made by Buyer pursuant to Article VI hereof shall have been finally resolved in accordance therewith, the Earnout Representative shall have the right to recover reasonable expenses incurred by the Earnout Representative in connection herewith by receiving shares out of the Indemnification Escrow valued at the Augme Average Price as of such date, following any distribution thereof to Buyer, but prior to any distribution thereof to Seller Stockholders, and prior to any such distribution, shall deliver to the Escrow Agent a certificate setting forth the Earnout Representative expenses actually incurred.

(iii) Limitation of Liability.  In addition to all the protections and rights granted to the Earnout Representative in Article VI hereof, to the maximum extent permissible by applicable law, the Earnout Representative (and any successor to the Earnout Representative) will incur no personal liability to Buyer, Seller or

Seller Stockholders with respect to any action or inaction taken or failed to be taken in connection with his services as the Earnout Representative, except with respect to his own willful misconduct, gross negligence or bad faith.  The Earnout Representative may rely in good faith conclusively upon information, reports, statements and opinions prepared by professionals hired or retained by the Earnout Representative.

          (f) Information and Review. In connection with any Earnout Report, Buyer shall, upon request of Seller, promptly make available to Seller or its Representatives Buyer’s Records reasonably necessary to calculate the Earnout Base Revenues and reasonably cooperate with Seller and its Representatives in their review thereof for the purpose of determining the achievement of any earn-out milestones (including any determination of Earnout Base Revenues) or the amount of any earn-out payment that may be due. Notwithstanding the foregoing, Seller shall have no right to review Buyer’s Records in connection with any Earnout Report to the extent that such Earnout Report provides for payment of the maximum potential earn-out payment.

(g)  Allocation of Earnout Payments.  Any Earnout payment shall be allocated (i) Fifty Percent (50%) to the Seller Stockholders and (ii) Fifty Percent (50%) to employees of the Business, as more specifically provided in Exhibit 2.3(g), provided that (i) one-third (1/3) of the number of shares of common stock issued to such employees in payment of such portion of the Earnout shall be registered with the Securities and Exchange Commission on Form S-8 or any successor form thereto providing for the registration of shares issuable pursuant to an equity compensation plan, (ii) such registered shares shall be subject to the following leak-out restriction, which each employee receiving such shares shall acknowledge and agree to in writing as a condition to receiving such shares:  each employee shall not sell, engage in any short sale of, pledge or otherwise dispose of more than one-sixth (1/6) of the number of shares of Buyer’s common stock received pursuant hereto per month over a period of six (6) months from the issuance date of such shares, (iii) each certificate representing such registered shares shall be stamped with a legend referring to the foregoing leak-out restriction, and (iv) the balance of two-thirds (2/3) of the shares issued to such employees shall be “restricted securities” within the meaning of Rule 144 under the Securities Act.

(h)  Claw Back Escrow.  The Claw Back Escrow shall be released to the Seller Stockholders, in accordance with the allocation set forth in Exhibit 2.6(d), if the Earnout Base Revenues during the Earnout Period equal or exceed $10,000,000 (the “Claw Back Release Threshold”).  If the Earnout Base Revenues during the Earnout Period do not equal or exceed the Claw Back Release Threshold, then the Claw Back Escrow shall be forever cancelled in its entirety on the stock Records of Buyer and the Seller Stockholders shall have no claim whatsoever thereto.  Calculation of the Earnout Base Revenues for the purpose of this Section 2.3(h) shall be performed in accordance with Sections 2.3(d) and (f) above.

   Section 2.4. Liabilities.

          (a) Assumed Liabilities. On the Closing Date Buyer shall assume and agree to discharge only the following Liabilities of Seller (the “Assumed Liabilities”):

               (i) any Liability arising after the Closing Date in connection with or incidental to Buyer’s ownership of the Assets after the Closing;

               (ii) any Liability arising after the Closing Date under Seller Contracts acquired as part of the Assets pursuant to Section 2.1 (other than any Liability arising out of or relating to a Breach that occurred prior to the Closing Date);

               (iii) those Liabilities set forth on the Closing Statement, not to exceed the Accounts Receivable set forth on the Closing Statement (collectively, the “Specified Assumed Liabilities”).

          (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. “Retained Liabilities” shall mean every Liability of Seller other than the Assumed Liabilities as set forth in Section 2.4(a), whether incurred before, after or on the Closing Date.

     Section 2.5. Allocation. The Purchase Price shall be allocated in accordance with such allocation as Buyer and Seller shall mutually agree upon prior to or after the Closing (the “Agreed Price Allocation”). After the Closing, the parties shall follow the allocation method specified in the Agreed Price Allocation for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. Buyer shall prepare (in accordance with the Agreed Price Allocation) and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that the Agreed Price Allocation is not a correct allocation.

     Section 2.6. Closing Obligations and Conditions.  At the Closing,

(a) as a condition to Buyer’s obligations at the Closing:

(i) Seller shall deliver to Buyer at the Closing:

(A) a bill of sale for all of the Assets in the form of Exhibit 2.6(a)(i)(A) (the “Bill of Sale”) executed by Seller;

(B) an assignment of all the Assumed Liabilities to Buyer, which assignment shall be in the form of Exhibit 2.6(a)(i)(B) and also contain Buyer’s undertaking and assumption of the Assumed Liabilities (the “Assignment and Assumption Agreement”) executed by Seller;

(C) assignments of all Intellectual Property Assets, as defined in Section 3.23(a), consisting of separate assignments of all registered Marks, Domain Names and Copyrights, in the form of Exhibits 2.6(a)(i)(C)(1)-(3) respectively, executed by Seller and Buyer and each notarized by a licensed notary;

(D)  such other deeds, bills of sale, assignments, certificates of title, documents or other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by Seller;

(E) the Consents listed on Exhibit 2.6(a)(i)(E) with respect to Seller Contracts;

(F) a certificate executed by Seller as to the accuracy of its representations and warranties as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing;

(G) a certificate of the Secretary of Seller (1) certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Seller (as certified, where feasible, by the Secretary of State of Delaware, with respect to Seller, as of a recent date), (2) certifying, as complete and accurate as of the Closing, attached copies of all requisite resolutions or actions of Seller’s board of directors and the Seller Stockholders approving the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and the change of Seller’s name contemplated by Section 5.15, (3) certifying to the incumbency and signatures of the officers of Seller executing this Agreement and any other document relating to the Contemplated Transactions, and (4) attaching a certificate as of a date not earlier than the tenth business day prior to the Closing Date as to the good standing of Seller, executed by the appropriate officials of the State of Delaware and each jurisdiction in which Seller is licensed or qualified to do business as a foreign corporation as specified in Part 3.1;

(H) releases of all Encumbrances on the Assets, other than Permitted Encumbrances;

(I) a completed and executed Investor Representation Statement of each of the Seller Noteholders and Seller Stockholders;

(J) the Escrow Agreement (as defined below) executed by the Stockholder Representative;

(K) employment agreements to be agreed upon prior to the Closing and then attached hereto in the forms of Exhibit 2.6(a)(i)(K)(1) and (2), respectively (the “Employment Agreements”) executed by Ivan Braiker and Eric Harber, as applicable;

(L) satisfactory evidence that all legal counsels to Seller have been paid in full for all services rendered in connection with the negotiation of this Agreement and the Contemplated Transactions;

(M) a hard copy backup of all Software related to the Business;

(N) the Closing Statement, which shall be subject to Buyer’s approval in its sole discretion;

(O) a conversion notice and release executed by all the Seller Noteholders, in the form of Exhibit 2.6(a)(i)(O), (x) converting the principal of, and interest on the convertible notes held by the Seller Noteholders into shares of Seller common stock effective immediately prior to Closing, and (ii) releasing and holding Seller and Buyer, and their respective Representatives, successors and assigns, harmless, from any and all indebtedness of Seller to the Seller Noteholders, in consideration of the issuance by Buyer to the Seller Noteholders of the applicable portion of the Aggregate Share Consideration, subject to and in accordance with the terms hereof;

(P) Option Redemption Agreements duly executed by Seller and those holders of stock options of Seller mutually determined by Buyer and Seller prior to Closing;

(Q) audited financial statements of Seller for each of the two fiscal years ended December 31, 2009 and 2010 together with an audit report thereon by Moss Adams LLP, and financial statements of Seller for the interim period ended June 30, 2011, reviewed  by Moss Adams LLP; and

(R) such other documents or information as Buyer may reasonably request for the purpose of completing its due diligence review of Seller and the Business, including, without limitation, (A) evidencing the accuracy of any of Seller’s representations and warranties, (B) evidencing the performance by Seller, or the compliance by Seller with, any covenant or obligation required to be performed or complied with by Seller pursuant to this Agreement, or (C) otherwise facilitating the consummation or performance of any of the Contemplated Transactions, it being understood and agreed that Buyer’s obligations at the Closing are conditioned upon Buyer’s satisfaction, in its sole discretion, with the results of its due diligence review of Seller and the Business.

(ii) Buyer shall be satisfied in its sole discretion with the results of its due diligence review of Seller and the Business.

(iii) each investment banking firm engaged by Buyer shall have approved the Contemplated Transactions.

(b) As a condition to Seller’s obligations at the Closing:

(i) Buyer shall deliver to Seller:

(A) certificates representing the Augme Closing Shares;

(B) the Bill of Sale, executed by Buyer;

(C) the Assignment and Assumption Agreement; executed by Buyer;

(D) the Employment Agreements, executed by Buyer;

(E) the Escrow Agreement (as defined below) executed by Buyer and Escrow Agent (as defined below);

(F) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the Closing and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing;

(G) a certificate of the Secretary of Buyer certifying, as complete and accurate as of the Closing, attached copies of the Governing Documents of Buyer and certifying that the execution and delivery of this Agreement and the consummation of the Contemplated Transactions has been approved by all requisite authority and certifying to the incumbency and signatures of the officers of Buyer executing this Agreement and any other document relating to the Contemplated Transactions;

(H)  a certificate as of a date not earlier than the tenth business day prior to the Closing Date as to the good standing of Buyer, executed by the appropriate officials of the State of Delaware; and

(I) such other documents or information as Seller may reasonably request for the purpose of completing its due diligence review of Buyer otherwise facilitating the consummation or performance of any of the Contemplated Transactions, it being understood and agreed that Seller’s obligations at the Closing are conditioned upon Seller’s satisfaction, in its sole discretion, with the results of its due diligence review of Buyer.

(ii) Seller shall be satisfied in its sole discretion with the results of its due diligence review of Buyer; and

(iii) Immediately upon Closing, Ivan Braiker shall be duly appointed to the Board of Directors of Buyer.

(c) Buyer shall deliver to the Escrow Agent instructions as to the issuance of stock certificates representing the shares comprising the Indemnification Escrow, allocated among and issued in the names of the Seller Noteholders and the Seller Stockholders as provided in Schedule 2.6(c) (subject to amendment prior to Closing);

(d) Buyer shall deliver to the Escrow Agent instructions as to the issuance of stock certificates representing the Claw Back Escrow, allocated among and issued in the names of the Seller Noteholders and the Seller Stockholders as provided in Schedule 2.6(d) (subject to amendment prior to Closing).

(e)  Buyer shall deliver to the Seller Noteholders and the Seller Stockholders the information required to be delivered to non-accredited investors pursuant to Rule 502 of Regulation D (as the same may be supplemented prior to Closing, the “Buyer Offering Materials”), in order for Buyer’s issuance of the Aggregate Share Consideration to be exempt from registration pursuant to Rule 506 of Regulation D and/or Regulation S.

     Section 2.7.  Deferred Consents. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor the Assignment and Assumption Agreement shall constitute an agreement to assign or transfer any contract, lease, authorization, license or Governmental Authorization, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment or transfer thereof, without the consent of a third party thereto or of the issuing Governmental Body, as the case may be, would constitute a breach thereof.  If a Deferred Consent is not obtained, or if an attempted assignment or transfer thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, then, in each such case, (a) the Deferred Item shall be withheld from sale pursuant to this Agreement without any reduction in the Purchase Price, (b) from and after the Closing, Seller and Buyer will cooperate, in all reasonable respects, to obtain such Deferred Consent as soon as practicable after the Closing, and (c) until such Deferred Consent is obtained, Seller and Buyer will cooperate, in all reasonable respects, to provide to Buyer the benefits under the Deferred Item to which such Deferred Consent relates (with Buyer entitled to all the gains and responsible for all the losses, Taxes, liabilities or obligations thereunder). In particular, in the event that any such Deferred Consent is not obtained prior to the Closing, then Buyer and Seller shall enter into such arrangements (including subleasing or subcontracting if permitted) to provide to the parties hereto the economic and operational equivalent of obtaining such Deferred Consent and assigning or transferring such contract, lease, authorization, license or Governmental Authorization, including enforcement for the benefit of Buyer of all claims or rights arising thereunder, and the performance by Buyer of the obligations thereunder on a prompt and punctual basis.

     Section 2.8. Restrictive Legends; Market Standoff.

          (a)  The Aggregate Share Consideration shall not have been registered and shall be characterized as “restricted securities” under the U.S. federal securities laws, and under such laws such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing the Aggregate Share Consideration shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

and, if applicable:

“THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER HEREOF OR ANY AFFILIATE OF SUCH ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO SUCH ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 904 AND 905 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO SUCH ISSUER’S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C)  OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES, AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO SUCH ISSUER.  HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

and any legends required by state securities laws.

          (b) Each Seller Noteholder and Seller Stockholder shall agree pursuant to the Investor Representation Statement that it, he or she shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale (collectively, the “Restricted Transactions”), any of the Aggregate Share Consideration until such Aggregate Share Consideration is eligible for sale pursuant to the exemption from registration set forth in Rule 144 promulgated under the Securities Act (the “Restricted Period”). Buyer may impose stop-transfer instructions and may stamp each certificate representing the Aggregate Share Consideration with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE, AS SET FORTH IN THAT CERTAIN AMENDED AND RESTATED ASSET PURCHASE AGREEMENT DATED AS OF AUGUST 25, 2011 BETWEEN AUGME TECHNOLOGIES, INC. (THE “COMPANY”) AND HIPCRICKET, INC., A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS MAY PREVENT TRANSFER OF THESE SHARES AND MAY BE BINDING ON ALL TRANSFEREES OF THESE SHARES.”

     Section 2.9. Sale of Shares Pursuant to Exemption. The parties hereto acknowledge and agree that the Aggregate Share Consideration shall constitute “restricted securities” within the meaning of the Securities Act. Seller will cause each Seller Noteholder and Seller Stockholder to execute and deliver to Buyer an Investor Representation Statement in the form attached hereto as Exhibit 2.6(a)(i)(I) (the “Investor Representation Statement”). It is

acknowledged and understood that Buyer is relying on the written representations made by each of the Seller Noteholders and Seller Stockholders in the Investor Representation Statements.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

     Except as set forth in the Disclosure Letter, Seller represents and warrants to Buyer as follows:

     Section 3.1. Organization and Good Standing. Part 3.1 contains a complete and accurate list of Seller’s jurisdiction of incorporation and any other jurisdictions in which it is qualified to do business as a foreign corporation. Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Seller Contracts. Seller is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification; except where the failure to be so qualified or in good standing in such jurisdiction would not reasonably be expected to have a Material Adverse Effect on Seller.

     Section 3.2. Enforceability; Authority; No Conflict.

          (a)  This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Upon the execution and delivery by Seller of each agreement and certificate to be executed or delivered by Seller at the Closing pursuant to Section 2.6(a) (the “Seller’s Closing Documents”), each of Seller’s Closing Documents will constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms. Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Seller’s Closing Documents and to perform its obligations under this Agreement and Seller’s Closing Documents, and such action has been duly authorized by all necessary action by the Seller Stockholders and directors of Seller.

          (b)  Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), (i) breach any provision of any of the Governing Documents of Seller or any resolution adopted by the board of directors or the Seller Stockholders; (ii) breach or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Seller, or any of the Assets, may be subject; (iii) contravene, conflict with or result in a violation or breach of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Seller or that otherwise relates to the Assets or to the Business; (iv) breach any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract; (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or (vi) result in any Seller Stockholder having the right to exercise dissenters’ appraisal rights.

(c) Except as set forth in Part 3.2(c), Seller is not required to obtain any Consent from or give notice to any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     Section 3.3. Capitalization. The authorized equity securities of Seller consist of 43,000,000 shares of common stock, of which 30,395,273 shares are issued and outstanding. The Seller Stockholders are the only Persons entitled to vote on the Contemplated Transactions for Seller.  Part 3.3 sets forth (i) a list of all of the Seller Stockholders and Seller Noteholders  indicating the number and class of shares of Seller held by each (or, as to the Seller Noteholders, to be held by each as of  the Closing) and, to the best of Seller’s Knowledge, the current primary residence address of each, and (ii) a list of all outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any equity securities of Seller, or contracts, commitments, understandings or arrangements by which Seller is or may become bound to issue equity securities of Seller.  None of the outstanding equity securities of Seller was issued in violation of the Securities Act or any other Legal Requirement in a manner that could reasonably be determined to give rise to a right of rescission on the part any holder of such equity securities.

     Section 3.4. Financial Records. Seller has delivered to Buyer such financial Records, including banking statements and Tax Returns, as has been requested by Buyer (collectively, the “Financial Records”). The financial data contained in such Financial Records is true and correct in all material respects as at the respective dates of and for the periods referred to in such Financial Records, subject in all events to Section 3.17.

     Section 3.5. Books and Records. The books of account and other Financial Records of Seller relating to the Business, all of which have been made available to Buyer, are complete and correct in all material respects, and represent actual, bona fide transactions and have been maintained in accordance with sound business practices. The minute books of Seller, to the extent they exist, all of which have been made available to Buyer to the extent they relate to the Business, contain accurate and complete Records of all meetings held of, and corporate action taken by, the stockholders and the board of directors of Seller, and no meeting relating to the Business of any such stockholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

     Section 3.6. Sufficiency of Assets. Except as set forth in Part 3.6, the Assets include all the operating assets of the Business.

     Section 3.7. Real Property. Part 3.7 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Seller has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Real Property Leases for which the Business is presently reliant.  Seller does not have any ownership interest in any Real Property.

     Section 3.8. Title To Assets; Encumbrances. Seller owns good and transferable title to all the Assets free and clear of any Encumbrances other than (a) those described in Part 3.8, (b) those for Taxes not yet due and payable, (c) statutory Encumbrances of landlords with respect to Real Property Leases, (d) Encumbrances of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and not yet delinquent, and (e) in the case of Real Property Leases, in addition to items (b) and (c), zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by Seller (collectively, “Permitted Encumbrances”).

     Section 3.9. Condition of Tangible Personal Property. Each item of Tangible Personal Property included in the Assets is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the Ordinary Course of Business and, to the Knowledge of Seller, is free from latent and patent defects. No item of Tangible Personal Property included in the Assets is in need of repair or replacement other than as part of routine maintenance in the Ordinary Course of Business. Except as disclosed in Part 3.9, all Tangible Personal Property used in the Business and included in the Assets is in the possession of Seller.

     Section 3.10. Accounts Payable. Part 3.10 contains a complete and accurate list of all Accounts Payable as of the date of this Agreement.  The Closing Statement shall contain a complete and accurate list of all Accounts Payable as of the Closing Date.

     Section 3.11. No Undisclosed Liabilities. Except as set forth in Part 3.11, in the Financial Statements or on the Closing Statement, Seller has no Liability.

Section 3.12. Tax Returns Filed and Taxes Paid. Seller has filed or caused to be filed on a timely basis all Tax Returns. All Tax Returns filed by Seller are true, correct and complete. Seller has paid, or made provision for the payment of, all Taxes that have or may have become due for all periods covered by the Tax Returns or otherwise, or pursuant to any assessment received by Seller, except such Taxes, if any, as are listed in Part 3.12 and are being contested in good faith. Except as provided in Part 3.12, Seller currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made or is expected to be made by any Governmental Body in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and Seller has no Knowledge of any basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such Encumbrance.  All Taxes that Seller is or was required to withhold, deduct or collect have been duly withheld, deducted and collected and, to the extent required, have been remitted to the proper Governmental Body or other Person.  Seller has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of federal Income Tax within the meaning of Code section 6662.  The charges, accruals and reserves with respect to Taxes on the Records of Seller are adequate (determined in accordance with GAAP) and are at least equal to Seller’s liability for Taxes.  Part 3.12 sets forth the basis of Seller in its assets as of the most recent practicable date.

     Section 3.13. No Subsidiaries.  Seller does not own, beneficially or of record, any capital stock or other equity interest in any corporation, limited liability company, partnership, joint venture or other business association of any kind whatsoever.

     Section 3.14. Employee Benefits.

          (a) Set forth in Part 3.14(a) is a complete and correct list of all Employee Plans that (i) are maintained, administered or contributed to by Seller or has been maintained, administered or contributed to in the last six (6) years by Seller, or with respect to which Seller has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of Seller, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof.  Except as disclosed in Part 3.14(a), Seller has never maintained, administered or contributed to an Employee Plan that is (w) a “Defined Benefit Plan” (as defined in Section 414(j) of the Code); (x) a plan intended to meet the requirements of Section 401(a) of the Code; (y) a “Multiemployer Plan” (as defined in Section 3(37) of ERISA); or (z) a plan subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. There has never been any other corporation or trade or business controlled by, controlling under common control with or in the same controlled group with Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA).

   (b) Seller has delivered to Buyer true, accurate and complete copies of (i) the documents comprising each Employee Plan (or, with respect to any Employee Plan which is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters which relate to the obligations of Seller); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Employee Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, or any other Governmental Body that pertain to each Employee Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Government Body with respect to the Employee Plans during the current year and each of the six preceding years; (v) all collective bargaining agreements pursuant to which contributions to any Employee Plan(s) have been made or obligations incurred (including both pension and welfare benefits) by Seller, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities; (vi) all securities registration statements filed with respect to any Employee Plan; (vii) all contracts and insurance policies with insurance companies, third-party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Plan; (viii) all summary plan descriptions, summaries of material modifications and memoranda, employee handbooks and other written communications regarding the Employee Plans; (ix) a sample of all current administrative forms for each Employee Plan; and (x) the most recent nondiscrimination test reports with respect to the Employee Plans for each of the six preceding years.

          (c) Except as disclosed in Part 3.14(c), full payment has been made of all amounts that are required under the terms of each Employee Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Employee Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date.

          (d) The form of all Employee Plans is in compliance, in all material respects with the applicable terms of ERISA, the Code, and any other applicable Legal Requirement, including the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993 and the Health Insurance Portability and Accountability Act of 1996, and such plans have been operated in compliance in all material respects with such Legal Requirements and the written Employee Plan documents. Neither Seller nor any fiduciary of an Employee Plan has violated the requirements of Section 404 of ERISA. All required reports and descriptions of the Employee Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Body and distributed as required, and all notices required by ERISA or the Code or any other Legal Requirement with respect to the Employee Plans have been appropriately given.

          (e) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Seller has no Knowledge of any circumstances that will or could result in revocation of any such favorable determination letter.

          (f) There is no material pending or, to the Knowledge of Seller, threatened Proceeding relating to any Employee Plan, nor is there any basis for any such Proceeding. Neither Seller nor any fiduciary of an Employee Plan has engaged in a transaction with respect to any Employee Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Seller or Buyer to a Tax or penalty imposed by the Code or ERISA or a violation of Section 406 of ERISA. The Contemplated Transactions will not result in the potential assessment of a Tax or penalty under the Code or ERISA nor result in a violation of Section 406 of ERISA, except as contemplated by Section 5.1(c)(iii).

          (g) Seller has maintained workers’ compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance or otherwise except as disclosed to Buyer on Part 3.14(g).

          (h) Except as required by Legal Requirements and as provided in Sections 5.1(c)(iii): (x) the consummation of the Contemplated Transactions will not accelerate the time of vesting or the time of payment, or increase the amount, of compensation or benefits due to any director, employee, officer, former employee or former officer of Seller, and there has been no communication whatsoever of any commitment by Seller to create any new Employee Plan that is not yet effective; and (y) there are no contracts or arrangements providing for payments that could subject any person to liability for tax under Section 4999 of the Code.

          (i)  Seller has no obligations or potential liability for benefits to employees, former employees or their respective dependents following termination of employment or retirement under any of the Employee Plans that are Employee Welfare Benefit Plans.

          (j) None of the Contemplated Transactions will result in an amendment, modification or termination of any of the Employee Plans. Except as further described in Part 3.14(j), no written or oral representations have been made to any employee or former employee of Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time beyond the end of the current plan year (except to the extent of coverage required under COBRA). No written or oral representations have been made to any employee or former employee of Seller concerning the employee benefits of Buyer.

          (l) No benefit under any Employee Plan has in the past or could give rise in the future to the payment of any amount that would not be deductible pursuant to the current provisions of the Code.

     Section 3.15. Compliance With Legal Requirements; Governmental Authorizations.

          (a) Seller is, and at all times since its inception has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Assets except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Seller.

          (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by Seller of, or a failure on the part of Seller to comply with, any Legal Requirement or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature with respect to any Legal Requirement.

          (c) Seller has not received, at any time since its inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement or (B) any actual, alleged, possible or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (d) Part 3.15(d) contains a complete and accurate list of each material Governmental Authorization that is held by Seller or that otherwise relates to the Business or the Assets.  Each Governmental Authorization listed or required to be listed in Part 3.15(d) is valid and in full force and effect. Seller is, and at all times since its inception has been, in compliance in all material respects with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Part 3.15(d).  The Governmental Authorizations listed in Part 3.15(d) collectively constitute all of the Governmental Authorizations necessary to permit Seller to lawfully conduct and operate the Business in the manner in which it currently conducts and operates the Business and to permit Seller to own and use the Assets in the manner in which it currently owns and uses the Assets except where the failure to comply would not reasonably be expected to have a Material Adverse Effect on Seller.  Seller expressly disclaims any representation or warranty that the Governmental Authorizations listed in Part 3.15(d) are necessary or sufficient for the lawful conduct and operation of the Business by Buyer from and after the Closing.

     Section 3.16. Legal Proceedings; Orders.

          (a) Except as set forth in Part 3.16(a), there is no pending, and to Seller’s Knowledge threatened, Proceeding:

               (i) by or against Seller or that otherwise relates to or may affect the Business, or the Assets; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.

To Seller’s Knowledge, no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Part 3.16(a). There are no Proceedings listed or required to be listed in Part 3.16(a) that could have a Material Adverse Effect on Seller.

          (b) Except as set forth in Part 3.16(b):

               (i) there is no Order to which Seller, the Business or any of the Assets is subject; and

               (ii) To Seller’s Knowledge, no officer, director, agent or employee of Seller is subject to any Order that prohibits such officer, director, agent or employee from engaging in or continuing any conduct, activity or practice relating to the Business.

          (c) Except as set forth in Part 3.16(c):

               (i) Seller is, and, at all times since its inception has been in compliance in all material respects with all of the terms and requirements of each Order to which it or any of the Assets is or has been subject;

               (ii) No event has occurred or circumstance exists that is reasonably likely to constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply with any term or requirement of any Order to which Seller or any of the Assets is subject; and

               (iii) Seller has not received, at any time since its inception, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller or any of the Assets is or has been subject.

     Section 3.17.  Financial Statements; Absence of Certain Changes and Events.

(a)   Financial Statements.

(i)  Attached to Part 3.17(a)(i) are the following unaudited financial statements of Seller (collectively, the “Annual Financial Statements”):

(A)    the balance sheets of Seller as of December 31, 2008, December 31, 2009 and December 31, 2010;

(B)  the statements of operations of Seller for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010; and

(C)  the cash flow statements of Seller for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010.

(ii)  Attached to Part 3.17(a)(ii) are the following unaudited interim financial statements of Seller (collectively, the “Interim Financial Statements”):

(A)  the unaudited balance sheet (“Latest Balance Sheet”) for Seller as of June 30, 2011 (the “Latest Balance Sheet Date”); and

(B)   the unaudited statement of operations for the quarterly period ended June 30, 2011; and

(C)   the cash flow statement for the quarterly period ended June 30, 2011.

(iii)  Each of the Annual Financial Statements and the Interim Financial Statements (collectively, the “Financial Statements”) is consistent with the books and records of Seller and fairly reflects in all material respects the financial condition, results of operations and cash flows of Seller as of the date and for the periods related thereto and have been prepared in accordance with GAAP applied on a consistent basis (except, in the case of the Annual Financial Statements and the Interim Financial Statements for the absence of footnote disclosure and, in the case of the Interim Financial Statements, for normal and immaterial year-end adjustments) throughout the periods covered thereby.

(b)  Absence of Certain Changes and Events.  Other than actions taken in furtherance of the sale of its assets or other business combination transaction involving it, since June 30, 2011, Seller has conducted its business only in the Ordinary Course of Business.  Since June 30, 2011, there has not been any event, whether individually or in the aggregate, which could reasonably be expected to have a Material Adverse Effect on Seller. Since June 30, 2011, there has not been (i) any sale, lease or other disposition of any asset or property of Seller necessary to operate the Business (including the Intellectual Property Assets) or the creation of any Encumbrance on any of the Assets (except for Permitted Encumbrances), (ii) any indication by any customer or supplier of an intention to prematurely discontinue or change the terms of its relationship with Seller; (iii) any entry into, termination of or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract relating to the Business; and (iv) any damage to or destruction or loss of any Asset, whether or not covered by insurance.

     Section 3.18. Contracts; No Defaults.

          (a) Except as set forth in Part 3.18(a), each Seller Contract listed on Exhibit 2.1 is in full force and effect, is valid and enforceable in accordance with its terms, is assignable by Seller to Buyer without the consent of any other Person, and, to the Knowledge of Seller, will upon completion or performance thereof not have a Material Adverse Effect on the Business or Assets.

          (b) Except as set forth in Part 3.18(b):

               (i) Seller is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of each Seller Contract which is being assumed by Buyer;

               (ii) to Seller’s Knowledge, each other Person that has or had any obligation or liability under any Seller Contract which is being assigned to Buyer is, and at all times has been, in compliance in all material respects with all applicable terms and requirements of such Seller Contract;

               (iii) to Seller’s Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a Breach of, or give Seller or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any Seller Contract that is being assigned to or assumed by Buyer; and

               (iv) to Seller’s Knowledge no event has occurred or circumstance exists under or by virtue of any Contract that (with or without notice or lapse of time) would cause the creation of any Encumbrance affecting any of the Assets.

     Section 3.19. Insurance.

          (a) To the extent such items exist and pertain to the Assets or Assumed Liabilities, Seller has delivered to Buyer (i) accurate and complete copies of all policies of insurance (and correspondence relating to coverage thereunder), including pending applications, to which Seller is a party or under which Seller is or has been covered at any time since its inception, (ii) a description of any self-insurance arrangements, (iii) a list of any reserves for losses, (iv) accurate and complete copies of any contracts involving a transfer of the risk of loss, (v) accurate and complete copies of any obligations of Seller to insure Third Parties, and (vi) a summary of all loss experiences and claims made under any of the foregoing, a list of which is included in Part 3.19(a).

          (b) All policies of insurance as described in Section 3.19(a)(i) are (i) valid, outstanding and enforceable, and (ii) to Seller’s Knowledge, issued by an insurer that is financially sound and reputable.

     Section 3.20. Environmental Matters. Seller is, and at all times has been, in compliance in all material respects with, and has not been and is not in violation of or liable under, any Environmental Law. Seller does not have any basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or threatened order, notice or other communication from (i) any Governmental Body or private citizen acting in the public interest or (ii) the current or prior owner or operator of any location where Seller currently or previously has conducted its business, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities.

     Section 3.21. Employees.

          (a) Seller has made available to Buyer a complete and accurate list of the following information for each employee of Seller that is engaged in the Business, including each employee on leave of absence or layoff status and each consultant or independent contractor that has provided services to Seller that are material to the Business or the development of the technology of the Business: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since December 31, 2009; sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

         (b) No officer, director, agent, employee, consultant, or contractor of Seller that was or is engaged in the Business is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor (i) to engage in or continue or perform any conduct, activity, duties or practice relating to the Business, or (ii) to assign to Seller or to any other Person any rights to any invention, improvement, or discovery. No former or current employee, consultant or contractor of Seller is a party to, or is otherwise bound by, any Contract that in any way adversely affected, affects, or will affect the ability of Seller or Buyer to conduct the Business as heretofore carried on by Seller.

     Section 3.22. Labor Disputes; Compliance.

          (a) Seller has complied in all material respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other employment practices, the payment of social security and similar Taxes and occupational safety and health. Seller is not liable for the payment of any Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

          (b) Except as disclosed in Part 3.22(b), (i) Seller has not been, and is not now, a party to any collective bargaining agreement or other labor contract; (ii) since December 31, 2008, there has not been, there is not presently pending or existing, there is not threatened, any strike, slowdown, picketing, work stoppage or employee grievance process involving Seller; (iii) no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute; (iv) there is not pending or, to Seller’s Knowledge, threatened against or affecting Seller any Proceeding relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed with the National Labor Relations Board or any comparable Governmental Body, and there is no organizational activity or other labor dispute against or affecting Seller; (v) no application or petition for an election of or for certification of a collective bargaining agent is pending; (vi) no grievance or arbitration Proceeding with respect to any Legal Requirements described in Section 3.22(a) exists that might have an adverse effect upon Seller or the conduct of the Business; (vii) there is no lockout of any employees by Seller, and no such action is contemplated by Seller; and (viii) there has been no charge of discrimination filed against or threatened against Seller with the Equal Employment Opportunity Commission or similar Governmental Body.

     Section 3.23. Intellectual Property Assets.

          (a) The term “Intellectual Property Assets” means all intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, and which, whether directly or indirectly, are related to, used in connection with, or are or will form a part of the Business, including, but not limited to:

               (i) Seller’s name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, “Marks”);

               (ii) ) all patents and patent applications, and any continuation, divisional, renewal, substitute or reissue thereof, or any legal equivalent thereof in a foreign country, and all inventions and discoveries that may be patentable in the United States or any foreign country (collectively, “Patents”);

               (iii) all registered and unregistered copyrights in both published works and unpublished works (collectively, “Copyrights”);

               (iv) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints (collectively, “Trade Secrets”); and

               (v) all rights in internet web sites and internet domain names presently registered to Seller (collectively “Domain Names”).

          (b) Part 3.23(b) contains a complete and accurate list, and Seller has delivered to Buyer accurate and complete copies, of all Seller Contracts relating to the Intellectual Property Assets, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available Software programs under which Seller is the licensee. There are no outstanding and no threatened disputes or disagreements with respect to any such Contract.

          (c) (i) Except as set forth in Part 3.23(c), the Intellectual Property Assets are all those necessary for the operation of the Business as it is currently conducted. Seller is the owner or licensee of all right, title and interest in and to each of the Intellectual Property Assets, free and clear of all Encumbrances, and has the right to use without payment to a Third Party all of the Intellectual Property Assets, other than in respect of licenses listed in Part 3.23(c).

               (ii) Except as set forth in Part 3.23(c), all former employees of Seller since its inception, and all current employees of Seller have executed written Contracts with Seller that assign to Seller all rights to any inventions, improvements, discoveries or information relating to the Business.

          (d) Seller has no Patents.

          (e) (i) Part 3.23(e) contains a complete and accurate list of all Marks.

               (ii) All Marks which have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Legal Requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), and are valid and enforceable.

               (iii) No Mark has been or is now involved in any opposition, invalidation or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any of the Marks.

               (iv) To Seller’s Knowledge, there is no potentially interfering trademark or trademark application of any other Person.

               (v) No Mark is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the Marks used by Seller infringes or is alleged to infringe any trade name, trademark or service mark of any other Person.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

          (f) (i) Part 3.23(f) contains a complete and accurate list of all registered Copyrights.

               (ii) All of the registered Copyrights are currently in compliance with formal Legal Requirements, and are valid and enforceable.

               (iii) No Copyright is infringed or, to Seller’s Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any Third Party or is a derivative work based upon the work of any other Person.

               (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

          (g) (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) Seller has taken all reasonable precautions to protect the secrecy, confidentiality and value of all Trade Secrets (including the enforcement by Seller of a policy requiring each employee or contractor to execute proprietary information and confidentiality agreements substantially in Seller’s standard form, and all current and former employees and contractors of Seller have executed such an agreement).

               (iii) Seller has good title to and an absolute right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature and, to Seller’s Knowledge, have not been used, divulged or appropriated either for the benefit of any Person (other than Seller) or to the detriment of Seller. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way or infringes any intellectual property right of any other Person.

          (h) (i) Part 3.23(h) contains a complete and accurate list of all Domain Names.

               (ii) All Domain Names have been registered in the name of Seller and are in compliance in all material respects with all formal Legal Requirements.

               (iii) No Domain Name has been or is now involved in any dispute, opposition, invalidation or cancellation Proceeding and, to Seller’s Knowledge, no such action is threatened with respect to any Domain Name.

               (iv) To Seller’s Knowledge, no Domain Name is infringed or, to Seller’s Knowledge, has been challenged, interfered with or threatened in any way. No Domain Name infringes, interferes with or, to Seller’s Knowledge, is alleged to interfere with or infringe the trademark, copyright or domain name of any other Person.

     Section 3.24. Compliance With the Foreign Corrupt Practices Act and Export Control and Antiboycott Laws. Seller, and to Seller’s Knowledge its Representatives, have at all times acted in compliance with the Foreign Corrupt Practices Act. Seller has at all times been in compliance with all Legal Requirements relating to export control and trade embargoes. Seller has not violated the antiboycott prohibitions contained in 50 U.S.C. §2401 et seq. or taken any action that can be penalized under Section 999 of the Code.

     Section 3.25. Brokers or Finders. Except as disclosed in Part 3.25, neither Seller, nor to Seller’s Knowledge any of its Representatives, have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the sale of the Business, the Assets or the Contemplated Transactions.

      Section 3.26. Relationship with Related Persons. Except as disclosed in Part 3.26, no Related Person of Seller has, or since Seller’s inception has had, any ownership interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the Business, other than as an owner of Seller’s equity securities.  Neither Seller nor any Related Person of Seller owns, or since Seller’s inception has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with Seller other than business dealings or transactions disclosed in Part 3.26, each of which has been conducted in the Ordinary Course of Business with Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with Seller with respect to any line of the products or services of Seller (a “Competing Business”) in any market presently served by Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 3.26, no Related Person of Seller is a party to any Contract with, or has any claim or right against, Seller.

         Section 3.27. NO OTHER WARRANTIES OR REPRESENTATIONS.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III (AS MODIFIED BY THE DISCLOSURE LETTER), NEITHER SELLER NOR ANY OF ITS REPRESENTATIVES MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE BUSINESS, THE ASSETS, THE ASSUMED LIABILITIES OR THE CONTEMPLATED TRANSACTIONS, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER OR ANY OF ITS REPRESENTATIVES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, (I) SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, CONCERNING THE ASSETS THAT ARE TANGIBLE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY AS TO VALUE, QUANTITY, QUALITY, CONDITION, MERCHANTABILITY, SUITABILITY FOR USE, SALABILITY, OBSOLESCENCE, WORKING ORDER, VALIDITY OR ENFORCEABILITY, AND (II) BUYER SPECIFICALLY ACKNOWLEDGES THAT NO WARRANTIES THAT ANY OF THE ASSETS THAT ARE TANGIBLE PERSONAL PROPERTY IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE ARE MADE OR SHOULD BE IMPLIED.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     Section 4.1. Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now conducted.

     Section 4.2. Enforceability; Authority; No Conflict.

          (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of each agreement and certificate to be executed or delivered by Buyer at Closing pursuant to Section 2.6(b) (the “Buyer’s Closing Documents”), each of Buyer’s Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer, as the case may be, in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and Buyer’s Closing Documents and to perform its obligations under this Agreement and Buyer’s Closing Documents, and such action has been duly authorized by all necessary corporate action.

          (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer’s Governing Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

Section 4.4  SEC Reports and Filings; Buyer Offering Materials.  Except as set forth on Schedule 4.4 hereto, Buyer’s (i) Annual Report on Form 10-K for the fiscal year ended February 28, 2011, filed with the SEC on May 16, 2011,  (ii) Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2011, filed with the SEC on July 12, 2011, (iii) Registration Statement on Form S-1/A (SEC registration number 333-172865), declared effective by the SEC on June 10, 2011, and (iv) Current Reports on Form 8-K filed with the SEC since May 16, 2011 (all of the foregoing documents, collectively, the “SEC Documents”), including the financial statements contained therein, (i) complied with all applicable Legal Requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder, at and as of the times they were filed in all material respects, and (ii) did not at and as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Buyer Offering Materials (i) constitute the information required to be delivered to non-accredited investors pursuant to Rule 502 of Regulation D in order for Buyer’s issuance of the Aggregate Share Consideration to the Seller Noteholders and Seller Stockholders to be exempt from registration pursuant to Rule 506 of Regulation D, assuming the truth and accuracy of the Investor Representation Statements executed by the Seller Noteholders and Seller Stockholders, and (ii) do not, as of the dates and periods covered thereby, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

    Section 4.5. Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer that challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with, this Agreement or any of the Contemplated Transactions.  To Buyer’s Knowledge, no such Proceeding has been threatened.

     Section 4.6. No Reliance.  Buyer acknowledges that in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations, warranties, covenants and obligations of Seller explicitly set forth in this Agreement, Buyer has relied solely upon its (and its Representatives’) independent investigation, analysis and evaluation of Seller  and of the Contemplated Transactions contemplated by this Agreement (including its own estimate and appraisal of the value of the Company and its financial conditions, assets, operations, and prospects).  Buyer confirms to Seller that (a) Buyer and its Representatives have had full opportunity to discuss, ask questions, and obtain data regarding the Company, this Agreement, and the transactions contemplated hereby of and with Seller and its Representatives, and (b) Buyer is sophisticated, knowledgeable, and capable of evaluating the matters set forth above.

     Section 4.7. Capital Stock.  The Aggregate Share Consideration to be issued by Buyer pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and free and clear from any Encumbrance in respect of the issuance thereof, except as provided in this Agreement and except for Encumbrances created by or imposed upon the holder of such shares.  Such Aggregate Share Consideration will not be subject to any preemptive rights or other restrictions, except as provided in this Agreement, or under federal and applicable state securities laws.  Assuming the representations and warranties of each Seller Noteholder and Seller Stockholder in his, her or its Investor Representation Statement are true and correct, the Aggregate Share Consideration and any other shares of common stock of Buyer issuable pursuant to this Agreement will be issued in compliance with applicable federal or state securities laws.

Section 4.8.  Code §368(a)(1)(C) Reorganization Status.

(a)      There is no present plan or intention for Buyer or any person related to Buyer (as defined in Reg. Sec. 1.368-(1)(e)(3)) to acquire or redeem, during the five-year period beginning on the Closing Date, any of the Aggregate Share Consideration issued in the transaction either directly or indirectly or through any transaction, agreement, or arrangement with any other Person.

(b)      Buyer has no present plan or intention to sell or otherwise dispose of any of the Assets.

(c)      Buyer has no present intention not to continue the historic business of Seller or not to use a significant portion of Seller’s business assets in Buyer’s business.

(d)      Buyer is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

Section 4.9  NO OTHER WARRANTIES OR REPRESENTATIONS.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IV, NEITHER BUYER NOR ANY OF ITS REPRESENTATIVES MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO BUYER OR THE CONTEMPLATED TRANSACTIONS, AND BUYER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY BUYER OR ANY OF ITS REPRESENTATIVES.

ARTICLE V

ADDITIONAL COVENANTS

     Section 5.1. Employees and Employee Benefits.

          (a) Information on Active Employees. For the purpose of this Agreement, the term “Active Employees” shall mean all employees employed on the Closing Date by Seller for the Business who are employed exclusively in the Business as then conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

          (b) Employment of Active Employees by Buyer.

               (i) Not later than the Closing Date, Buyer shall offer employment to the current employees of Seller listed on Schedule 5.1(b) at the compensation rates and with the benefits set forth on Schedule 5.1(b) (any such employees who accept such offer of employment being referred to as the “Hired Active Employees”). Buyer shall have no obligation to offer employment to any employees whose employment had been terminated (voluntarily or involuntarily) or who have retired prior to the Closing Date.  Buyer shall inform Seller promptly of the identities of those Active Employees to whom it will not make employment offers.

               (ii) Neither Seller nor any of its Related Persons shall solicit the continued employment of any Hired Active Employee after the Closing.

               (iii) It is understood and agreed that (A) Buyer’s expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those set forth in this Section and the Employment Agreements, and (B) unless otherwise specified in the Employment Agreements, employment offered by Buyer is “at will” and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees, except as otherwise provided in the Employment Agreements.

          (c) Salaries and Benefits.

               (i) Seller shall be responsible for (A) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Seller through the close of business on the Closing Date, including pro rata bonus payments and all vacation pay earned prior to the Closing Date, if any; and (B) the payment of any termination or severance payments if such employee is not a Hired Active Employee, provided that all Hired Active Employees shall waive in writing any and all termination or severance payments that would otherwise result from the termination of their employment by Seller.

               (ii) Seller shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Closing Date under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

                (iii)  Prior to the Closing Date, Seller may, in its sole discretion, accelerate some or all of the unvested stock options issued under Seller’s Equity Compensation Plan, in order that the Persons holding such options may exercise such options prior to the Closing Date.  Buyer shall be responsible for reimbursing all Persons whose stock options are so accelerated or who exercise options as a result of the Contemplated Transactions an aggregate amount up to $2,000,000, subject to downward adjustment as provided in Section 2.3(b)(iv) (the “Tax Liability Coverage Amount”), on a pro rata basis (based on Tax liability) as to each Person whose stock option is so exercised, to cover any U.S. federal or state Tax liability incurred by such Persons as a result of such acceleration or the exercise of options as a result of the Contemplated Transactions, any amounts payable pursuant to Section 4999 of the Code, or any Tax liability incurred as a result of the payment of the Tax Liability Coverage Amount, which reimbursement shall be payable, at Buyer’s sole discretion either in (a) cash or (b) shares of common stock of Buyer, valued at the Augme Average Price as of the earliest date when such Tax liability becomes due and payable pursuant to applicable Legal Requirements, registered with the SEC.  Buyer shall make such reimbursement, or shall provide that any shares issued pursuant to this Section are available for resale, prior to the time when such Tax liability becomes due and payable pursuant to applicable Legal Requirements, provided that Buyer receives evidence reasonably satisfactory to Buyer and its Tax counsel or accountant substantiating the amount of each such Person’s Tax liability resulting from such accelerated vesting.  The Tax Liability Coverage Amount is in addition to the Purchase Price, and any portion of the Tax Liability Coverage Amount not paid within thirty (30) days following the final determination of the Adjustment Amount Calculation pursuant to Section 2.3(b) as reimbursement as provided herein shall be added to the Purchase Price.  Buyer shall not assume any outstanding stock options or other equity incentive awards of Seller.

          (f) No Transfer of Assets. Neither Seller nor its Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.

          (g) Terms of Employment. Subject to the provisions of Section 5.1(b)(i), Buyer will set its own initial terms and conditions of employment for the Hired Active Employees and others it may hire, including work rules, and future wage structure, all as permitted by law. Buyer is not obligated to assume any collective bargaining agreements under this Agreement. Seller shall be solely liable for any severance payment required to be made to its employees due to the Contemplated Transactions. Any bargaining obligations of Buyer with any union with respect to bargaining unit employees subsequent to the Closing, whether such obligations arise before or after the Closing, shall be the sole responsibility of Buyer.

          (h) General Employee Provisions.

               (i) Seller and Buyer shall give any notices required by Legal Requirements and take whatever other actions with respect to the plans, programs and policies described in this Section 5.1 as may be necessary to carry out the arrangements described in this Section 5.1.

               (ii) Seller and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this Section 5.1.

               (iii) If any of the arrangements described in this Section 5.1 are determined by the IRS or other Governmental Body to be prohibited by law, Seller and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

              (iv) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller, except as provided in Section 5.1(c)(iii).

     Section 5.2. Collection of Accounts Receivable.

(a) Seller shall cooperate with and assist Buyer in connection with the collection of the Accounts Receivable and shall take all actions reasonably requested by Buyer in connection therewith.  Following the Closing Date, if Seller receives any payment with respect to the Accounts Receivable it shall deliver such payment to Buyer in the form received within three (3) Business Days after its receipt thereof.  Seller shall not have any claims, defenses or rights to set-off with respect to any such payments.  Seller shall endorse or deposit any checks or other instruments received in payment of the Accounts Receivable.

(b)  In furtherance of Section 5.2(a), Seller, effective upon the Closing, constitutes and appoints Buyer and its successors and assigns the agent of Seller in the collection of the Accounts Receivable and the attorney-in-fact of Seller, with full power of substitution, to execute, sign, endorse, or deliver, in the name of Seller, receipts or any other document necessary to evidence, collect, or otherwise realize upon such Accounts Receivable, and to institute and prosecute, in the name of Seller or Buyer but on behalf of, and for the benefit of, Buyer, and at the expense of Buyer, all proceedings and actions that Buyer may deem desirable to collect, assert or enforce any claim, right or title of any kind in and to the Accounts Receivable, and to defend and compromise any and all actions, suits or proceedings that the owner of the Accounts Receivable is entitled to defend or compromise.  Seller agrees that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller in any manner and for any reason (including the dissolution of Seller).  In addition, Seller agrees to execute any further power-of-attorney that Buyer deems reasonably necessary or appropriate to give effect to this Section 5.2(b) and for Buyer to evidence, collect, or otherwise realize upon the Accounts Receivable.

        (c) Neither of Sections 5.2(a) nor (b) shall apply to any Accounts Receivable assigned to Seller pursuant to Section 2.3(b)(i).

      Section 5.3. Payment of Other Retained Liabilities. Seller shall pay, or make adequate provision for the payment, in full of all the Retained Liabilities and other Liabilities of Seller under this Agreement. If any such Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer’s use or enjoyment of the Assets or conduct of the Business previously conducted by Seller with the Assets, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from the Indemnification Escrow, as provided in Article VI, and the Tax Liability Coverage Amount.

     Section 5.4. Exchange Act Reporting Requirements.  Buyer shall remain in compliance with its reporting obligations under the Exchange Act until the Seller Noteholders and Seller Stockholders may resell all the shares of Augme Common Stock acquired pursuant to this Agreement under Rule 144 under the Securities Act in transactions in which the requirements of paragraph (c)(1) of such Rule 144 are not applicable.

     Section 5.5. Reports and Returns. Seller shall promptly after the Closing prepare and file all reports and returns required by Legal Requirements relating to the Business of Seller as conducted using the Assets, to and including the Effective Time.

     Section 5.6. Assistance in Proceedings. Each party will cooperate with the other party and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and Records in connection with, any Proceeding involving or relating to (a) any Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving Seller, the Business, or the Assets.

     Section 5.7. Noncompetition, Nonsolicitation and Nondisparagement.

        (a) Noncompetition. For a period of five (5) years after the Closing Date, Seller shall not, anywhere in the United States, directly or indirectly invest in, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any Person engaged in or planning to become engaged in the businesses of the

Business, provided, however, that Seller may acquire up to (but not more than) five percent (5%) of any class of the securities of any Person (but may not otherwise participate in the activities of such Person) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act. The geographical area encompassed by this Agreement is due to the nature and scope of Buyer’s business offerings.

          (b) Nonsolicitation. For a period of five (5) years after the Closing Date, Seller shall not, directly or indirectly:

               (i) solicit the business of any Person who is a customer of Buyer;

               (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Buyer to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer;

               (iii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, employee, consultant or other business relation of Seller on the Closing Date or within the year preceding the Closing Date to cease doing business with Buyer, to deal with any competitor of Buyer or in any way interfere with its relationship with Buyer; or

               (iv) hire, retain or attempt to hire or retain any employee or independent contractor of Buyer or in any way interfere with the relationship between Buyer and any of its employees or independent contractors.

          (c) Nondisparagement. After the Closing Date, Seller will not disparage Buyer or any of Buyer’s stockholders, directors, officers, employees or agents.

          (d) Modification of Covenant. If a final judgment of a court or tribunal of competent jurisdiction determines that any term or provision contained in Section 5.7(a) through (c) is invalid or unenforceable, then the parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. This Section 5.7 will be enforceable as so modified after the expiration of the time within which the judgment may be appealed. This Section 5.7 is reasonable and necessary to protect and preserve Buyer’s legitimate business interests and the value of the Assets and to prevent any unfair advantage conferred on Seller.

     Section 5.8. Customer and Other Business Relationships. After the Closing, Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Seller existing prior to the Closing and relating to the Business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Seller will use Best Efforts satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Seller will refer to Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, or agents shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing.

     Section 5.9. Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period consistent with Buyer’s record-retention policies and practices (but for no less than five years) those Records of Seller delivered to Buyer. Buyer also shall provide Seller and its Representatives reasonable access thereto, during normal business hours and on at least three days’ prior written notice, to enable them to prepare financial statements, Tax Returns, or deal with Tax audits.  Until such time as Seller is dissolved as a corporate entity or three (3) years following the Closing Date, whichever occurs first, Seller shall provide Buyer and its Representatives reasonable access to Records that are related to any of the Excluded Assets, during normal business hours and on at least three (3) days’ prior written notice, for any reasonable purpose relating to the Contemplated Transactions, which purpose must be specified by Buyer in such notice.

     Section 5.10. Further Assurances. The parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

     Section 5.11. Conduct of Business Pending the Effective Time. At all times from the execution of this Agreement until the Effective Time, except as set forth in Schedule 5.11 or as expressly permitted elsewhere in this Agreement, Seller shall conduct the Business in the Ordinary Course of Business and in compliance in all material respects with all applicable Legal Requirements, and use Best Efforts in light of its available cash, to preserve substantially intact the Business and goodwill, keep available the services of its officers and employees and preserve the relationships with those Persons having business dealing with Seller with respect to the Business. Furthermore, except as set forth in Schedule 5.11 or as expressly permitted elsewhere in this Agreement, Seller agrees not to take any of the following actions without the prior written consent of Buyer:

          (a) amend its Governing Documents;

          (b) (i) issue, deliver, pledge, transfer, dispose of or encumber any shares of capital stock or other equity or voting interests of Seller or any securities convertible into, exchangeable or exercisable for or representing the right to subscribe for, purchase or otherwise receive any such shares or interests or any stock appreciate rights, “phantom” stock rights, performance units, rights to receive shares of capital stock or other rights that are linked to the value of Seller’s common stock or the value of Seller or any part thereof, provided, however, that none of the foregoing shall prohibit the issuance of Seller common stock upon the exercise of valid stock options outstanding as of the date of this Agreement or conversion of outstanding notes held by Seller Noteholders;

               (ii) effect any stock split, stock combination, stock reclassification, reverse stock split, stock dividend, recapitalization or other similar transaction;

          (c) except as described in Section 5.1(c)(iii), grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date hereof to acquire any of its shares capital stock or shares of deferred stock, restricted stock awards, restricted stock units, stock appreciation rights, “phantom” stock awards or other similar rights that are linked to the value of Seller’s common stock or the value of Seller or any part thereof (whether or not pursuant to any existing stock plan of Seller);

          (d) (i) except to the extent required under existing plans or arrangements, increase any compensation or benefit of, or enter into or amend in any material respect any employment or severance agreement with any of Seller’s Representatives;

               (ii) grant any bonuses (including grants of bonuses to new hires) to any of Seller’s Representatives;

               (iii) adopt any new Employee Plan, or amend or modify any existing Employee Plan in any material respect, or, except as described in Section 5.1(c)(iii), accelerate the vesting of any compensation (including equity-based awards) for the benefit of any of Seller’s Representatives or grant or amend in any material respect any award under any existing Employee Plans;

               (iv) provide any funding for any rabbi trust or similar arrangement, or take any other action to fund or secure the payment of any compensation or benefit;

               (v) grant to any of Seller’s Representatives any severance, change-in-control, retention, termination or similar compensation or benefits or increases therein;

               (vi) hire or otherwise employ any individual other than in the Ordinary Course of Business; or

               (vii) terminate any employee other than for cause, including misconduct or breach of Seller policies.

          (e) (i) declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock or other property or any combination thereof) with respect to any shares of its capital stock or other equity or voting interests, or

               (ii) directly or indirectly adjust, recapitalize, reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of its shares of capital stock of, or other equity or voting interest in, Seller, or any options, warrants, calls or rights to acquire any such stock or other securities, other than in connection with Tax withholdings and exercise price settlement upon the exercise of any outstanding stock options or the conversion of any Seller restricted stock units outstanding on the date of this Agreement;

          (f) (i) transfer, sell, lease, sublease, license, sublicense or otherwise dispose of any material assets or properties of Seller related to the Business; or

               (ii) mortgage or pledge any of the property or assets of Seller related to the Business, or subject any such property or assets to any other Encumbrance (except Permitted Encumbrances), other than, in the case of both (i) and (ii), in the Ordinary Course of Business;

          (g) except in the Ordinary Course of Business, enter into, or amend or terminate any Seller Contract or any lease or sublease; provided that in no event shall Seller enter into any procurement contracts which require or involve the payment by Seller of more than $5,000 individually or $15,000 in the aggregate;

          (h) (i) merge with, enter into a consolidation with or otherwise acquire a material portion of the outstanding equity interests in any Person or acquire any portion of the assets or business of any Person (or any division or line of business thereof) ; or

               (ii) otherwise acquire (including, through leases, subleases and licenses of real property) any assets, except, in the case of this clause (ii), in the Ordinary Course of Business; provided that no acquisitions that make it more difficult in any material respect to obtain any approval or authorization required in connection with the Contemplated Transactions hereby under any Legal Requirement or that would reasonably be expected to prevent, delay, or impede consummation of the Contemplated Transactions hereby shall be permitted without consent;

          (i) create, incur or assume any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the indebtedness of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

          (j) create, incur or assume any Encumbrance affecting the Assets;

          (k) (i) modify, amend, accelerate, terminate or cancel any Seller Contract,

               (ii) enter into, amend or modify any agreement or arrangement with Persons that are “affiliates” (as such term is defined in Rule 144 under the Securities Act), or

               (iii) enter into, extend or renew any contract which, if executed prior to the date of this Agreement, would have been required to be disclosed pursuant to Section 3.18, other than, in each case, in the Ordinary Course of Business;

          (l) enter into, amend or modify any agreement which grants to any Person exclusive supply, manufacturing, production, marketing or distribution rights with respect to any products or technologies related to the Business;

          (m) transfer or license on an exclusive basis to any Person any rights to the Intellectual Property Assets;

          (n) sell, transfer, lease, license, sublicense, mortgage, pledge, encumber, grant or otherwise dispose of any Intellectual Property Assets or amend or modify in any respect any existing material agreements with respect to any Intellectual Property Assets;

          (o) enter into any material agreement with respect to the Intellectual Property Assets or with respect to the intellectual property of any Third Party, other than, in the case of intellectual property of any Third Party, in the Ordinary Course of Business;

          (p) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of Seller;

          (q) form any subsidiary;

          (r) make any material Tax election or settle or compromise any material Tax Liability, if such election, settlement or compromise would have the effect of increasing the Tax Liability related to the Business for any period;

          (s) materially reduce the amount of any insurance coverage provided by the existing insurance policies of Seller;

          (t) settle, pay or discharge any litigation, investigation, or arbitration, other than the settlement, payment, discharge or satisfaction thereof in the Ordinary Course of Business as long as the amount paid to settle, pay or discharge such litigation, investigation or arbitration does not exceed $10,000;

          (u) knowingly take or fail to take any action in breach of this Agreement for the purpose of (or which would be reasonably expected to) materially delaying or preventing the Contemplated Transactions (other than as required by Legal Requirements); and

          (v) authorize any of, or commit, resolve, offer, agree or announce an intention to take any of, the foregoing actions or any other action inconsistent with the foregoing.

     Section 5.12. Seller Stockholders’ Approval.

          (a) Seller shall, in accordance with applicable Legal Requirements and Seller’s Governing Documents, take all action necessary to solicit a vote or written consent on a proposal to adopt and approve this Agreement and the Contemplated Transactions as soon as practicable following the date of this Agreement and in no event later than fifteen (15) days (or such other later date which the parties may agree upon in writing) after the date of this Agreement.

          (b)  the board of directors Seller shall recommend that Seller Stockholders adopt and approve this Agreement, and Seller shall use its Best Efforts to obtain the Seller Stockholder Approval.

     Section 5.13. Third Party Consents and Regulatory Approvals.  Subject to the terms and conditions of this Agreement, each of Buyer and Seller will use its Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Legal Requirements to consummate the Contemplated Transactions as soon as practicable after the date hereof, including:

               (i) preparing and filing, in consultation with the other party and as promptly as practicable and advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, clearances, waivers, licenses, orders, registrations, approvals, permits, Tax rulings and authorizations necessary to be obtained from any third party or any Governmental Body in order to consummate the Contemplated Transactions; and

               (ii) taking all reasonable steps as may be necessary to obtain all such material consents, clearances, waivers, licenses, registrations, permits, authorizations, Tax rulings, orders and approvals.

     Section 5.14. Non-Solicitation.

          (a) Upon execution of this Agreement, Seller shall and shall cause its Representatives to cease immediately and cause to be terminated any and all existing activities, discussions or negotiations with any Person conducted heretofore with respect to, or that may reasonably be expected to lead to, an Acquisition Proposal. Seller shall promptly after the date of this Agreement instruct each Person which has heretofore executed a confidentiality agreement relating to an Acquisition Proposal with or for the benefit of Seller to promptly return or destroy all information, documents, and materials relating to the Acquisition Proposal or to Seller or its businesses, operations or affairs heretofore furnished by Seller or any of its Representatives to such Person or any of its Representatives in accordance with the terms of any confidentiality agreement with such Person.

          (b) Seller agrees that it shall not, and that it shall cause its Representatives not to, directly or indirectly, (i) initiate, solicit, or knowingly encourage or knowingly facilitate the submission of any inquiry, indication of interest, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish any non-public information to any Person (other than Buyer) in connection with, an Acquisition Proposal, (iii) enter into any letter of intent or agreement related to an Acquisition Proposal (other than a confidentiality agreement as contemplated by Section 5.15(c)), or (iv) approve or recommend an Acquisition Proposal.

 (c) For purposes of this Agreement, “Acquisition Proposal” means any inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving (i) a merger, tender offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving Seller or the Business, (ii) a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the Assets, taken as a whole, or (iii) a purchase or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of beneficial ownership (the term “beneficial ownership” for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing 15% or more of the voting power of Seller; provided, however, that the term “Acquisition Proposal” shall not include the Contemplated Transactions.

     Section  5.15. Alternate Name Designation. On or before the Closing Date, Seller shall deliver a certificate to Buyer from the appropriate Governmental Body evidencing the termination of Seller’s name as “Hipcricket, Inc.” and shall cooperate with Buyer to secure such name designation for Buyer’s use.

ARTICLE VI

INDEMNIFICATION; REMEDIES

     Section 6.1. Survival. Unless otherwise explicitly set forth in this Agreement, all representations and warranties, in this Agreement, the Disclosure Letter, the certificates delivered pursuant to Section 2.6 and any other certificate or document delivered pursuant to this Agreement shall be accurate as of the date of such certificate or document and as of the Closing date.  All covenants and obligations in this Agreement and any other document delivered pursuant to this Agreement shall survive the Closing for the period set forth within such covenants and obligations. No party may bring a claim under this Article VI for any Breach of any representation or warranty made in this Agreement after the first anniversary of the Closing Date.  No party may bring a claim under this Article VI for any Breach of any covenant or obligation under this Agreement after the first anniversary of the date on which such covenant expired or such obligation was to be performed.  The parties expressly intend to limit the statute of limitations that may otherwise be applicable to a cause of action under this Agreement, other than fraud.  The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     Section 6.2. Indemnification and Reimbursement by Seller. Seller will indemnify and hold harmless Buyer, and its employees, directors, Representatives, stockholders and subsidiaries (collectively, the “Buyer Indemnified Persons”), and will reimburse Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), whether or not involving a Third-Party Claim (collectively, “Damages”), arising from or in connection with:

          (a) any Breach of any representation or warranty made by Seller in (i) this Agreement, (ii) the Disclosure Letter, (iii) Seller’s Closing Documents delivered pursuant to Section 2.6, (iv) any transfer instrument or (v) any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

          (b) any Breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement;

          (c) any Liability arising out of the ownership or operation of the Assets prior to the Closing Date other than the Assumed Liabilities;

          (d) any amount representing fees and expenses or other costs attributable to Seller arising out of or in connection with the Contemplated Transactions;

          (e) any litigation pending or threatened on the Closing Date against Seller; or

          (f) any Retained Liabilities.

Notwithstanding anything to the contrary set forth in this Agreement, the indemnification provided in this Article VI shall, absent fraud or willful misconduct, be the exclusive remedy available to the Buyer Indemnified Persons arising from or relating to any of the Contemplated Transactions, including (without limitation) in respect of any breach of or noncompliance with any provision of this Agreement by Seller or its Representatives, and the sole source for Damages which may be assessed against Seller pursuant to such indemnification shall be for Buyer to reclaim and cancel shares comprising the Indemnification Escrow in accordance with this Article VI or reduce any unpaid Tax Liability Coverage Amount by the amount of such Damages.

     Section 6.3. Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Seller, Seller Noteholders, Seller Stockholders, the Stockholder Representative and the Earnout Representative (collectively, the “Seller Parties”), and will reimburse Seller Parties, for any Damages arising from or in connection with:

          (a) any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

          (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

          (c) any Liability arising out of the ownership or operation of the Assets after the Closing Date other than the Retained Liabilities; or

          (d) any Assumed Liabilities.

     Section 6.4. Indemnification Escrow. The stock certificates comprising the Indemnification Escrow shall be held by Buyer’s transfer agent, Manhattan Transfer Registrar Co., as escrow agent (the “Escrow Agent”), for the benefit of Seller Noteholders and Seller Stockholders (but subject to any claims of Buyer asserted pursuant to Section 6.2 and any adjustment to the Purchase Price contemplated by Section 2.3(b)) in accordance with an Escrow Agreement to be agreed upon prior to the Closing and then attached hereto as Exhibit 6.4 (the “Escrow Agreement”). The Indemnification Escrow shall be available to compensate Buyer pursuant to the indemnification obligations of Seller and for the Purchase Price adjustment contemplated by Section 2.3(b).  The IP Escrow (as defined below) shall be available to compensate buyer for any of the following:  (a) any Damages arising out of a Third Party Claim related to an alleged infringement by Seller, the Business, Seller Services or the use of the Intellectual Property Assets after Closing (which use is consistent with the use of such Assets by Seller prior to Closing) of the intellectual property rights of a Third Party, including, without limitation, a Third-Party Claim by a Closing Date Customer seeking indemnification from Buyer in connection with such a Third-Party Claim, (b) the purchase by Buyer, in its sole discretion, of a license to use the intellectual property of any Third-Party that alleges or has alleged an infringement by Seller, the Business, Seller Services or the Intellectual Property Assets of the intellectual property rights of such Third-Party, including, without limitation, the Third-Parties named in Part 3.16(a) of the Disclosure Letter, and (c) the purchase by Buyer, in its sole discretion, whether on its own behalf or on behalf of Seller, of general coverage liability insurance for a coverage period of two (2) years from the Closing Date to cover the costs of defending against any such Third Party Claim.

     Section 6.5. Escrow Period; Release From Escrow

          (a) The period in which the Indemnification Escrow is held shall terminate upon the one (1) year anniversary of the Closing Date as to all of the Indemnification Escrow except $770,000 worth of the Indemnification Escrow valued at the Augme Average Price as of the one (1) year anniversary date of the Closing Date (the “IP Escrow”), and the period in which the IP Escrow is held shall terminate upon the two (2) year anniversary of the Closing Date (each such period, as applicable, the “Escrow Period”); provided, however, that a portion of the Indemnification Escrow that is necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate (as defined in Section 6.6) delivered to the Escrow Agent prior to termination of the applicable Escrow Period with respect to facts and circumstances existing prior to expiration of the applicable Escrow Period, shall remain deposited with the Escrow Agent until such claims have been resolved.

          (b) Within three (3) Business Days after the end of the applicable Escrow Period (each such date, as applicable, the “Release Date”), the Escrow Agent shall release and deliver to the Seller Noteholders and Seller Stockholders the certificates comprising the portion of the Indemnification Escrow corresponding to such Escrow Period as provided in Section 6.5(a) above, less the number of shares necessary to cover any Damages described in an Officer’s Certificate delivered in accordance with Section 6.5(a) with respect to any pending but unresolved indemnification claims, valued at the Augme Average Price as of the last day of the applicable Escrow Period. Any shares held back as a result of the preceding sentence shall be released to the Seller Noteholders and Seller Stockholders or cancelled on the stock Records of Buyer (as appropriate) promptly upon resolution of each specific indemnification claim involved.

     Section 6.6. Claims Upon Indemnification Escrow. Upon receipt by the Escrow Agent on or before the applicable Release Date of a certificate signed by any officer of Buyer (an “Officer’s Certificate”) stating that Damages are alleged to exist with respect to the indemnification obligations of Seller set forth in Section 6.2, or other costs for which the IP Escrow is available pursuant to Section 6.4, and specifying in reasonable detail the individual items of such Damages or costs included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant, claim or cost to which such item is related, the Escrow Agent shall, subject to the provisions of this Article VI, in its capacity as transfer agent of Buyer, cancel, as promptly as practicable, shares of out of the Indemnification Escrow having a value, at the Augme Average Price as of the delivery date of such Officer’s Certificate, equal to such Damages or costs. The presentation of any Officer’s Certificate with respect to any indemnification obligation under Section 6.2 or other cost for which the IP Escrow is available pursuant to Section 6.4 shall not limit the right of Buyer to submit one or more additional Officer’s Certificates with respect to the same or any other indemnification obligation.

     Section 6.7. Objections to Claims.

          (a) At the time of delivery of any Officer’s Certificate to the Escrow Agent, Buyer shall deliver a duplicate copy of such Officer’s Certificate to the Stockholder Representative.  For a period of 30 days after such delivery, the Escrow Agent shall make no cancellation of the Indemnification Escrow pursuant to Section 6.6 unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such 30 day period, the Escrow Agent shall, in its capacity as transfer agent of Buyer, cancel on the stock Records of Buyer the applicable portion of the Indemnification Escrow in accordance with Section 6.6, provided that no such cancellation may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer’s Certificate, and such statement shall have been delivered to the Escrow Agent and to Buyer prior to the expiration of such 30-day period.

          (b) In case the Stockholder Representative shall so object in writing to any claim or claims by Buyer made in any Officer’s Certificate, Buyer shall have 30 days to respond in a written statement to the objection of the Stockholder Representative.  If after such 30-day period there remains a dispute as to any claims, the Stockholder Representative and Buyer shall attempt in good faith for 60 days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if applicable, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall release or cancel, as the case may be, such portion of the Indemnification Escrow in accordance with the terms thereof.

          (c) If no agreement can be reached after good faith negotiation between the parties pursuant to Section 6.7(b) then the Escrow Agent will release  or cancel, as the case may be, the disputed portion of the Indemnification Escrow, only:

               (i) in accordance with joint written instructions of Buyer and the Stockholder Representative; or

               (ii) in accordance with a final, non-appealable order of a court of competent jurisdiction (a “Final Decision”). Any Final Decision will be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent will act on such court order and legal opinion without further question.

     Section 6.8. Third Party Claims Where Buyer Potentially Indemnified. In the event Buyer becomes aware of a Third-Party Claim or Damages which Buyer believes may result in a demand against the Indemnification Escrow or a claim for Damages pursuant to the indemnification provisions of Section 6.2 hereof, Buyer shall notify Seller of such claim. Buyer shall have the right to settle any such claim with the consent of the Stockholder Representative which shall not be unreasonably withheld so long as Seller, the Seller Noteholders, the Seller Stockholders and the Stockholder Representative will be fully released from such claim in connection with such settlement. In the event that Seller has consented to any such settlement, Seller shall have no power or authority to object under Section 6.7 or any other provision of this Article VI to the amount of any claim by Buyer against the Indemnification Escrow for indemnity with respect to such settlement. The following procedures shall apply to this Section 6.8:

          (a) If within 30 days after receiving such notice, Seller gives written notice to Buyer stating it intends to defend against such claim or Damages at its own cost and expense, the defense (including the right to settle or compromise such action, subject to the consent of Buyer, which consent shall not be unreasonably withheld) of such matter, including selection of counsel (subject to the consent of Buyer, which consent shall not be unreasonably withheld) and the sole power to direct and control such defense, shall be by Seller and Seller shall make no payment in respect of such claim or Damages to any Third Party as long as Seller is conducting a good faith and diligent defense. In any such defense, Seller will consult with Buyer in connection with Seller’s defense, and Buyer shall make available all information and assistance that Seller may reasonably request and shall cooperate with Seller in such defense.

          (b) In any such proceeding, Buyer shall have the right to retain its own counsel, and will pay the fees and expenses of such counsel, unless: (i) Seller and Buyer shall have mutually agreed to the contrary; (ii) Seller has failed within a reasonable time to retain counsel; or (iii) the named parties in any such proceeding (including any impleaded parties) include both Buyer and Seller and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case specified in clauses (i), (ii) or (iii) of the preceding sentence, Seller will bear the fees and expenses of counsel retained by Buyer, it being understood that Seller shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for fees and expenses of more than one separate firm (in addition to any local counsel) for Buyer, and that all such fees and expenses shall be reimbursed by Seller as they are incurred. Any such separate counsel for which Buyer claims it is entitled to have Seller bear fees and expenses shall be designated in writing by Buyer. If in any such proceeding there shall be a settlement or final judgment for the plaintiff, Seller agrees to indemnify Buyer from and against any loss or liability by reason of such settlement or judgment, provided that if the proceeding is resolved by settlement, Seller has consented in writing to the settlement, which consent will not be unreasonably withheld. Notwithstanding the foregoing, if at any time Buyer shall have requested Seller to reimburse Buyer for fees and expenses of counsel as contemplated in this Section 6.8(b), Seller agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by Seller of the request for reimbursement; and (y) Seller shall not have reimbursed Buyer in accordance with such request (other than due to a reasonable dispute as to the validity of such request) prior to the date of settlement.

          (c) If no notice of intent to dispute and defend is given by Seller under Section 6.8(a), or if Seller fails or ceases to conduct a diligent good faith defense, Buyer shall, at the expense of Seller, undertake the defense of such claim or Damages with counsel selected by Buyer, and shall have the right to compromise or settle the same exercising reasonable business judgment.

     Section 6.9. Third Party Claims Where Seller Parties Potentially Indemnified. In the event any Seller Party becomes aware of a Third-Party Claim or Damages which is believed may result in a claim for Damages pursuant to the indemnification provisions of Section 6.3 hereof, the Stockholder Representative shall notify Buyer of such claim. The Seller Parties shall have the right to settle any such claim with the consent of Buyer which shall not be unreasonably withheld so long as Buyer and its Representatives will be fully released from such claim in connection with such settlement. The following procedures shall apply to this Section 6.9:

          (a) If within 30 days after receiving such notice, Buyer gives written notice to the Seller Parties stating it intends to defend against such claim or Damages at its own cost and expense, the defense (including the right to settle or compromise such action, subject to the consent of the Seller Parties, which consent shall not be unreasonably withheld) of such matter, including selection of counsel (subject to the consent of the Seller Parties, which consent shall not be unreasonably withheld) and the sole power to direct and control such defense, shall be by Buyer and Buyer shall make no payment in respect of such claim or Damages to any Third Party as long as Buyer is conducting a good faith and diligent defense. In any such defense, Buyer will consult with the Seller Parties in connection with Buyer’s defense, and the Seller Parties shall make available all information and assistance that Buyer may reasonably request and shall cooperate with Seller in such defense.

          (b) In any such proceeding, the Seller Parties shall have the right to retain its/their own counsel, and will pay the fees and expenses of such counsel, unless: (i) the Seller Parties and Buyer shall have mutually agreed to the contrary; (ii) Buyer has failed within a reasonable time to retain counsel; or (iii) the named parties in any such proceeding (including any impleaded parties) include both Buyer and the Seller Parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any case specified in clauses (i), (ii) or (iii) of the preceding sentence, Buyer will bear the fees and expenses of counsel retained by the Seller Parties, it being understood that Buyer shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for fees and expenses of more than one separate firm (in addition to any local counsel) for the Seller Parties, and that all such fees and expenses shall be reimbursed by Buyer as they are incurred. Any such separate counsel for which any Seller Party claims it is entitled to have Buyer bear fees and expenses shall be designated in writing by the Seller Parties. If in any such proceeding there shall be a settlement or final judgment for the plaintiff, Buyer agrees to indemnify the Seller Parties from and against any loss or liability by reason of such settlement or judgment, provided that if the proceeding is resolved by settlement, Buyer has consented in writing to the settlement, which consent will not be unreasonably withheld. Notwithstanding the foregoing, if at any time the Seller Parties shall have requested Buyer to reimburse the Seller Parties for fees and expenses of counsel as contemplated in this Section 6.9(b), Buyer agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by Buyer of the request for reimbursement; and (y) Buyer shall not have reimbursed the Seller Parties in accordance with such request (other than due to a reasonable dispute as to the validity of such request) prior to the date of settlement.

          (c) If no notice of intent to dispute and defend is given by Buyer under Section 6.9(a), or if Buyer fails or ceases to conduct a diligent good faith defense, the Seller Parties shall, at the expense of the Seller Parties, undertake the defense of such claim or Damages with counsel selected by the Seller Parties, and shall have the right to compromise or settle the same exercising reasonable business judgment.

ARTICLE VII

CONFIDENTIALITY

     Section 7.1. Definition of Confidential Information. As used in this Article VII, the term “Confidential Information” means any and all of the following information of Seller or Buyer that has been or may hereafter be disclosed in any form, whether in writing, orally, electronically or otherwise, or otherwise made available by observation, inspection or otherwise by either party (Buyer, on the one hand, or Seller, on the other hand) or its Representatives (collectively, a “Disclosing Party”) to the other party or its Representatives (collectively, a “Receiving Party”): (i) all information that is a trade secret under applicable trade secret or other law; (ii) all information concerning product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer hardware, Software and computer software and database technologies, systems, structures and architectures; (iii) all information concerning the business and affairs of the Disclosing Party (which includes historical and current financial statements, financial projections and budgets, Tax Returns and accountants’ materials, historical, current and projected sales, capital spending budgets and plans, business plans, strategic plans, marketing and advertising plans, publications, client and customer lists and files, contracts, the names and backgrounds of key personnel and personnel training techniques and materials, however documented), and all information obtained from review of the Disclosing Party’s documents or property or discussions with the Disclosing Party regardless of the form of the communication; (iv) all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party to the extent containing or based, in whole or in part, upon any information included in the foregoing; and (v) the existence of this Agreement or any of the terms of this Agreement or the Contemplated Transactions.

     Section 7.2. Restricted Use of Confidential Information. Each Receiving Party acknowledges the confidential and proprietary nature of the Confidential Information of the Disclosing Party and agrees that such Confidential Information (i) shall be kept confidential by the Receiving Party; (ii) shall not be used for any reason or purpose other than to consummate the Contemplated Transactions; and (iii) without limiting the foregoing, shall not be disclosed by the Receiving Party to any Person, except in each case as otherwise expressly permitted by the terms of this Agreement or with the prior written consent of the Disclosing Party. From and after the Closing, the provisions of this Article VII shall not apply to or restrict in any manner Buyer’s use of any Confidential Information of Seller relating to any of the Assets or the Assumed Liabilities. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information to the Receiving Party’s attorneys and accountants.

     Section 7.3. Exceptions. Notwithstanding Section 7.1 above, Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the Company; (ii) becomes publicly known and made generally available after disclosure by the Company to the Receiving Party through no action or inaction of the Receiving Party; (iii) is already in the possession of the Receiving Party at the time of disclosure by the Company as shown by the Receiving Party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the Receiving Party from a Third Party without a breach of such third party’s obligations of confidentiality; (v) is required by law to be disclosed by the

Receiving Party, provided that the Receiving Party gives the Company prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

ARTICLE VIII

TERMINATION

     Section 8.1 Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Effective Time, whether before or after Seller Stockholder Approval:

          (a) by mutual written consent of Seller and Buyer;

          (b) by either Buyer or Seller if any Governmental Authority of competent jurisdiction shall have issued a final and non-appealable order, decree, judgment, injunction or ruling or taken any other action enjoining, restraining or otherwise prohibiting the consummation of the Contemplated Transactions; provided that the party seeking to terminate this Agreement shall have used its Best Efforts to have such order, decree, judgment, injunction or ruling lifted if and to the extent required by Section 5.13;

          (c) by either Buyer or Seller if the Contemplated Transactions shall not have been consummated on or before October31, 2011 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party if such party failed in any material respect to perform any of its obligations under this Agreement or otherwise violated this Agreement in any material respect;

          (d) by Buyer, in the event that Seller shall have (i) failed to receive Seller Stockholder Approval, (ii) had an order, injunction, judgment, ruling or decree, or other legal restraint or prohibition issued by any court of competent jurisdiction, or Governmental Body preventing the consummation of the Agreement and the Contemplated Transactions, (iii) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (iv) materially breached any representation or warranty contained herein, or if a representation or warranty of Seller shall have become untrue, which has not been cured within fifteen (15) calendar days following notice by Buyer, or if the Termination Date is less than fifteen (15) calendar days from the notice by Buyer, has not been or cannot reasonably be expected to be cured by the Termination Date; provided that Buyer is not in material breach of any representation, warranty or covenant contained in this Agreement;

          (e) by Seller, in the event that Buyer shall have (i) breached or failed to perform in any material respect any of its covenants or obligations required to be performed by it under this Agreement or (ii) materially breached any of its representations or warranties, in either case which breach or failure would reasonably be expected to prevent or materially delay the consummation of the Contemplated Transactions and is either incurable or, if curable, is not cured by Buyer within fifteen (15) calendar days following notice by Seller or, if the Termination Date is less than fifteen (15) calendar days from the notice by Seller, has not been or cannot reasonably be expected to be cured by the Termination Date; provided at the time of the delivery of such written notice Seller is not in material breach of any representation, warranty or covenant contained in this Agreement;

          (f) by either Buyer or Seller if Seller shall have failed to obtain Seller Stockholder Approval prior to the Termination Date; or

(g)  by either Buyer or Seller upon written notice to the other in the event either party determines that it is not satisfied, in its sole discretion, with the results of its due diligence review of the other.

(h)  upon written notice by Buyer to Seller if any investment banking firm engaged by Buyer disapproves the Contemplated Transactions.

     Section 8.2 Effect of Termination.  In the event of a termination and abandonment of this Agreement by either Buyer or Seller as provided in Section 8.1, this Agreement shall immediately become void and have no effect, and none of Buyer, Seller, any of their respective Representatives shall have any liability or obligation of any nature whatsoever hereunder, or in connection with the Contemplated Transactions, except that such obligations of the parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement. Notwithstanding the foregoing, neither of Buyer or Seller shall be relieved or released from any liabilities or damages (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by such party or such party’s stockholders) arising out of its intentional breach of any provision of this Agreement or any other agreement delivered in connection herewith, or any fraud and provided further, that in circumstances where Seller or Buyer is obligated to consummate the Contemplated Transactions, the failure by such party to consummate the Contemplated Transactions in accordance with the provisions hereof shall be deemed an intentional breach by such party of this Agreement.

ARTICLE IX

GENERAL PROVISIONS

     Section 9.1. Expenses. Each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.

     Section 9.2. Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines, provided that it is understood and agreed that Buyer and Seller shall consult with each other in good faith regarding the content and form of any press release or other announcement or disclosure relating to the Contemplated Transactions.

     Section 9.3. Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address or facsimile number or person as a party may designate by notice to the other parties):

Seller:

Hipcricket, Inc.

11241 Slater Avenue NE, Suite 201

Kirkland, WA 98033

Fax:
Attn: CEO

With a copy to:

Vandeberg Johnson & Gandara, LLP
One Union Square, Suite 2424
600 University Street
Seattle, WA 98101-1192
Fax:  (206)-464-0484
Attention:  Daren Nitz, Esq.

Buyer:

Augme Technologies, Inc.
43 W 24th St.
11th Floor
New York, NY 10010

Fax:
Attn: CEO

With a copy to:

Richardson & Patel, LLP

750 Third Avenue, 9th Floor

New York, NY 10017

Fax:  (917) 591-6898
Attn: Kevin Friedmann, Esq.

     Section 9.4. Jurisdiction; Venue. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the state or federal courts located in the Borough of Manhattan, City of New York, New York and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court.

     Section 9.5. Enforcement of Agreement. Each party hereto acknowledges and agrees that the other party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by either party could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which each party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

     Section 9.6. Waiver; Extension; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. At any time prior to the Effective Time, the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the approval and adoption of this Agreement by Seller Stockholders, no extension or waiver of this Agreement or any portion thereof shall be made which by any Legal Requirement requires further approval of the stockholders of Seller without obtaining such approval. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure or delay to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 9.7. Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes (along with the Disclosure Letter, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment; provided, however, that after approval and adoption of this Agreement by Seller Stockholders, no amendment of this Agreement shall be made which by Legal Requirement requires further approval by the stockholders of Seller without obtaining such approval.

     Section 9.8. Disclosure Letter.

          (a) The information in the Disclosure Letter constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Seller as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such in the Disclosure Letter with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

          (b) The statements in the Disclosure Letter relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

 (c) Any disclosures contained in the Disclosure Letter which refer to a document are qualified in their entirety by reference to the text of such document, a true and complete copy of which has been included in the due diligence information supplied to Buyer.

 (d) Seller may amend or supplement the Disclosure Letter and schedules of this Agreement prior to the Closing, provided that Buyer may reject, in its sole discretion, any such supplements or amendments to the Disclosure Letter or schedules and thereupon exercise its termination right under Section 8.1(g) unless Seller withdraws such proposed supplement or amendment.

     Section 9.9. Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 9.9.

     Section 9.10. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     Section 9.11. Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Articles,” “Sections” and “Parts” refer to the corresponding Articles, Sections and Parts of this Agreement and the Disclosure Letter.

     Section 9.12. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     Section 9.13. Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

     Section 9.14. Execution of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

     Section 9.15. Construction. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

ARTICLE X

STOCKHOLDER REPRESENTATIVE

     Section 10.1. Appointment.  To efficiently administer Seller’s post-Closing obligations and rights under this Agreement, including the defense and/or settlement of any claims for indemnity by Buyer pursuant to Article VI, Daren Nitz is hereby appointed to serve as the representative of the Seller Noteholders and Seller Stockholders (the “Stockholder Representative”).  The Stockholder Representatives shall have full power and authority to make all decisions relating to the defense and/or settlement of any claims for which Buyer may claim to be entitled to indemnity pursuant to Article VI, all decisions and actions relating to any adjustment to the Purchase Price or Aggregate Share Consideration and otherwise to act on behalf of the Seller Noteholders and Seller Stockholders in all respects with respect to this Agreement, including, without limitation, the amendment or termination of such agreements.  All decisions and actions by the Stockholder Representative shall be binding upon all the Seller Noteholders and Seller Stockholders, and no Seller Noteholders or Seller Stockholders shall have the right to object to, dissent from, protest or otherwise contest the same.  In the event of the death, incapacity or resignation of the Stockholder Representative, the Seller Stockholders holding a majority of the voting capital stock of Seller immediately prior to the Effective Time (the “Majority Stockholders”) shall promptly appoint a substitute Stockholder Representative; provided, however, in no event shall a Stockholder Representative resign without the Majority Stockholders having first appointed a substitute Stockholder Representative who shall assume such duties immediately upon the resignation of such Stockholder Representative.  From and after such time when Seller dissolves itself as a corporation and continuing until the first anniversary of the Closing (or such longer time as any portion of the Indemnification Escrow remains deposited with the Escrow Agent in accordance with Section 6.5), the Stockholder Representative shall be authorized and obligated to act on behalf of Seller in order to fulfill all of Seller’s covenants set forth in Article V (other than Section 5.7) that survive the Closing, including without limitation, Section 5.10.  By his signature below, the Stockholder Representative agrees to fulfill such obligation for the period specified.

     Section 10.2. Decisions Final.  Buyer shall have no right to object to, protest or otherwise contest any matter related to the procedures for action being taken by the Stockholder Representative as between the Stockholder Representative and the Seller Noteholders and Seller Stockholders.  Buyer hereby waives any claims it may have or assert, including those that may arise in the future, against any Stockholder Representative or any of his affiliates (other than Seller) that relate to such Stockholder Representative’s role as such, including any claims for any action or inaction taken or not taken by the Stockholder Representative in connection herewith.

     Section 10.3. Binding Relationship.  Each Seller Noteholder and Seller Stockholder that accepts payment of consideration in respect of this Agreement shall be deemed, by such acceptance of payment, to have agreed that (i) the provisions of this Article X are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies such Seller Noteholder or Seller Stockholder may have in connection with the transactions contemplated by this Agreement, (ii) the remedy at law for any breach of the provisions of this Article X would be inadequate, (iii) such Seller Noteholders or Seller Stockholder shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if such Seller Noteholder or Seller Stockholder brings an action to enforce the provisions of this Article X and (iv) the provisions of Article X shall be binding upon such Seller Noteholder and Seller Stockholder and the successors and assigns of such Seller Noteholder or Seller Stockholder.  In addition, each Seller Noteholder and Seller Stockholder that accepts payment of consideration in respect of this Agreement shall be deemed, by such acceptance of payment, to:

          (a) have waived any claims he, she or it may have or assert, including those that may arise in the future, against any Stockholder Representative and any of his affiliates, for any action or inaction taken or not taken by the Stockholder Representative in connection therewith; and

          (b) have agreed to his or her portion, if any, of the Indemnification Escrow be paid by Buyer to the Escrow Agent and disbursed by the Escrow Agent in accordance with the operative agreement governing the escrow.

     Section 10.4. Notices.  Any notice or communication delivered by Buyer to the Stockholder Representative shall, as between Buyer, on the one hand, and the Seller Noteholders and Seller Stockholders, on the other hand, be deemed to have been delivered to all Seller Noteholders and Seller Stockholders.  Buyer shall be entitled to rely exclusively upon any communication or writings given or executed by the Stockholder Representative in connection with any claims for indemnity and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Stockholder Representative.  Buyer shall be entitled to disregard any notices or communications given or made by the Seller Noteholders and/or Seller Stockholders (other than the Stockholder Representative, if applicable) in connection with any claims for indemnity unless given or made through the Stockholder Representative.

      Section 10.5. Stockholder Representative Expenses.  In the event that the Stockholder Representative determines to hire or retain any attorneys, accountants or other subject matter experts or to incur any third party costs or expenses in connection with any dispute resolution process on the Seller Stockholders’ behalf, all such fees, costs and expenses shall be the sole responsibility of the Seller.  Further, all fees, costs, expenses or other liabilities payable by Seller or the Stockholder Representative to the Escrow Agent in accordance with the Escrow Agreement (including, without limitation, pursuant to any indemnity for the benefit of the Escrow Agent thereunder) shall be the sole responsibility of the Seller.  In the event that any travel by the Stockholder Representative or his agents is reasonably required in connection with the performance of his obligations under this Agreement or the Stockholder Representative directly pays any costs or expenses for which he is entitled to reimbursement, the Stockholder Representative shall be reimbursed for all such reasonable expenses in the same manner as if such expenses were third party expenses under the terms set forth herein.  On the initial Release Date, or such later date when all indemnification claims made by Buyer pursuant to Article VI hereof shall have been finally resolved in accordance therewith, the Stockholder Representative shall have the right to recover reasonable expenses incurred by the Stockholder Representative in connection herewith by receiving shares out of the portion of the Indemnification Escrow to be released upon the initial Release Date valued at the Augme Average Price as of such date, following any distribution thereof to Buyer, but prior to any distribution thereof to Seller Stockholders, and prior to any such distribution, shall deliver to the Escrow Agent a certificate setting forth the Stockholder Representative expenses actually incurred.

Section 10.6  Limitation of Liability.  In addition to all the protections and rights granted to the Stockholder Representative in Article VI hereof, to the maximum extent permissible by applicable law, the Stockholder Representative (and any successor to the Stockholder Representative) will incur no personal liability to Buyer, Seller or Seller Stockholders with respect to any action or inaction taken or failed to be taken in connection with his services as the Stockholder Representative, except with respect to his own willful misconduct, gross negligence or bad faith.  The Stockholder Representative may rely in good faith conclusively upon information, reports, statements and opinions prepared by professionals hired or retained by the Stockholder Representative.

[Remainder of Page Intentionally Left Blank]

                IN WITNESS WHEREOF, the parties have executed this Amended and Restated Asset Purchase Agreement as of the date first written above.

BUYER:		SELLER:
Augme Technologies, Inc.		Hipcricket, Inc.

By:	/s/ Paul Arena	By:	/s/ Ivan Braiker
	Paul Arena		Ivan Braiker
	Chief Executive Officer		Chief Executive Officer

ACKNOWLEDGED AND AGREED SOLELY FOR PURPOSES OF ARTICLE X BY:

STOCKHOLDER REPRESENTATIVE

/s/ Daren Nitz
Daren Nitz

The following exhibits and schedules to this Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Buyer undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the Commission.

Exhibit 2.1 – Seller Contracts approved by Buyer

Exhibit 2.3(g) – Earnout Payment Allocation

Exhibit 2.6(a)(i)(A) – Form of Bill of Sale

Exhibit 2.6(a)(i)(B) – Form of Assignment and Assumption Agreement

Exhibits 2.6(a)(i)(C)(1)-(3) – Forms of IP Assignments

Exhibit 2.6(a)(i)(E) – List of Required Consents to Seller Contracts

Exhibit 2.6(a)(i)(I) – Form of Investor Representation Statement

Exhibit 2.6(a)(i)(K)(1) – Form of Ivan Braiker Employment Agreement

Exhibit 2.6(a)(i)(K)(2) – Form of Eric Harber Employment Agreement

Exhibit 2.6(a)(i)(O) – Seller Noteholder Conversion Notice and Release

Exhibit 2.6(d) –  Clawback Escrow Allocation

Exhibit 6.4 – Form of Escrow Agreement

Schedule 2.3(a) – Aggregate Share Consideration Allocation

Schedule 2.3(c) – Closing Date Customers

Schedule 2.6(c) – Indemnification Escrow Allocation

Schedule 2.6(d) – Clawback Escrow Allocation

Schedule 4.4  SEC Reports and Filings; Buyer Offering Materials

Schedule 5.1(b) – Seller Current Employee List

Schedule 5.11 – Ordinary Course of Business

Hipcricket Disclosure Letter

Exhibit 10.2

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), effective August 25, 2011, is entered into by and between Augme Technologies, Inc. (“the Company”), a Delaware corporation, (the ‘Employer” or the “Company”), and Ivan Braiker (the “Employee”).

WITNESSETH:

WHEREAS, Employer is engaged in the interactive media technology business and related businesses, including but not limited to Internet and mobile communications advertising services, hardware and software development and sales, and information technology (the “Technologies”); and conducts research, experimentation, development, and exploitation of related technologies and engages in other businesses; and

WHEREAS, Employer desires to employ Employee to serve as President of the Company, and Employee desires to be employed by Employer in such capacity pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.            EMPLOYMENT: DUTIES AND RESPONSIBILITIES

Employer hereby employs Employee as President of the Company.  Subject at all times to the direction of the Chief Executive Officer and the Board of Directors of the Employer, Employee’s responsibilities shall include supervision of the overall operations of the Company and engaging in public relations on behalf of the Company, and such other duties as the Chief Executive Officer and the Board of Directors may prescribe from time to time. Employee’s job sites shall be in the Kirkland, Washington metropolitan area.  Employee shall serve, by mutual consent, in such other positions and offices of the Employer and its affiliates, if selected, without any additional compensation.

Employee shall confer with the Directors and other officers of the Company regarding ideas and proposals with respect to the overall direction and operation of the Company.

2.            FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer, upon the terms and conditions contained herein, and agrees that during the term of this Agreement the Employee shall devote substantially all of his business time, attention, and energies to the business of the Employer. Employee, during the term of this Agreement, will not perform any services for any other business entity, whether such entity conducts a business which is competitive with the business of Employer or is engaged in any other business activity; provided, however, that nothing herein contained shall

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be construed as (a) preventing Employee from investing his personal assets in any business or businesses which do not compete directly or indirectly with the Employer, provided such investment or investments do not require any services on his part in the operation of the affairs of the entity in which such investment is made and in which his participation is solely that of an investor, (b) preventing Employee from purchasing securities in any corporation whose securities are regularly traded, if such purchases shall not result in his owning beneficially, at any time, more than 5% of the equity securities of any corporation engaged in a business which is competitive, directly or indirectly, to that of Employer, (c) preventing Employee from (i) engaging in charitable activities, (ii) serving on corporate, advisory, civil or charitable boards or committees, or (iii) delivering lectures, or teaching at educational institutions, so long as such activities, individually or in aggregate, do not adversely affect the Employee’s performance of his duties hereunder, which determination shall be made at the discretion of the Board, or (d) engaging in any other activities, if he receives the prior written approval of the Board of Directors of the Company with respect to his engaging in such activities.

3.            RECORDS

In connection with his engagement hereunder, Employee shall accurately maintain and preserve all notes and records generated by Employer which relate to Employer and its business and shall make all such reports, written if required, as Employer may reasonably require.

4.            TERM

Employee’s employment hereunder shall be for three twelve month periods (the “Initial Term”), to commence on August 25, 2011 and end thirty-six months from the date of this Agreement.  Thereafter, the Company may elect to extend employment to Employee for one or more additional twelve-month periods (the “Subsequent Term”), commencing thirty-six months from the date hereof.  A twelve-month period shall be deemed a Contract Year.  For all compensation and benefit purposes, other than those specifically addressed herein, the Employee shall be deemed to have been continually employed with the Employer from August 25, 2011.

5.            SALARY

As full compensation (“Base Salary”) for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

(i)            Base Salary. Employer, (x) during the first-year of the term hereof, shall pay Employee a base salary at the rate of $270,000 per annum, payable semi-monthly; (y) during the subsequent second-year of the term, Employer agrees to pay Employee a base salary at the rate of $297,000 per annum, payable semi-monthly; and (z) during the subsequent third-year of the term, Employer agrees to pay Employee a base salary at the rate of $326,700 per annum, payable semi-monthly.  If this Agreement is renewed for a subsequent term or terms, base salary shall be increased a) by a minimum of Ten-Percent (10%) (the “Minimum Increase”) over the base salary in

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effect on the renewal date; or b) as the Board of Directors shall determine if in excess of the Minimum Increase.  Future salary increases will be subject to mutual agreement.

(ii)           Annual Bonus. In addition to the Base Salary, Employee will be eligible for an annual performance bonus, consistent with the annual performance bonus afforded to other senior management employees, to be payable upon achievement of performance goals and objectives to be mutually agreed upon by the Employee and the Company’s Board of Directors in advance of the relevant performance period.

(iii)          Other Meritorious Adjustments. The Board of Directors may, in its sole and absolute discretion, consider other meritorious adjustments in compensation, or a bonus, under appropriate circumstances, including the conception of valuable or unique inventions, processes, discoveries or improvements capable of profitable exploitation by the Company.

6.         EQUITY

(i)            Incentive Stock Options. Employee shall receive options during the Term of this Agreement as determined by the Employer’s Board of Directors from time to time, subject to subsections 6(ii) and (iii) below.

(ii)           Initial Stock Option Grant.  Upon execution of this Agreement, Employee shall be granted an aggregate of 235,000 stock options from the Augme Technologies Inc. 2010 Incentive Stock Option Plan.  The options shall have an exercise price of $3.04 per share (which exercise price is not less than the closing price on the date of Board approval) and a five year term.  The options shall vest in accordance with the following schedule:

a.            47,000 of the stock options shall vest immediately.

b.            188,000 of the stock options shall vest in equal monthly increments over a three-year period (1/36th per month) starting at the date of this Agreement.

c.            In the event of (A) a merger, acquisition or sale transaction by the Company which causes a change of control of the Company (the “Control Change”), any unvested common stock, options to purchase common stock or similar securities held beneficially by you shall automatically become fully vested.  For purposes of this section, Control Change shall mean the occurrence of any of the following events:  (i) a majority of the outstanding voting stock of the Company shall have been acquired or beneficially owned by any person or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding, or disposing of voting stock of the Company; or (ii) a merger or a consolidation of the Company with or into another corporation, other than (A) a merger or consolidation with a subsidiary of the Company, or (B) a merger or consolidation in which the holders of voting stock of the Company immediately prior to the merger as a class hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; or (iii) a statutory exchange of shares of one or more classes or

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series of outstanding voting stock of the Company for cash, securities, or other property, other than an exchange in which the holders of voting stock of the Company immediately prior to the exchange as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which the Company stock is being exchanged; or (iv) the sale or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of the Company immediately prior to the sale or disposition as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of the Company are being sold; or (B) a transaction relating to a litigation settlement, exclusive licensing fee arrangement or sale of intellectual property wherein the Company receives cash proceeds, in which case the remaining amount of unvested stock options held by you shall be immediately vested according to the following terms;

Net Amount Received by Company	Percentage of Remaining Stock Options to be Vested

Over $10,000,000 to $24,999.99	50%

Over $25,000,000	100%

7.         BUSINESS EXPENSES

The Employer also shall reimburse the Employee for all reasonable business expenses incurred by Employee in the performance of his duties hereunder including, but not limited to, travel on business, attending technical and business meetings, professional activities, and customer entertainment, such reimbursement to be made in accordance with regular Company policy and within a reasonable period following Employee’s presentation of the details of, and proof of, such expenses.

8.            FRINGE BENEFITS

(i)            During the term of this Agreement, Employer shall provide to Employee, at its sole expense, health insurance and other fringe benefits on the same terms and conditions as it shall afford other senior management employees.

(ii)           During the term of this Agreement, Employer shall provide paid vacation to Employee which accrues monthly from the date of execution of this Agreement. The annual paid vacation earned for each Contract Year is: (i) three (3) weeks per Contract Year for the first three (3) Contract Years of full-time employment; (ii) four (4) weeks per Contract Year for more than three (3) and up to seven (7) Contract Years of full-time employment; and (iii) five (5) weeks per Contract Year for more than seven (7) Contact Years of full-time employment.

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9.            SUBSIDIARIES

For the purposes of this Agreement all references to business products, services and sales of Employer shall include those of Employer’s affiliates.

10.         INVENTIONS

All systems, inventions, discoveries, apparatus, techniques, methods, know-how, formulae or improvements made, developed or conceived by Employee during Employee’s employment by Employer, whenever or wherever made, developed or conceived, and whether or not during business hours, which constitute an improvement, on those heretofore, now or at any time during Employee’s employment, developed, manufactured or used by Employer in connection with the manufacture, process or marketing of any product heretofore or now or hereafter developed or distributed by Employer, or any services to be performed by Employer or of any product which shall or could reasonably be manufactured or developed or marketed in the reasonable expansion of Employer’s business, shall be and continue to remain Employer’s exclusive property, without any added compensation or any reimbursement for expenses to Employee, and upon the conception of any and every such invention, process, discovery or improvement and without waiting to perfect or complete it, Employee promises and agrees that Employee will immediately disclose it to Employer and to no one else and thenceforth will treat it as the property and secret of Employer.

Employee will also execute any instruments requested from time to time by Employer to vest in it complete title and ownership to such invention, discovery or improvement and will, at the request of Employer, do such acts and execute such instruments as Employer may require, but at Employer’s expense to obtain Letters of Patent, trademarks or copyrights in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in Employer, all without any reimbursement for expenses (except as provided in Section 7 or otherwise) and without any additional compensation of any kind to Employee.

Any assignment of Inventions required by this Agreement does not apply to an Invention for which no equipment, supplies, facility, intellectual property or trade secret information of Employer was used and which was developed entirely on the Employee’s own time, unless (a) the Invention relates (i) directly to the business of Employer or (ii) to Employer’s actual or demonstrably anticipated research or development or (b) the Invention results from any work performed by Employee for Employer.

11.         CONFIDENTIAL INFORMATION and TRADE SECRETS

(i)            All Confidential Information shall be the sole property of Employer.  Employee will not, during the period of his employment and for a period ending two years after termination of his employment for any reason, disclose to any person or entity or use or otherwise

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exploit for Employee’s own benefit or for the benefit of any other person or entity any Confidential Information which is disclosed to Employee or which becomes known to Employee in the course of his employment with Employer without the prior written consent of an officer of Employer except as may be necessary and appropriate in the ordinary course of performing his duties to Employer during the period of his employment with Employer. For purposes of this Section 11(i), “Confidential Information” shall mean  any data or information belonging to Employer, other than Trade Secrets, that is of value to Employer and is not generally known to competitors of Employer or to the public, and is maintained confidential by Employer, including but not limited to non-public information about Employer’s clients, executives, key contractors and other contractors and information with respect to its products, designs, services, strategies, pricing, processes, procedures, research, development, inventions, improvements, purchasing, accounting, engineering and marketing (including any discussions or negotiations with any third parties).  Notwithstanding the foregoing, no information will be deemed to be Confidential Information unless such information is treated by Employer as confidential and shall not include any data or information of Employer that has been voluntarily disclosed to the public by Employer (except where such public disclosure has been made without the authorization of Employer), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

(ii)           All Trade Secrets shall be the sole property of Employer. Employee agrees that during his employment with Employer and after its termination, Employee will keep in confidence and trust and will not use or disclose any Trade Secret or anything relating to any Trade Secret, or deliver any Trade Secret, to any person or entity outside Employer without the prior written consent of the Board of Directors.  For purposes of this Section 11(ii), “Trade Secrets” shall mean any scientific, technical and non-technical data, information, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan or list of actual or potential customers or vendors and suppliers of Employer or any portion or part thereof, whether or not copyrightable or patentable, that is of value to Employer and is not generally known to competitors of Employer or to the public, and whose confidentiality is maintained, including unpatented and un-copyrighted information relating to Employer’s products, information concerning proposed new products or services, market feasibility studies, proposed or existing marketing techniques or plans and customer consumption data, usage or load data, and any other information that constitutes a trade secret, as such term as defined under New York law, in each case to the extent that Employer, as the context requires, derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from its disclosure or use.

12.         NON-SOLICITATION OF EMPLOYEES

During the term of Employee’s employment and for one year thereafter, Employee will not cause or attempt to cause any employee of Employer to cease working for Employer.  However, this obligation shall not affect any responsibility Employee may have as an employee of Employer with respect to the bona fide hiring and firing of Employer’s personnel.

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13.                            NON-SOLICITATION OF CUSTOMERS AND PROSPECTIVE CUSTOMERS

Employee will not, during the period of his employment and for a period ending one year after the termination of his employment for any reason, directly or indirectly, solicit the business of any customer for the purpose of, or with the intention of, selling or providing to such customer any product or service in competition with any product or service sold or provided by Employer during the 12 months immediately preceding the termination of Employee’s employment with Employer.

14.         NON-COMPETITION

Employee agrees that during his employment with Employer, Employee will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of Employer, and Employee will not assist any other person or organization in competing with Employer or in preparing to engage in competition with the business or proposed business of Employer. The provisions of this paragraph shall apply both during normal working hours and at all other times including, without limitation, nights, weekends and vacation time, while Employee is employed with Employer.

15.         TERMINATION

Employee’s employment with Employer may be terminated as follows:

(a)                  Termination Without Just Cause.

(i)            Employer, in its sole discretion, may terminate Employee’s employment hereunder for any reason without Just Cause (as defined below), at any time, by giving written notice to Employee of such intent at least 30 days in advance of the effective date of termination; provided, during all that 30 day notice period, Employer, in its sole discretion, may modify, reduce or eliminate Employee’s duties hereunder.

(ii)           If Employer terminates Employee’s employment hereunder without Just Cause Employer shall continue to pay to Employee his then-current base salary, in accordance with customary payroll practices, plus accrued but unpaid vacation time, accrued but unpaid benefits (as described in Section 8(i) above) and reimbursement of all unpaid business expenses (in each case, as of the date of termination) (collectively the “Continued Benefits”) for a period of the greater of (a) six months; or (b) the remainder of the Initial Term or Subsequent Term, whichever the case may be (the “Continuation Period”).  Employee shall be entitled to continued participation in all medical and disability plans, to the extent such plans are provided by Employer, on the same terms and conditions as if his employment had not terminated until the expiration of the Continuation Period.  Further, Employee shall be entitled to exercise any unvested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

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(b)          Termination With Just Cause.

(i)            Employer may immediately terminate Employee’s employment hereunder for Just Cause (as defined below) at any time upon delivery of written notice to Employee.

(ii)           For purposes of this Agreement, the phrase “Just Cause” means: (A) Employee’s material fraud, gross malfeasance, gross negligence, or willful misconduct done in bad faith, with respect to Employer’s business affairs; (B) Employee’s refusal or repeated failure to follow Employer’s established reasonable and lawful policies; (C) Employee’s material breach of this Agreement; or (D) Employee’s conviction of a felony or crime involving moral turpitude.  A termination of Employee for Just Cause based on clause (A), (B) or (C) of the preceding sentence will take effect 30 days after Employer gives written notice of its intent to terminate Employee’s employment and Employer’s description of the alleged cause, unless Employee, in the good-faith opinion of Employer, during such 30-day period, remedies the events or circumstances constituting Just Cause.

(iii)      If Employee’s employment hereunder is terminated by Employer for Just Cause, Employer will be required to pay to Employee only that portion of his Base Salary, accrued but unused vacation pay, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan, all as earned through the date of termination, including, without limitation, the right to exercise any vested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

(c)                  For Good Reason.

(i)            Employee may terminate employment hereunder For Good Reason (as defined below), at any time, by giving written notice to Employer of such intent at least 30 days in advance of the effective date of termination.

(ii)           For purposes of this Agreement, the phrase “For Good Reason” means (A) any material reduction in Employee’s duties, responsibility, position or compensation, without the consent of Employee; (B) relocation of the Employee’s position from the Kirkland, Washington metropolitan area; (C) Employer’s material breach of this Agreement; or (D) Employer’s refusal or failure to establish and follow lawful policies and practices that are material to Employee’s position or job responsibilities.

(iii)      If Employee terminates employment hereunder For Good Reason, Employer shall continue to pay to Employee the Continued Benefits for the Continuation Period.  Employee shall be entitled to continued participation in all medical and disability plans, to the extent such plans are provided by Employer, at the same benefit level at which he was participating on the date of termination of the Employee’s employment until the expiration of the Continuation Period.  Further, Employee shall be entitled to exercise any unvested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

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(d)              Without Good Reason.

(i)         Employee may terminate employment hereunder without Good Reason, at any time, by giving written notice to Employer of such intent at least 30 days in advance of the effective date of termination.

(ii)        If Employee terminates employment hereunder without Good Reason, Employer will be required to pay to Employee only that portion of his Base Salary, accrued but unused vacation pay, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan, all as earned through the date of termination, including, without limitation, the right to exercise any vested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

(e)              Disability and Death.

Employee’s employment hereunder will be terminated immediately upon his Disability (as defined below) or his death.  If Employee’s employment is terminated due to such disability or death, Employer will be required to pay to Employee or Employee’s estate, as the case may be, unrelated to any amounts that Employee may receive pursuant to Employer’s short-term and long-term disability plans or life insurance plans (as applicable), only his base salary and accrued but unpaid vacation pay, earned through the date of termination, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan.  Employee or Employee’s estate, as the case may be, will not by operation of this provision forfeit any rights in which Employee is vested at the time of Employee’s disability or death, including, without limitation, the right to exercise any vested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

The term “Disability” means Employee’s inability, due to physical or mental ill health, to perform the essential functions of his job, with or without a reasonable accommodation, for a period in excess of 120 consecutive days or in excess of 180 days in any consecutive 12 month period. In the event of any dispute under this paragraph, Employee shall submit to a physical and/or psychological examination by a licensed physician mutually satisfactory to Employer and Employee, the cost of such examination to be paid by Employer, and the determination of such physician shall be determinative.

16.       INJUNCTION

(i)         Should Employee at any time reveal, or threaten to reveal, any Confidential Information or Trade Secret of Employer, or during any restricted period engage, or threaten to engage, in any business in competition with that of Employer, or perform, or threaten to perform, any services for anyone engaged in such competitive business, or in any way violate, or threaten to violate, any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee from doing, or continuing to do, or performing any such acts; and Employee

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hereby consents to the issuance of such an injunction without any requirement that Employer post a bond.

(ii)        In the event that a proceeding is brought in equity to enforce the provisions of this Paragraph, Employee shall not argue as a defense that there is an adequate remedy at law, nor shall Employer be prevented from seeking any other remedies which may be available.

(iii)       The existence of any claim or cause of action by Employer against Employee, or by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.

17.       ARBITRATION

(i)         In the event that there shall be a dispute (a “Dispute”) among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before a single arbitrator in the metropolitan area in which the Employee was primarily performing services at the time the Dispute arose, administered by the American Arbitration Association (the “AAA”), in accordance with AAA’s Employment ADR Rules.  The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties.  The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance.

(ii)        The Company will pay the direct costs and expenses of the arbitration, including arbitration and arbitrator fees.  Except as otherwise provided by statute, Employee and the Company are responsible for their respective attorneys’ fees incurred in connection with enforcing this Agreement.  Employee and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party.

18.       SECTION 409A COMPLIANCE

(i)         This Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”).  To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.  For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment.  In no event may Employee, directly or indirectly, designate the calendar year of payment.  Notwithstanding anything contained herein to the contrary, Employee shall not be considered to have terminated employment with Employer for purposes of Section 15 hereof unless he would be considered to have incurred a “termination of employment” from Employer within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

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(ii)        Notwithstanding the foregoing, if necessary to comply with the restriction in Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) concerning payments to “specified employees,” any payment on account of Employee’s separation from service that would otherwise be due hereunder within six months after such separation shall nonetheless be delayed until the first business day of the seventh month following Employee’s date of termination and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination.  For purposes of Section 15 hereof, Employee shall be a “specified employee” for the 12-month period beginning on the first day of the fourth month following each “Identification Date” if he is a “key employee” (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) thereof) of Employer at any time during the 12-month period ending on the “Identification Date.”  For purposes of the foregoing, the Identification Date shall be December 31.”

(iii)       All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

19.       MISCELLANEOUS

If any provision of this Agreement shall be declared, by a court of competent jurisdiction, to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any covenant or provision so expressed herein.

The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. The provisions of this Agreement may not be amended, supplemented, waived, or changed orally, but only in writing and signed by the party against whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the

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performance of the Employee’s obligations hereunder may not be transferred or assigned by the Employee.

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement, on the part of either party, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

This Agreement shall be construed and governed by the laws of the State of New York.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, this employment agreement is dated as of the 25th day of August 2011.

On Behalf of Employer:

AUGME TECHNOLOGIES, INC.

By:	/s/ Paul R. Arena
Paul R. Arena, Chief Executive Officer

By:	/s/ Ivan Braiker
Ivan Braiker, Employee

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Exhibit 10.3

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”), effective August 25, 2011, is entered into by and between Augme Technologies, Inc. (“the Company”), a Delaware corporation, (the ‘Employer” or the “Company”), and Eric Harber (the “Employee”).

WITNESSETH:

WHEREAS, Employer is engaged in the interactive media technology business and related businesses, including but not limited to Internet and mobile communications advertising services, hardware and software development and sales, and information technology (the “Technologies”); and conducts research, experimentation, development, and exploitation of related technologies and engages in other businesses; and

WHEREAS, Employer desires to employ Employee to serve as Chief Operating Officer of the Company, and Employee desires to be employed by Employer in such capacity pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

1.                                   EMPLOYMENT: DUTIES AND RESPONSIBILITIES

Employer hereby employs Employee as Chief Operating Officer of the Company.  Subject at all times to the direction of the Chief Executive Officer and the Board of Directors of the Employer, Employee’s responsibilities shall include managing the day to day operations of the Company and executing the policies of the Chief Executive Officer and the Board of Directors, and such other duties as the Chief Executive Officer and the Board of Directors may prescribe from time to time. Employee’s job sites shall be in the Kirkland, Washington metropolitan area.  Employee shall serve, by mutual consent, in such other positions and offices of the Employer and its affiliates, if selected, without any additional compensation.

Employee shall confer with the Directors and other officers of the Company regarding ideas and proposals with respect to the overall direction and operation of the Company.

2.                                    FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer, upon the terms and conditions contained herein, and agrees that during the term of this Agreement the Employee shall devote substantially all of his business time, attention, and energies to the business of the Employer. Employee, during the term of this Agreement, will not perform any services for any other business entity, whether such entity conducts a business which is competitive with the business of Employer or is engaged in any other business activity; provided, however, that nothing herein contained shall be construed as (a) preventing Employee from investing his personal assets in any business or

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businesses which do not compete directly or indirectly with the Employer, provided such investment or investments do not require any services on his part in the operation of the affairs of the entity in which such investment is made and in which his participation is solely that of an investor, (b) preventing Employee from purchasing securities in any corporation whose securities are regularly traded, if such purchases shall not result in his owning beneficially, at any time, more than 5% of the equity securities of any corporation engaged in a business which is competitive, directly or indirectly, to that of Employer, (c) preventing Employee from (i) engaging in charitable activities, (ii) serving on corporate, advisory, civil or charitable boards or committees, or (iii) delivering lectures, or teaching at educational institutions, so long as such activities, individually or in aggregate, do not adversely affect the Employee’s performance of his duties hereunder, which determination shall be made at the discretion of the Board, or (d) engaging in any other activities, if he receives the prior written approval of the Board of Directors of the Company with respect to his engaging in such activities.

3.                                   RECORDS

In connection with his engagement hereunder, Employee shall accurately maintain and preserve all notes and records generated by Employer which relate to Employer and its business and shall make all such reports, written if required, as Employer may reasonably require.

4.                                   TERM

Employee’s employment hereunder shall be for three twelve month periods (the “Initial Term”), to commence on August 25, 2011 and end thirty-six months from the date of this Agreement.  Thereafter, the Company may elect to extend employment to Employee for one or more additional twelve-month periods (the “Subsequent Term”), commencing thirty-six months from the date hereof.  A twelve-month period shall be deemed a Contract Year.  For all compensation and benefit purposes, other than those specifically addressed herein, the Employee shall be deemed to have been continually employed with the Employer from August 25, 2011.

5.                                   SALARY

As full compensation (“Base Salary”) for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

(i)       Base Salary. Employer, (x) during the first-year of the term hereof, shall pay Employee a base salary at the rate of $245,000 per annum, payable semi-monthly; (y) during the subsequent second-year of the term, Employer agrees to pay Employee a base salary at the rate of $269,500 per annum, payable semi-monthly; and (z) during the subsequent third-year of the term, Employer agrees to pay Employee a base salary at the rate of $296,450 per annum, payable semi-monthly.  If this Agreement is renewed for a subsequent term or terms, base salary shall be increased a) by a minimum of Ten-Percent (10%) (the “Minimum Increase”) over the base salary in effect on the renewal date; or b) as the Board of Directors shall determine if in excess of the Minimum Increase.  Future salary increases will be subject to mutual agreement.

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(ii)        Annual Bonus. In addition to the Base Salary, Employee will be eligible for an annual performance bonus, consistent with the annual performance bonus afforded to other senior management employees, to be payable upon achievement of performance goals and objectives to be mutually agreed upon by the Employee and the Company’s Board of Directors in advance of the relevant performance period.

(iii)      Other Meritorious Adjustments. The Board of Directors may, in its sole and absolute discretion, consider other meritorious adjustments in compensation, or a bonus, under appropriate circumstances, including the conception of valuable or unique inventions, processes, discoveries or improvements capable of profitable exploitation by the Company.

6.                                    EQUITY

(i)        Incentive Stock Options. Employee shall receive options during the Term of this Agreement as determined by the Employer’s Board of Directors from time to time, subject to subsections 6(ii) and (iii) below.

(ii)       Initial Stock Option Grant.  Upon execution of this Agreement, Employee shall be granted an aggregate of 222,500 stock options from the Augme Technologies Inc. 2010 Incentive Stock Option Plan.  The options shall have an exercise price of $3.04 per share (which exercise price is not less than the closing price on the date of Board approval) and a five year term.  The options shall vest in accordance with the following schedule:

a.      44,500 of the stock options shall vest immediately.

b.      178,000 of the stock options shall vest in equal monthly increments over a three-year period (1/36th per month) starting at the date of this Agreement.

c.      In the event of (A) a merger, acquisition or sale transaction by the Company which causes a change of control of the Company (the “Control Change”), any unvested common stock, options to purchase common stock or similar securities held beneficially by you shall automatically become fully vested.  For purposes of this section, Control Change shall mean the occurrence of any of the following events:  (i) a majority of the outstanding voting stock of the Company shall have been acquired or beneficially owned by any person or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding, or disposing of voting stock of the Company; or (ii) a merger or a consolidation of the Company with or into another corporation, other than (A) a merger or consolidation with a subsidiary of the Company, or (B) a merger or consolidation in which the holders of voting stock of the Company immediately prior to the merger as a class hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; or (iii) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities, or other property, other than an exchange in which the holders of voting stock of the Company immediately prior to the exchange as a class hold immediately after the exchange at least a majority of all outstanding voting

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power of the entity with which the Company stock is being exchanged; or (iv) the sale or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of the Company immediately prior to the sale or disposition as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of the Company are being sold; or (B) a transaction relating to a litigation settlement, exclusive licensing fee arrangement or sale of intellectual property wherein the Company receives cash proceeds, in which case the remaining amount of unvested stock options held by you shall be immediately vested according to the following terms;

Net Amount Received by Company	Percentage of Remaining Stock Options to be Vested

Over $10,000,000 to $24,999.99	50%

Over $25,000,000	100%

7.                                    BUSINESS EXPENSES

The Employer also shall reimburse the Employee for all reasonable business expenses incurred by Employee in the performance of his duties hereunder including, but not limited to, travel on business, attending technical and business meetings, professional activities, and customer entertainment, such reimbursement to be made in accordance with regular Company policy and within a reasonable period following Employee’s presentation of the details of, and proof of, such expenses.

8.                                   FRINGE BENEFITS

(i)      During the term of this Agreement, Employer shall provide to Employee, at its sole expense, health insurance and other fringe benefits on the same terms and conditions as it shall afford other senior management employees.

(ii)     During the term of this Agreement, Employer shall provide paid vacation to Employee which accrues monthly from the date of execution of this Agreement. The annual paid vacation earned for each Contract Year is: (i) three (3) weeks per Contract Year for the first three (3) Contract Years of full-time employment; (ii) four (4) weeks per Contract Year for more than three (3) and up to seven (7) Contract Years of full-time employment; and (iii) five (5) weeks per Contract Year for more than seven (7) Contact Years of full-time employment.

9.                                   SUBSIDIARIES

For the purposes of this Agreement all references to business products, services and sales of Employer shall include those of Employer’s affiliates.

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10.                           INVENTIONS

All systems, inventions, discoveries, apparatus, techniques, methods, know-how, formulae or improvements made, developed or conceived by Employee during Employee’s employment by Employer, whenever or wherever made, developed or conceived, and whether or not during business hours, which constitute an improvement, on those heretofore, now or at any time during Employee’s employment, developed, manufactured or used by Employer in connection with the manufacture, process or marketing of any product heretofore or now or hereafter developed or distributed by Employer, or any services to be performed by Employer or of any product which shall or could reasonably be manufactured or developed or marketed in the reasonable expansion of Employer’s business, shall be and continue to remain Employer’s exclusive property, without any added compensation or any reimbursement for expenses to Employee, and upon the conception of any and every such invention, process, discovery or improvement and without waiting to perfect or complete it, Employee promises and agrees that Employee will immediately disclose it to Employer and to no one else and thenceforth will treat it as the property and secret of Employer.

Employee will also execute any instruments requested from time to time by Employer to vest in it complete title and ownership to such invention, discovery or improvement and will, at the request of Employer, do such acts and execute such instruments as Employer may require, but at Employer’s expense to obtain Letters of Patent, trademarks or copyrights in the United States and foreign countries, for such invention, discovery or improvement and for the purpose of vesting title thereto in Employer, all without any reimbursement for expenses (except as provided in Section 7 or otherwise) and without any additional compensation of any kind to Employee.

Any assignment of Inventions required by this Agreement does not apply to an Invention for which no equipment, supplies, facility, intellectual property or trade secret information of Employer was used and which was developed entirely on the Employee’s own time, unless (a) the Invention relates (i) directly to the business of Employer or (ii) to Employer’s actual or demonstrably anticipated research or development or (b) the Invention results from any work performed by Employee for Employer.

11.                           CONFIDENTIAL INFORMATION and TRADE SECRETS

(i)                                   All Confidential Information shall be the sole property of Employer.  Employee will not, during the period of his employment and for a period ending two years after termination of his employment for any reason, disclose to any person or entity or use or otherwise exploit for Employee’s own benefit or for the benefit of any other person or entity any Confidential Information which is disclosed to Employee or which becomes known to Employee in the course of his employment with Employer without the prior written consent of an officer of Employer except as may be necessary and appropriate in the ordinary course of performing his duties to Employer during the period of his employment with Employer. For purposes of this Section 11(i), “Confidential Information” shall mean any data or information belonging to Employer, other than Trade Secrets, that is of value to Employer and is not generally known to competitors of Employer

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or to the public, and is maintained confidential by Employer, including but not limited to non-public information about Employer’s clients, executives, key contractors and other contractors and information with respect to its products, designs, services, strategies, pricing, processes, procedures, research, development, inventions, improvements, purchasing, accounting, engineering and marketing (including any discussions or negotiations with any third parties).  Notwithstanding the foregoing, no information will be deemed to be Confidential Information unless such information is treated by Employer as confidential and shall not include any data or information of Employer that has been voluntarily disclosed to the public by Employer (except where such public disclosure has been made without the authorization of Employer), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

(ii)      All Trade Secrets shall be the sole property of Employer. Employee agrees that during his employment with Employer and after its termination, Employee will keep in confidence and trust and will not use or disclose any Trade Secret or anything relating to any Trade Secret, or deliver any Trade Secret, to any person or entity outside Employer without the prior written consent of the Board of Directors.  For purposes of this Section 11(ii), “Trade Secrets” shall mean any scientific, technical and non-technical data, information, formula, pattern, compilation, program, device, method, technique, drawing, process, financial data, financial plan, product plan or list of actual or potential customers or vendors and suppliers of Employer or any portion or part thereof, whether or not copyrightable or patentable, that is of value to Employer and is not generally known to competitors of Employer or to the public, and whose confidentiality is maintained, including unpatented and un-copyrighted information relating to Employer’s products, information concerning proposed new products or services, market feasibility studies, proposed or existing marketing techniques or plans and customer consumption data, usage or load data, and any other information that constitutes a trade secret, as such term as defined under New York law, in each case to the extent that Employer, as the context requires, derives economic value, actual or potential, from such information not being generally known to, and not being readily ascertainable by proper means by, other persons or entities who can obtain economic value from its disclosure or use.

12.                            NON-SOLICITATION OF EMPLOYEES

During the term of Employee’s employment and for one year thereafter, Employee will not cause or attempt to cause any employee of Employer to cease working for Employer.  However, this obligation shall not affect any responsibility Employee may have as an employee of Employer with respect to the bona fide hiring and firing of Employer’s personnel.

13.                            NON-SOLICITATION OF CUSTOMERS AND PROSPECTIVE CUSTOMERS

Employee will not, during the period of his employment and for a period ending one year after the termination of his employment for any reason, directly or indirectly, solicit the business of any customer for the purpose of, or with the intention of, selling or providing to such customer any product or service in competition with any product or service sold or provided by Employer during the 12 months immediately preceding the termination of Employee’s employment with Employer.

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14.                            NON-COMPETITION

Employee agrees that during his employment with Employer, Employee will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of Employer, and Employee will not assist any other person or organization in competing with Employer or in preparing to engage in competition with the business or proposed business of Employer. The provisions of this paragraph shall apply both during normal working hours and at all other times including, without limitation, nights, weekends and vacation time, while Employee is employed with Employer.

15.                           TERMINATION

Employee’s employment with Employer may be terminated as follows:

(a)                                                       Termination Without Just Cause.

(i)      Employer, in its sole discretion, may terminate Employee’s employment hereunder for any reason without Just Cause (as defined below), at any time, by giving written notice to Employee of such intent at least 30 days in advance of the effective date of termination; provided, during all that 30 day notice period, Employer, in its sole discretion, may modify, reduce or eliminate Employee’s duties hereunder.

(ii)     If Employer terminates Employee’s employment hereunder without Just Cause Employer shall continue to pay to Employee his then-current base salary, in accordance with customary payroll practices, plus accrued but unpaid vacation time, accrued but unpaid benefits (as described in Section 8(i) above) and reimbursement of all unpaid business expenses (in each case, as of the date of termination) (collectively the “Continued Benefits”) for a period of the greater of (a) six months; or (b) the remainder of the Initial Term or Subsequent Term, whichever the case may be (the “Continuation Period”).  Employee shall be entitled to continued participation in all medical and disability plans, to the extent such plans are provided by Employer, on the same terms and conditions as if his employment had not terminated until the expiration of the Continuation Period.  Further, Employee shall be entitled to exercise any unvested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

(b)                              Termination With Just Cause.

(i)      Employer may immediately terminate Employee’s employment hereunder for Just Cause (as defined below) at any time upon delivery of written notice to Employee.

(ii)     For purposes of this Agreement, the phrase “Just Cause” means: (A) Employee’s material fraud, gross malfeasance, gross negligence, or willful misconduct done in bad faith, with respect to Employer’s business affairs; (B) Employee’s refusal or repeated failure to follow Employer’s established reasonable and lawful policies; (C) Employee’s material breach of this Agreement; or (D) Employee’s conviction of a felony or crime involving moral turpitude.  A termination of Employee for Just Cause based on clause (A), (B) or (C) of the preceding sentence will take effect 30 days after Employer gives written notice of its intent to terminate Employee’s

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employment and Employer’s description of the alleged cause, unless Employee, in the good-faith opinion of Employer, during such 30-day period, remedies the events or circumstances constituting Just Cause.

(iii)    If Employee’s employment hereunder is terminated by Employer for Just Cause, Employer will be required to pay to Employee only that portion of his Base Salary, accrued but unused vacation pay, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan, all as earned through the date of termination, including, without limitation, the right to exercise any vested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

(c)                                                       For Good Reason.

(i)      Employee may terminate employment hereunder For Good Reason (as defined below), at any time, by giving written notice to Employer of such intent at least 30 days in advance of the effective date of termination.

(ii)     For purposes of this Agreement, the phrase “For Good Reason” means (A) any material reduction in Employee’s duties, responsibility, position or compensation, without the consent of Employee; (B) relocation of the Employee’s position from the Kirkland, Washington metropolitan area; (C) Employer’s material breach of this Agreement; or (D) Employer’s refusal or failure to establish and follow lawful policies and practices that are material to Employee’s position or job responsibilities.

(iii)    If Employee terminates employment hereunder For Good Reason, Employer shall continue to pay to Employee the Continued Benefits for the Continuation Period.  Employee shall be entitled to continued participation in all medical and disability plans, to the extent such plans are provided by Employer, at the same benefit level at which he was participating on the date of termination of the Employee’s employment until the expiration of the Continuation Period.  Further, Employee shall be entitled to exercise any unvested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

(d)                                                      Without Good Reason.

(i)      Employee may terminate employment hereunder without Good Reason, at any time, by giving written notice to Employer of such intent at least 30 days in advance of the effective date of termination.

(ii)     If Employee terminates employment hereunder without Good Reason, Employer will be required to pay to Employee only that portion of his Base Salary, accrued but unused vacation pay, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan, all as earned through the date of termination, including, without limitation, the right to exercise any vested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

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(e)              Disability and Death.

Employee’s employment hereunder will be terminated immediately upon his Disability (as defined below) or his death.  If Employee’s employment is terminated due to such disability or death, Employer will be required to pay to Employee or Employee’s estate, as the case may be, unrelated to any amounts that Employee may receive pursuant to Employer’s short-term and long-term disability plans or life insurance plans (as applicable), only his base salary and accrued but unpaid vacation pay, earned through the date of termination, and to the extent required under the terms of any benefit plan or this Agreement, the vested portion of any benefit under such plan.  Employee or Employee’s estate, as the case may be, will not by operation of this provision forfeit any rights in which Employee is vested at the time of Employee’s disability or death, including, without limitation, the right to exercise any vested stock option rights and stock purchase rights granted to him and outstanding at the effective date of the termination of this Agreement.

The term “Disability” means Employee’s inability, due to physical or mental ill health, to perform the essential functions of his job, with or without a reasonable accommodation, for a period in excess of 120 consecutive days or in excess of 180 days in any consecutive 12 month period. In the event of any dispute under this paragraph, Employee shall submit to a physical and/or psychological examination by a licensed physician mutually satisfactory to Employer and Employee, the cost of such examination to be paid by Employer, and the determination of such physician shall be determinative.

16.       INJUNCTION

(i)         Should Employee at any time reveal, or threaten to reveal, any Confidential Information or Trade Secret of Employer, or during any restricted period engage, or threaten to engage, in any business in competition with that of Employer, or perform, or threaten to perform, any services for anyone engaged in such competitive business, or in any way violate, or threaten to violate, any of the provisions of this Agreement, Employer shall be entitled to an injunction restraining Employee from doing, or continuing to do, or performing any such acts; and Employee hereby consents to the issuance of such an injunction without any requirement that Employer post a bond.

(ii)        In the event that a proceeding is brought in equity to enforce the provisions of this Paragraph, Employee shall not argue as a defense that there is an adequate remedy at law, nor shall Employer be prevented from seeking any other remedies which may be available.

(iii)       The existence of any claim or cause of action by Employer against Employee, or by Employee against Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenants but shall be litigated separately.

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17.       ARBITRATION

(i)         In the event that there shall be a dispute (a “Dispute”) among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration before a single arbitrator in the metropolitan area in which the Employee was primarily performing services at the time the Dispute arose, administered by the American Arbitration Association (the “AAA”), in accordance with AAA’s Employment ADR Rules.  The arbitrator’s decision shall be final and binding upon the parties, and may be entered and enforced in any court of competent jurisdiction by either of the parties.  The arbitrator shall have the power to grant temporary, preliminary and permanent relief, including without limitation, injunctive relief and specific performance.

(ii)       The Company will pay the direct costs and expenses of the arbitration, including arbitration and arbitrator fees.  Except as otherwise provided by statute, Employee and the Company are responsible for their respective attorneys’ fees incurred in connection with enforcing this Agreement.  Employee and the Company agree that, to the extent permitted by law, the arbitrator may, in his or her discretion, award reasonable attorneys’ fees to the prevailing party.

18.       SECTION 409A COMPLIANCE

(i)         This Agreement is intended to comply with the requirements of Section 409A of the Code and regulations promulgated thereunder (“Section 409A”).  To the extent that any provision in this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that no payments due under this Agreement shall be subject to an “additional tax” as defined in Section 409A(a)(1)(B) of the Code.  For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment.  In no event may Employee, directly or indirectly, designate the calendar year of payment.  Notwithstanding anything contained herein to the contrary, Employee shall not be considered to have terminated employment with Employer for purposes of Section 15 hereof unless he would be considered to have incurred a “termination of employment” from Employer within the meaning of Treasury Regulation §1.409A-1(h)(1)(ii).

(ii)       Notwithstanding the foregoing, if necessary to comply with the restriction in Section 409A(a)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”) concerning payments to “specified employees,” any payment on account of Employee’s separation from service that would otherwise be due hereunder within six months after such separation shall nonetheless be delayed until the first business day of the seventh month following Employee’s date of termination and the first such payment shall include the cumulative amount of any payments that would have been paid prior to such date if not for such restriction, together with interest on such cumulative amount during the period of such restriction at a rate, per annum, equal to the applicable federal short-term rate (compounded monthly) in effect under Section 1274(d) of the Code on the date of termination.  For purposes of Section 15 hereof, Employee shall be a “specified employee” for the 12-month period beginning on the first day of the fourth month following each “Identification Date” if he is a “key employee” (as defined in Section 416(i) of the Code without regard to Section

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416(i)(5) thereof) of Employer at any time during the 12-month period ending on the “Identification Date.”  For purposes of the foregoing, the Identification Date shall be December 31.”

(iii)       All reimbursements provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A, including, where applicable, the requirement that (i) any reimbursement is for expenses incurred during Employee’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred, and (iv) the right to reimbursement is not subject to liquidation or exchange for another benefit.

19.       MISCELLANEOUS

If any provision of this Agreement shall be declared, by a court of competent jurisdiction, to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any covenant or provision so expressed herein.

The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. The provisions of this Agreement may not be amended, supplemented, waived, or changed orally, but only in writing and signed by the party against whom enforcement of any such amendment, supplement, waiver, or modification is sought and making specific reference to this Agreement.

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee’s obligations hereunder may not be transferred or assigned by the Employee.

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement, on the part of either party, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

This Agreement shall be construed and governed by the laws of the State of New York.

[The remainder of this page has been intentionally left blank.]

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IN WITNESS WHEREOF, this employment agreement is dated as of the 25th day of August 2011.

On Behalf of Employer:

AUGME TECHNOLOGIES, INC.

By:	/s/ Paul R. Arena
Paul R. Arena, Chief Executive Officer

By:	/s/ Eric Harber
Eric Harber, Employee

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Exhibit 10.4

THIS UNSECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER SUCH ACT OR IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.  THE ISSUER OF THIS PROMISSORY NOTE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS UNSECURED PROMISSORY NOTE IS NOT ASSIGNABLE BY THE HOLDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNSECURED PROMISSORY NOTE

$1,000,000	August 25, 2011

Augme Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Hipcricket, Inc., a Delaware corporation (the “Holder”), on the Maturity Date, the principal amount of One Million Dollars ($1,000,000) (the “Principal Amount”) in accordance with the provisions of this Unsecured Promissory Note (this “Note”).

1.         Interest.  Simple interest shall accrue on the unpaid principal balance of this Note at a fixed annual rate of three percent (3%) (the “Applicable Rate”).  Interest shall accrue daily at the Applicable Rate computed on the basis of a 365/366 day year and the actual number of days elapsed in any year from the date hereof.

2.         Maturity.  The outstanding principal balance of this Note shall be paid by the Company to the Holder, together with accrued and unpaid interest thereon, on the first to occur (the “Maturity Date”) of: (i) December 30, 2011, and (ii) five (5) business days following the consummation by the Company of an equity or equity-linked financing with gross proceeds to the Company of at least Seven Million Dollars ($7,000,000).

3.         Prepayment.  The Company may prepay the outstanding principal balance of this Note, in whole or in part, or pay any accrued interest hereon, at any time or from time to time, without premium or penalty.  Any such prepayments will be applied first to the payment of accrued but unpaid interest and then to the principal balance outstanding hereunder.

4.         Time and Manner of Payments.  All payments on account of indebtedness evidenced by this Note shall be made not later than 1 p.m. (New York time) on the day when due in lawful money of the United States, or, in the event such day is not a business day, on the next succeeding business day.  Such payments are to be made in immediately available funds at Holder’s office listed in Section 12, or at such other place as Holder may, from time to time, designate to the Company in writing in accordance with Section 12.

5.         Applicable Law; Jurisdiction; Waiver of Jury Trial.  THE COMPANY AND HOLDER AGREE THAT THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND HOLDER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES.  THE VENUE FOR ANY DISPUTE OR ACTION ARISING PURSUANT TO THIS NOTE SHALL BE IN THE COURTS OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND EACH OF HOLDER AND THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN ANY SUCH DISPUTE OR ACTION, INCLUDING, BUT NOT LIMITED TO, THE IN PERSONAM AND SUBJECT MATTER JURISDICTION OF EACH SUCH COURT, WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO VENUE OR TO CONVENIENCE OF FORUM, AGREES THAT ALL CLAIMS IN RESPECT OF THE DISPUTE OR ACTION SHALL BE HEARD AND DETERMINED ONLY IN ANY SUCH COURT, AND AGREES NOT TO BRING ANY DISPUTE OR ACTION ARISING OUT OF OR RELATING TO THIS NOTE IN ANY OTHER COURT. EACH OF THE COMPANY AND HOLDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE AND ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

6.         Severability.  If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been included.

7.         Maximum Interest.  Notwithstanding any provision of this Note or any other Agreement between Company and Holder to the contrary, nothing herein shall require the Company to pay, or Holder to accept, interest in an amount which subjects the holder to any penalty or forfeiture under applicable law, and in no event shall the total of all charges payable hereunder (whether of interest or of such other charges which may or might be characterized as interest) exceed the maximum rate permitted to be charged under applicable law.  Should Holder receive any payment which is or would be in excess of that permitted to be charged under applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall be promptly repaid to the Company.

8.         Events of Default.  The occurrence of any one of the following shall constitute an “Event of Default” hereunder:

(a)        the failure of the Company to pay any part of the principal of, or interest on, this Note when due, whether at stated maturity or by acceleration;

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(b)        the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, administrative receiver, administrator, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under any bankruptcy or similar law (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (v) fail to controvert in a timely manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy or similar law;

(c)        a proceeding or case shall be commenced against the Company in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, administrative receiver, administrator, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any bankruptcy or similar law; and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; and

(d)        a receiver, liquidator or trustee of the Company of a substantial part of the properties of either of them shall be appointed by court order and such order shall remain in effect for more than sixty (60) days; or the Company shall be adjudicated bankrupt or insolvent; all or substantially all of the assets of the Company or any material portion thereof is attached, seized, subject to a writ of distress warrant, or levied upon, or comes into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors, or are otherwise taken possession of by a secured or unsecured creditor; and the same is not vacated, stayed, dismissed or set aside within sixty (60) days after the occurrence thereof.

9.         Remedies Upon an Event of Default.  Upon the occurrence and during the continuance of any Event of Default, Holder may, by written notice to the Company, declare all unpaid principal and accrued interest under this Note immediately due and payable, in which event the entire principal amount and accrued interest on this Note shall become immediately due and payable, and the holder of this Note shall have all of the rights and remedies conferred upon Holder of this Note pursuant to applicable law or equity.

10.       Amendments.  No amendment or waiver of any provision of this Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and shall be signed by the Holder (and in the case of any amendment, signed by the Company); any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.       Assignment.  Holder may not sell, transfer, assign, pledge or grant a security interest in this Note without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion.

12.       Notice.  Any notice, demand, request, consent, approval, declaration, delivery, or other communication to be made pursuant to the provisions of this Note shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified

3

mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by facsimile transmission (with confirmation of delivery by the sending device) or by delivery of a copy by personal delivery, (iii) one (1) business day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number as follows:

(i)	If to the Company at:

Augme Technologies, Inc.
43 W 24th St.
11th Floor
New York, NY 10010
Fax: (212) 710-9359
Attn: CEO

with a copy to:

Richardson & Patel LLP
750 Third Avenue, 9th Floor
New York, New York 10017
Fax: (212) 591-6898
Attention: Kevin Friedmann, Esq.

(ii)	If to Holder at:

Hipcricket, Inc.
11241 Slater Avenue NE, Suite 201
Kirkland, WA 98033
Fax: (206) 464-0484
Attn: CEO

with a copy to (which shall not constitute notice):

Vandeberg Johnson & Gandara, LLP
One Union Square, Suite 2424
600 University Street
Seattle, WA 98101-1192
Fax: (206) 464-0484
Attention: Daren Nitz, Esq.

or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any designated individual or entity above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

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- Remainder of Page Intentionally Left Blank-

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company and Holder have caused this Note to be duly executed and delivered as of the date first above written.

Company:

AUGME TECHNOLOGIES, INC.

		By:	/s/ Paul Arena
Name: Paul Arena
Its: Chief Executive Officer

Holder:

HIPCRICKET, INC.

By:	/s/ Ivan Braiker
Name: Ivan Braiker
Its: Chief Executive Officer

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Augme Technologies, Inc. (Form S-3 No. 333-175191, and Form S-8 Nos. 333-76528, 333-117481, 333-157475, 333-158382, 333-160894, 333-163918, 333-170067, and 333-170069) of our report dated August 5, 2011, relating to the financial statements of Hipcricket, Inc. as of December 31, 2010 and 2009, and for the years then ended, appearing in this Current Report on Form 8-K of Augme Technologies, Inc.

/s/ Moss Adams LLP

Seattle, Washington

August 30, 2011

Exhibit 99.1

Contact:

For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
Lippert/Heilshorn & Associates, Inc.	fama PR
(212) 838-3777	(617) 758-4144
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies Completes Acquisition of Assets of Mobile Marketing and Advertising Leader Hipcricket, Inc.

Combined Entity to Provide One-Stop Mobile Marketing Solutions For Consumer Brands, Agencies, Pharmaceutical/Health and Media Companies

NEW YORK, NY -- (August 30, 2011) - Augme Technologies, Inc. (OTCBB: AUGT) (“Augme”), a leader in full-service mobile marketing solutions utilizing patented technology that enables the world’s largest brands to plan, build, deploy and track mobile marketing campaigns with their target audiences, today announced that it has completed the acquisition of substantially all of the assets and the business of Hipcricket, Inc., (“Hipcricket”), a leading mobile marketing and advertising company headquartered near Seattle, Washington.

The purchase price of $44.5 million was comprised of $3 million in cash, a $1 million promissory note, $2 million to be paid to holders of Hipcricket options, which amount Augme may pay, at its discretion, in either cash or Augme’s common stock and $38.5 million in Augme’s common stock.  In addition, the transaction calls for a twelve-month earn-out payment to Hipcricket shareholders and employees valued at up to an additional $27.5 million, which may be paid in cash or Augme’s common stock at Augme’s discretion provided that the transaction remains a tax-free reorganization. Augme expects to retain all of Hipcricket’s employees, and the current Hipcricket team will continue to service Hipcricket’s customers.

Earlier this summer, Hipcricket reached an industry-leading milestone by hosting its 130,000th  campaign, and the company managed over 30,000 campaigns in 2011 using a broad range of mobile communications platforms, including SMS, MMS, CRM, mobile-social programs, mobile coupons, QR codes, branded applications, mobile web, and other platforms for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel.

Hipcricket’s pace of activity has steadily advanced since the company powered its first campaign in 2004. Hipcricket developed and executed 17,000 campaigns in the first half of 2010 and nearly doubled that number in the first six months of 2011. This year, the company is recording double-digit percentage month-over-month growth in the number of campaigns processed each month. Hipcricket’s Mobile Advertising Network has been utilized by companies in more than 15 industries, with a particular focus on quick-service restaurants (QSR), retail, travel, technology and consumer packaged goods (CPG).

Augme believes that, as a result of the Hipcricket acquisition, it can count itself as the preeminent leader in end-to-end mobile marketing solutions for consumer brands, agencies, pharmaceutical/health and media companies.  The combined companies’ client roster includes over 300 total clients, including:

•     ten of the world’s top twenty pharmaceutical companies;

•     six of the largest media companies in the world;

•     four of the largest advertising agencies in the world

•     three of the leading quick service restaurant groups in the world; and

•     one of the largest food companies in the world.

“We believe that the acquisition of Hipcricket will allow Augme to provide the most powerful best-of-breed mobile marketing and advertising solutions to global brand name leaders, backed by strong intellectual property portfolios that include patented technology and software-as-a-service (“SaaS”) technology platforms,” noted Paul Arena, Chief Executive Officer of Augme Technologies, Inc.  “Additionally, Hipcricket’s revenues for the twelve months ended July 31, 2011 approximated $9.4 million on which it earned a 67% gross profit margin.”

In recent months, Augme believes that it has significantly broadened and strengthened the capabilities of its industry-leading management team.  Paul Arena remains Chief Executive Officer of Augme, while Hipcricket’s founder and Chief Executive Officer, Ivan Braiker, has been appointed President and joins Augme’s Board of Directors.  Jim Crawford has resigned as a director of the Company, however, he remains Augme’s Chief Information Officer.  Eric Harber, President and Chief Operating Officer of Hipcricket, joins Augme’s management team as Chief Operating Officer.  Phillip Rapp, previously Chief Operating Officer of Augme, has become Executive Vice President of Strategic Planning.  Following Augme’s acquisition of JAGTAG last month, the former CEO of that company, Ed Jordan, was named Chief Financial Officer of Augme.  “This well-rounded senior management team has more than 200 years of combined experience in brand marketing, social media, Internet, telecommunications, advertising, customer relationship management technology and data analytics in a number of industries that are relevant to Augme’s strategic business objectives,” added Arena.

Ivan Braiker is a pioneer in the integration of new and traditional media and has over 30 years of executive management experience in broadcasting and media. Eric Harber is a mobile and software veteran with a breadth of experience in general management, strategy, M&A, product development, sales and marketing that has earned him a reputation for driving revenue growth, building effective teams and managing change in dynamic environments for companies at every stage of growth.

“As the mobile marketing industry matures, we believe companies that can provide a comprehensive array of effective mobile solutions built upon robust technology platforms and best-of-breed strategic services will become increasingly attractive partners for global, national and regional brand-name leaders, continued Paul Arena. By positioning itself to become the preeminent one-stop mobile marketing and advertising provider, we believe that Augme is ideally positioned to take advantage of these industry trends.”

“We expect the combined company to continue to innovate and deliver powerful mobile marketing tools and campaigns to all of its existing customers, including over 50 Fortune 500 and Global 500 companies, and to future customers seeking best-in-class solutions and results,” observed Mr. Braiker.

Augme’s Intellectual Property portfolio, which covers mobile and Internet marketing technology including content targeting, device detection, and advanced analytics systems currently numbers five issued patents, two allowed patents pending issuance and 19 pending patent applications.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile technology to leading consumer and healthcare brands. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and Image Recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Atlanta, Dallas, Tucson and London. For more information, visit www.augme.com .

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

About Hipcricket, Inc.

Hipcricket, Inc. is the one-stop mobile marketing and advertising company that empowers brands, agencies and media properties to engage customers, drive loyalty and increase sales. Hipcricket’s customers connect with consumers across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Hipcricket’s proven technology, strategic and marketing services and experienced account management teams have provided measurable successes across an industry-leading

130,000 campaigns for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel. The company has also created the first comprehensive permission-based mobile ad network that taps into the buying power of the mass market with industry-leading capabilities to target customers via location and highly-specific demographic information across SMS, display, rich media and video.

Hipcricket is based near Seattle, Washington, with operations in New York, Dallas, Chicago, Los Angeles and Mexico City. For more mobile marketing and mobile advertising information, please visit www.hipcricket.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 28, 2011 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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